Exhibit 10.1.1

Execution Version

FOURTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

    THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is made and entered into as of October 24, 2022 (the “Effective Date”), by and among HAVERTY FURNITURE COMPANIES, INC., a Maryland corporation (“HFC”), HAVERTYS CREDIT SERVICES, INC., a Tennessee corporation (“HCS” and, together with HFC, each, a “Borrower” and, collectively, the “Borrowers”), the financial institutions party hereto as lenders (the “Lenders”), and TRUIST BANK (as successor by merger to SunTrust Bank), in its capacity as administrative agent for the Lenders (the “Administrative Agent”) and as issuing bank (the “Issuing Bank”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are parties to a certain Amended and Restated Credit Agreement, dated as of September 1, 2011 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of March 31, 2016, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of September 27, 2019, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of May 15, 2020, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers;

WHEREAS, the Borrowers have requested that the Lenders increase the Revolving Loan Commitments to $80,000,000 and amend certain other provisions of the Credit Agreement and, subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows::

1.Increase in the Revolving Loan Commitments.

(a) On the date hereof, on the terms and subject to the conditions set forth herein and in the Credit Agreement, the Lenders hereby agree that the Revolving Loan Commitments are hereby increased from $60,000,000 to $80,000,000. After giving effect to the transactions contemplated by this Section 1, the Revolving Loan Commitments of the Lenders shall be as set forth on the Schedule I attached hereto. The additional commitments provided hereunder shall constitute Revolving Loan Commitments for all purposes of the Credit Agreement and the other Loan Documents, and shall, except as otherwise expressly set forth in the Credit Agreement, have terms that are identical to the terms of the Revolving Loan Commitments as set forth in the Credit Agreement. For the avoidance of doubt, the holders of the

Revolving Loan Commitments provided hereunder shall be entitled to the benefits inuring to the holders of the existing Revolving Loan Commitments under the Credit Agreement.

2.Amendment to Credit Agreement.
(b) As of the Effective Date, the Credit Agreement (excluding all Exhibits and Schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the Credit Agreement attached hereto as Annex I;

(c) Exhibits A through J of the Credit Agreement are amended by replacing such exhibits with Exhibits A through J attached hereto; and
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(d) Schedules I, 5.1(c)-1, 5.1(c)-2, 5.1(d), 5.1(h), 5.1(i), 5.1(j), 5.1(m), 5.1(n), 5.1(o), 5.1(p), 5.1(x)-1, 5.1(x)-2, 5.1(y), 6.11, 6.15, and 8.1 of the Credit Agreement is amended by replacing such schedules with Schedule I though 8.1 attached hereto.

3.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrowers shall have no rights under this Amendment, until:

a.the Administrative Agent shall have received executed counterparts to this Fourth Amendment from the Borrowers, the Lenders, the Swingline Lender and the Issuing Bank;

b.the Administrative Agent shall have received a duly executed Revolving Loan Note replacing the existing Revolving Loan Note in the full amount of the Revolving Loan Commitments after giving effect to this Amendment;

c.the Administrative Agent shall have received a duly completed and executed Secretary Certificate, including a certificate of incumbency with respect to each Authorized Signatory of the Borrowers, together with appropriate attachments which shall include, without limitation, the following: (A) the certificate of incorporation of the Borrowers certified as of a recent date to be true, complete and correct by the Secretary of State of the State of each Borrower’s incorporation, (B) a true, complete and correct copy of the by-laws of each Borrower, (C) a true, complete and correct copy of the resolutions of each Borrower authorizing the execution, delivery and performance by such Borrower of this Amendment, and (D) certificates of good standing from the State of incorporation of each Borrower and each other jurisdiction where such Borrower is required to be qualified to do business as a foreign corporation and a failure to be so qualified could reasonably be expected to have a Materially Adverse Effect;

d.the Administrative Agent shall have received a favorable written opinion of counsel to the Borrowers, addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the Borrowers, the Amendment and the transactions contemplated herein as the Administrative Agent or the Lenders shall reasonably request;

e.the Administrative Agent shall have received reimbursement or payment of costs and expenses incurred in connection with this Amendment or the Credit Agreement to the extent required under Section 11.2 of the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent to the extent invoiced); and

f.the Administrative Agent shall have received a letter designating the Principal Disbursement Account executed by the Administrative Borrower.

4.Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent:

(a)Each of the Borrowers and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(b)The execution, delivery and performance by each Credit Party of this Amendment, the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party are within such Credit Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member action;

(c)The execution, delivery and performance by the Borrowers of this Amendment, and by each Credit Party of the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to either of the Borrowers or any of such Borrower’s Subsidiaries or any judgment, order or ruling of any Governmental Authority and (iii) will not result in or require the creation or imposition of any Lien upon or with any Credit Party except Permitted Liens;

(d)This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general;

(e)After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof. Without limiting the foregoing, the Credit Parties have complied with the requirements of (i) Section 7.6(a) of the Credit Agreement, (ii) Section 6.06 of the Security Agreement and (iii) Section 6.09(f) of the Security Agreement;

(f)Since the Third Amendment Date, no Credit Party or any Subsidiary of any Credit Party has (i) formed or acquired any direct or indirect Subsidiary or (ii) opened or acquired any deposit account, disbursement account or security account other than any Excluded Account and accounts identified on Schedule 6.15 of the Credit Agreement; and

(g)There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Credit Parties, threatened against or affecting any Credit Party, any Subsidiary of any Credit Party or any of their respective properties that could reasonably be expected to have a Material Adverse Effect, except as disclosed in the 10K filed by the Borrowers with the Securities and Exchange Commission on March 1, 2022.

5.Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia and all applicable federal laws of the United States of America

7.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8.Costs and Expenses. The Borrowers agree to pay on demand all reasonable, out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

9.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Amendment are intended to authenticate this
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writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

10.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

12.Reaffirmations and Acknowledgments.

    (a)    Reaffirmation. Each Borrower ratifies and confirms the terms of the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Borrower acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrowers to the Lenders or any other obligation of the Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrowers, the Credit Agreement (i) is and shall continue to be a primary obligation of the Borrowers, and (ii) is and shall continue to be in full force and effect in accordance with its terms.

    (b)    Acknowledgment of Perfection of Security Interest. Each Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

[Signature Pages To Follow]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrowers, by their respective authorized officers as of the day and year first above written.

                    BORROWERS:

                    HAVERTY FURNITURE COMPANIES, INC.

By:	/s/ Richard B. Hare
Richard B. Hare
Title	Executive Vice President and Chief Financial Officer

\

   HAVERTYS CREDIT SERVICES, INC.

By:	/s/ Richard B. Hare
Richard B. Hare
Title	President

\

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement]

TRUIST BANK (as successor by merger to SunTrust Bank), as Administrative Agent, as Issuing Bank and as Lender

By:	/s/ Stephen D. Metts
Stephen D. Metts
Title	Director

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement]

Execution Version
Annex I to Fourth Amendment to
Amended and Restated Credit Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

HAVERTY FURNITURE COMPANIES, INC. and
HAVERTYS CREDIT SERVICES, INC.,
as the Borrowers,

The Persons party hereto as the Guarantors,

The financial institutions party hereto as the Lenders,

~~SUNTRUST~~TRUIST BANK (as successor by merger to SunTrust Bank), as the Issuing Bank,

~~SUNTRUST~~TRUIST BANK (as successor by merger to SunTrust Bank), as the Administrative Agent,

and

~~SUNTRUST ROBINSON HUMPHREY, INC.~~
TRUIST SECURITIES, INC. (as successor by merger to SunTrust Robinson Humphrey, Inc.), as Lead Arranger

September 1, 2011

INDEX
Page
ARTICLE 1.     DEFINITIONS, ACCOUNTING PRINCIPLES AND OTHER INTERPRETIVE MATTERS    1
Section 1.1    Definitions    1
Section 1.2    Accounting Principles.    ~~32~~35
Section 1.3    Other Interpretive Matters    ~~32~~36
Section 1.4    Amendment and Restatement; No Novation.    ~~32~~36
Section 1.5    References in Loan Documents.    ~~33~~37
Section 1.6    Liquidation of Former Borrowers    ~~33~~37
ARTICLE 2.     THE LOANS AND THE LETTERS OF CREDIT    ~~34~~38
Section 2.1    Extension of Credit    ~~34~~38
Section 2.2    Manner of Borrowing and Disbursement of Loans    ~~37~~41
Section 2.3    Interest    ~~40~~44
Section 2.4    Fees    ~~41~~45
Section 2.5    Prepayment/Reduction of Commitment    ~~42~~46
Section 2.6    Repayment    ~~43~~48
Section 2.7    Notes; Loan Accounts    ~~44~~48
Section 2.8    Manner of Payment    ~~45~~48
Section 2.9    Reimbursement    ~~45~~49
Section 2.10    Pro Rata Treatment    ~~46~~49
Section 2.11    Application of Payments    ~~46~~50
Section 2.12    Use of Proceeds    ~~48~~52
Section 2.13    All Obligations to Constitute One Obligation    ~~48~~52
Section 2.14    Maximum Rate of Interest    ~~48~~52
Section 2.15    Letters of Credit    ~~49~~53
Section 2.16    Bank Products    ~~52~~56
Section 2.17    Increase of Commitments; Additional Lenders    ~~52~~56
Section 2.18    Taxes    ~~54~~58
Section 2.19    Defaulting Lenders    ~~57~~61
ARTICLE 3.     GUARANTY    ~~59~~62
Section 3.1    Guaranty    ~~59~~62
Section 3.2    Special Provisions Applicable to Subsidiary Credit Parties    ~~62~~66
ARTICLE 4.     CONDITIONS PRECEDENT    ~~62~~66
Section 4.1    Conditions Precedent to Effectiveness    ~~62~~66
Section 4.2    Conditions Precedent to Each Advance    ~~64~~68
Section 4.3    Conditions Precedent to Each Letter of Credit    ~~64~~68
ARTICLE 5.     REPRESENTATIONS AND WARRANTIES    ~~65~~69
Section 5.1    General Representations and Warranties    ~~65~~69
Section 5.2    Representations and Warranties Relating to Eligible Credit Card Receivables    ~~72~~76
Section 5.3    Representations and Warranties Relating to Inventory    ~~72~~76
Section 5.4    Survival of Representations and Warranties.    ~~72~~76
ARTICLE 6.     GENERAL COVENANTS    ~~72~~77
Section 6.1    Preservation of Existence and Similar Matters    ~~72~~77
Section 6.2    Compliance with Applicable Law    ~~73~~77
Section 6.3    Maintenance of Properties    ~~73~~77
Section 6.4    Accounting Methods and Financial Records    ~~73~~77
Section 6.5    Insurance    ~~73~~77
Section 6.6    Payment of Taxes and Claims    ~~74~~78
Section 6.7    Visits and Inspections    ~~74~~78
Section 6.8    Intentionally Reserved    ~~75~~79
i

Section 6.9    ERISA    ~~75~~79
Section 6.10    Lien Perfection    ~~75~~79
Section 6.11    Location of Collateral    ~~75~~79
Section 6.12    Protection of Collateral    ~~75~~80
Section 6.13    Assignments and Records of Accounts    ~~76~~80
Section 6.14    Administration of Accounts    ~~76~~80
Section 6.15    Cash Management System    ~~76~~81
Section 6.16    Further Assurances    ~~78~~82
Section 6.17    Broker’s Claims    ~~78~~83
Section 6.18    Indemnity    ~~78~~83
Section 6.19    Environmental Matters    ~~79~~84
Section 6.20    Formation of Subsidiaries    ~~79~~84
Section 6.21    Maintenance of Intellectual Property    ~~80~~84
Section 6.22    Compliance with Regulation T, Regulation U and Regulation X    ~~80~~85
Section 6.23    Intellectual Property Pledge    ~~80~~85
Section 6.24    Post Closing    85
ARTICLE 7.     INFORMATION COVENANTS    ~~80~~85
Section 7.1    Monthly and Quarterly Financial Statements and Information    ~~81~~86
Section 7.2    Annual Financial Statements and Information; Opinion of Accountants    ~~82~~87
Section 7.3    Compliance Certificates    ~~82~~87
Section 7.4    Access to Accountants    ~~82~~87
Section 7.5    Additional Reports    ~~82~~88
Section 7.6    Notice of Litigation and Other Matters    ~~84~~89
ARTICLE 8.     NEGATIVE COVENANTS    ~~85~~90
Section 8.1    Funded Debt    ~~85~~90
Section 8.2    Guaranties    ~~86~~91
Section 8.3    Liens    ~~86~~91
Section 8.4    Restricted Payments    ~~87~~91
Section 8.5    Investments    ~~87~~92
Section 8.6    Affiliate Transactions    ~~87~~92
Section 8.7    Liquidation; Change in Ownership, Name, or Year; Disposition or Acquisition of Assets.    ~~87~~92
Section 8.8    Fixed Charge Coverage Ratio    ~~89~~94
Section 8.9    Conduct of Business    ~~89~~94
Section 8.10    Sales and Leasebacks    ~~89~~94
Section 8.11    Amendment and Waiver    ~~89~~95
Section 8.12    ERISA Liability    ~~90~~95
Section 8.13    Prepayments    ~~90~~95
Section 8.14    Negative Pledge    ~~90~~95
ARTICLE 9.     DEFAULT    ~~90~~96
Section 9.1    Events of Default    ~~90~~96
Section 9.2    Remedies    ~~93~~98
ARTICLE 10.     THE ADMINISTRATIVE AGENT    ~~94~~99
Section 10.1    Appointment and Authorization    ~~94~~99
Section 10.2    Interest Holders    ~~94~~99
Section 10.3    Consultation with Counsel    ~~94~~100
Section 10.4    Documents    ~~94~~100
Section 10.5    Administrative Agent and Affiliates    ~~94~~100
Section 10.6    Responsibility of the Administrative Agent    ~~94~~100
Section 10.7    Action by Administrative Agent    ~~95~~100
Section 10.8    Notice of Default    ~~95~~101
Section 10.9    Responsibility Disclaimed    ~~95~~101
Section 10.10    Indemnification    ~~96~~101

Section 10.11    Credit Decision    ~~96~~102
Section 10.12    Successor Administrative Agent    ~~96~~102
Section 10.13    Withholding Tax    ~~97~~103
Section 10.14    Administrative Agent May File Proofs of Claim    ~~98~~103
Section 10.15    Collateral    ~~98~~104
Section 10.16    Release of Collateral    ~~98~~104
ARTICLE 11.     MISCELLANEOUS    ~~99~~104
Section 11.1    Notices    ~~99~~105
Section 11.2    Expenses    ~~100~~106
Section 11.3    Waivers    ~~101~~107
Section 11.4    Set-Off    ~~101~~107
Section 11.5    Assignments; Participations    ~~102~~108
Section 11.6    Counterparts    ~~104~~110
Section 11.7    Under Seal; Governing Law    ~~104~~110
Section 11.8    Severability    ~~104~~110
Section 11.9    Headings    ~~104~~110
Section 11.10    Source of Funds    ~~104~~110
Section 11.11    Entire Agreement    ~~104~~110
Section 11.12    Amendments and Waivers    ~~104~~111
Section 11.13    Other Relationships    ~~106~~112
Section 11.14    Pronouns    ~~106~~112
Section 11.15    Disclosure    ~~106~~112
Section 11.16    Replacement of Lender    ~~106~~112
Section 11.17    Confidentiality    ~~107~~113
Section 11.18    Revival and Reinstatement of Obligations    ~~107~~113
Section 11.19    Electronic Transmissions    ~~107~~113
Section 11.20    Mitigation of Losses; Sunset Provisions    ~~108~~114
Section 11.21    Reaffirmation of Liens and Perfection of Security Interest    ~~108~~114
ARTICLE 12.     YIELD PROTECTION    ~~108~~115
Section 12.1 ~~Eurodollar Base Rate Determination    108~~ Inability to Determine Interest Rates; Benchmark Replacement Setting 115
Section 12.2    Illegality    ~~109~~117
Section 12.3    Increased Costs    ~~109~~117
Section 12.4    Effect On Other Advances    ~~110~~118
Section 12.5    Capital Adequacy    ~~110~~119
ARTICLE 13.     JURISDICTION, VENUE AND WAIVER OF JURY TRIAL    ~~111~~119
Section 13.1    Jurisdiction and Service of Process    ~~111~~119
Section 13.2    Consent to Venue    ~~112~~120
Section 13.3    Waiver of Jury Trial    ~~112~~120
Section 13.4    The Administrative Borrower.    ~~112~~120
Section 13.5    All Obligations to Constitute Joint and Several Obligations    ~~112~~120

EXHIBITS

Exhibit A    -    Form of Assignment and Acceptance
Exhibit B     -    Form of Borrowing Base Certificate
Exhibit C    -    Form of Compliance Certificate
Exhibit D    -    Form of Notice of Conversion/Continuation
Exhibit E     -    Form of Request for Advance
Exhibit F     -    Form of Request for Issuance of Letter of Credit
Exhibit G    -    Form of Revolving Loan Note
Exhibit H    -    Form of Swing Loan Note
Exhibit I    -    Form of Supplement
Exhibit J    -    Form of Notice of Requested Commitment Increase

SCHEDULES

Schedule I        -    Commitments
Schedule 1.1(a)        -    Cash Management Banks
Schedule 5.1(c)-1    -    Subsidiaries
Schedule 5.1(c)-2    -    Partnerships/Joint Ventures
Schedule 5.1(d)        -    Outstanding Capital Stock Ownership
Schedule 5.1(h)     -    Material Contracts
Schedule 5.1(i)        -    Labor Matters
Schedule 5.1(j)        -    Taxes
Schedule 5.1(m)    -    Investments/Guaranties
Schedule 5.1(n)     -    Liabilities; Litigation
Schedule 5.1(o)        -    ERISA
Schedule 5.1(p)        -    Intellectual Property; Licenses and Certifications
Schedule 5.1(v)     -    Insurance
Schedule 5.1(x)-1     -    Leased Real Property
Schedule 5.1(x)-2     -    Owned Real Property
Schedule 5.1(y)     -    Environmental Matters
Schedule 6.11         -    Location of Collateral
Schedule 6.15        -    Bank and Investment Accounts
Schedule 8.1         -    Funded Debt
Schedule 8.6         -    Affiliate Transactions

AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 1, 2011, is by and among HAVERTY FURNITURE COMPANIES, INC., a Maryland corporation (“HFC”), HAVERTYS CREDIT SERVICES, INC., a Tennessee corporation (“HCS” and, together with HFC, each, a “Borrower” and, collectively, the “Borrowers”), the Persons party hereto from time to time as Guarantors, the financial institutions party hereto from time to time as Lenders, ~~SUNTRUST~~TRUIST BANK, as successor by merger to SunTrust Bank, as the Issuing Bank, and ~~SUNTRUST~~TRUIST BANK, as successor by merger to SunTrust Bank, as the Administrative Agent.
W I T N E S S E T H:
WHEREAS, the Borrowers, the Guarantors, certain of the Lenders, the Issuing Bank and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of ~~December 22~~September 1, ~~2008~~2011 (as heretofore amended, restated, supplemented or modified from time to time, the “Existing Credit Agreement”);
WHEREAS, the Borrowers have requested certain amendments to the Existing Credit Agreement, as more fully set forth herein; and
WHEREAS, subject to the terms and conditions of this Agreement, the Lenders are willing to agree to such amendments, and the parties hereto have agreed to effect such amendments through an amendment and restatement of the Existing Credit Agreement;
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Existing Credit Agreement is amended and restated in its entirety as follows:
Article 1.

DEFINITIONS, ACCOUNTING PRINCIPLES AND
OTHER INTERPRETIVE MATTERS
Section 1.aDefinitions. For the purposes of this Agreement:
“2020 Sale-Leaseback Transaction” shall mean the Sale-Leaseback Transaction with respect to the Borrowers’ properties located at 770 Gateway Blvd, Coppell TX 75019, 7100 Havertys Way, Lakeland, FL 33805 and 1720 Port Walthall, Colonial Hts, VA 23834, for an aggregate sale price of $70,000,000.
“Account Debtor” shall mean any Person who is obligated to make payments in respect of an Account.
“Accounts” shall mean all “accounts”, as such term is defined in the UCC, of each Credit Party whether now existing or hereafter created or arising, including, without limitation, (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper (as defined in the UCC) or instruments (as defined in the UCC)) (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to a Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.
“ACH Transactions” shall mean any cash management or related services including the automated clearinghouse transfer of funds by the Administrative Agent or any Lender (or any Affiliate of the Administrative Agent or such Lender) for the account of the Credit Parties pursuant to agreement or overdrafts.
“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” shall mean ~~SunTrust~~Truist Bank, acting as administrative agent for the Lender Group, and any successor Administrative Agent appointed pursuant to Section 10.12.
“Administrative Agent Indemnified Person” shall have the meaning specified in Section 10.10.
“Administrative Agent’s Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street NE, 23rd Floor, Atlanta, Georgia 30308, Attention: Group Portfolio Manager, or such other office as may be designated by the Administrative Agent pursuant to the provisions of Section 11.1.
“Administrative Borrower” shall have the meaning specified in Section 13.4.
“Administrative Questionnaire” shall mean a questionnaire in form and substance satisfactory to the Administrative Agent.
“Advance” or “Advances” shall mean amounts of the Loans advanced by the Lenders to, or on behalf of, the Borrowers pursuant to Section 2.2 on the occasion of any borrowing and shall include, without limitation, all Agent Advances and Swing Loans.
“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or that is a director, officer, manager or partner of such Person. For purposes of this definition, “control”, when used with respect to any Person, includes, without limitation, the direct or indirect beneficial ownership of ~~five~~ten percent (~~5~~10%) or more of the outstanding Equity Interests of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Agent Advances” shall have the meaning specified in Section 2.1(e).
“Aggregate Commitment Ratio” shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (a) the unutilized portion of the Revolving Loan Commitment plus Loans (other than

Swing Loans and Agent Advances) outstanding plus participation interests in Letter of Credit Obligations, Swing Loans, Overadvances and Agent Advances outstanding of such Lender, divided by (b) the sum of the aggregate unutilized Revolving Loan Commitment plus Loans (other than Swing Loans and Agent Advances) outstanding plus participation interests in Letter of Credit Obligations, Swing Loans, Overadvances and Agent Advances of all Lenders, which, as of the ~~Agreement~~Fourth Amendment Date, are set forth (together with Dollar amounts thereof) on Schedule I.
“Aggregate Revolving Credit Obligations” shall mean, as of any particular time, the sum of (a) the aggregate principal amount of all Revolving Loans then outstanding, plus (b) the aggregate principal amount of all Swing Loans then outstanding, plus (c) the aggregate principal amount of all Agent Advances then outstanding, plus (d) the aggregate principal amount of all Overadvances then outstanding, plus (e) the aggregate amount of all Letter of Credit Obligations then outstanding.
“Aggregate Revolving Loan Commitments” shall mean, as of any particular time, the aggregate committed principal amount of all Revolving Loan Commitments at such time, including any increase in Revolving Loan Commitments made pursuant to Section 2.17(a) hereof. On the ~~Third~~Fourth Amendment Date, the Aggregate Revolving Loan Commitments are $~~60,000,000~~80,000,000.
“Agreement” shall mean this Amended and Restated Credit Agreement, together with all Exhibits and Schedules hereto.
“Agreement Date” shall mean September 1, 2011.
“Applicable Law” shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable, whether by law or by virtue of contract, to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.
“Applicable Lending Office” shall mean, for each Lender, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Administrative Borrower as the office by which its Loans are to be made and maintained.
“Applicable Margin” shall mean, with respect to each Advance and issuance of Letters of Credit, a per annum rate of interest as set forth in the pricing grid below (the “Pricing Grid”) determined by the Administrative Agent by reference to the applicable Average Availability for the fiscal month most recently ended, effective as of the second Business Day after the Borrowing Base Certificate required pursuant to Section 7.5(a) is delivered by the Administrative Borrower to the Administrative Agent for such fiscal month most recently ended:

Level	Average Availability	Applicable Margin
I	Less than $30,000,000	~~1.50%~~1.375%
II	Greater than or equal to $30,000,000	~~1.25%~~1.125%

Notwithstanding the foregoing, the Applicable Margin from the ~~First~~Fourth Amendment Date through (and including) the date two (2) Business Days after the delivery of the Borrowing Base Certificate required pursuant to Section 7.5(a) for the fiscal month ending on ~~March~~October 31, ~~2016~~2022 shall be at Level II as set forth in the Pricing Grid.
In the event that the Administrative Borrower fails to timely provide any Borrowing Base Certificate in accordance with the terms of Section 7.5(a), and without prejudice to any additional rights under Section 9.2, as of the second Business Day after delivery of such Borrowing Base Certificate was due until the date two (2) Business Days following the date such Borrowing Base Certificate was delivered, the Applicable Margin shall be at Level I as set forth in the Pricing Grid.
In the event that the information contained in any Borrowing Base Certificate is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the Pricing Grid (the “Accurate Applicable Margin”) for any period that such Borrowing Base Certificate covered (an “Applicable Period”) than the Applicable Margin actually applied for such Applicable Period, then (i) the Administrative Borrower shall immediately deliver to the Administrative Agent a corrected Borrowing Base Certificate for such Applicable Period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected Borrowing Base Certificate the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the Pricing Grid for such period and (iii) the Borrowers shall immediately deliver to the Administrative Agent full payment in respect of the accrued additional interest on the Advances and Letters of Credit as a result of such Accurate Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.11.
Nothing contained in this definition shall limit the rights of the Administrative Agent and the other Lenders to exercise their rights under Section 2.3(b) or Section 9.2.
“Approved Freight Handler” shall mean any Freight Handler that has delivered a Lien Acknowledgement Agreement in favor of the Administrative Agent, so long as such Lien Acknowledgement remains in full force and effect and the Administrative Agent has not received any notice of termination with respect thereto.
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity that administers or manages a Lender.

“Assignment and Acceptance” shall mean that certain form of Assignment and Acceptance attached hereto as Exhibit A, pursuant to which each Lender may, as further provided in Section 11.5, sell a portion of its Revolving Credit Exposure or Revolving Loan Commitment.
“Authorized Signatory” shall mean, with respect to any Credit Party, such senior personnel of such Credit Party as may be duly authorized and designated in writing to the Administrative Agent by such Credit Party to execute documents, agreements, and instruments on behalf of such Credit Party. As used herein, any certificate or other document delivered (or deemed delivered) by an Authorized Signatory shall be delivered by such Authorized Signatory in his or her capacity as an officer, and not individually.
“Availability” shall mean, as of any date of determination, the amount (if any) by which (a) the lesser of (i) the Aggregate Revolving Loan Commitments, and (ii) the Borrowing Base as most recently reported by the Borrowers on or prior to such date of determination, exceeds (b) the Aggregate Revolving Credit Obligations on such date of determination.
“Available Letter of Credit Amount” shall mean, as of any particular time, an amount equal to the lesser of (a) the Letter of Credit Commitment at such time less the aggregate amount of all Letter of Credit Obligations then outstanding or (b) Availability at such time, to the extent in effect at such time of determination.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 12.1(e).
“Average Availability” shall mean for any period, an amount equal to the sum of the actual amount of Availability on each day during such period, as determined by the Administrative Agent, divided by the number of days in such period.
“Bank Product Obligations” of the Credit Parties means any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.
“Bank Product Reserves” shall mean all reserves that the Administrative Agent, from time to time, establishes in its Permitted Discretion for Bank Products then provided or outstanding.
“Bank Products” shall mean any one or more of the following types of services or facilities extended to the Credit Parties by the Administrative Agent or any Lender (or any Affiliate of the Administrative Agent or such Lender): (a) credit cards; (b) ACH Transactions; (c) cash management, including controlled disbursement services; and (d) the Lender Group Hedge Agreements.
“Bank Products Documents” shall mean all agreements entered into from time to time by the Credit Parties in connection with any of the Bank Products and shall include the Lender Group Hedge Agreements.

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended and in effect from time to time, and any successor statute thereto.
“Base Rate” shall mean the higher of (i) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (1/2%) per annum or (iii) ~~the Eurodollar Rate determined on a daily basis~~Adjusted Term SOFR for a ~~Eurodollar Advance Period of~~ one ~~(1)~~ -month tenor in effect on such day plus 1.00% (any changes in such rates to be effective as of the date of any change in such rate). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer of the Administrative Agent. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.
“Base Rate Advance” shall mean an Advance which the Administrative Borrower requests to be made as a Base Rate Advance or which is converted to a Base Rate Advance, in accordance with the provisions of Section 2.2.
“Base Rate Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.
“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 12.1(b).
“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)     the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); or
(b)     the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Administrative Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Administrative Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities. For the avoidance of doubt, the Benchmark Replacement described in clause (a) of the definition thereof is not an Unadjusted Benchmark Replacement.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 12.1 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 12.1.
“Blocked Account” shall have the meaning specified in Section 6.15.
“Blocked Account Agreement” shall mean any agreement executed by a depository bank or securities intermediary and the Administrative Agent, for the benefit of the Lender Group, and acknowledged and agreed to by the applicable Credit Party, in form acceptable to the Administrative Agent pursuant to which the Administrative Agent has a first priority perfected Lien in the subject amounts with full dominion and control over disbursements of funds from such accounts.
“Borrower” and “Borrowers” shall have the meanings specified in the preamble.
“Borrowing Base” shall mean, ~~at~~as of any ~~particular time~~date of calculation, the sum of:
(a)    90% of the NOLV of Eligible Inventory, plus
(b)    90% of the book value of Eligible Credit Card Receivables, plus
(c)    100% of Qualified Cash; minus
(~~c~~d)    the Reserves;

provided, however, at the Borrowers’ election exercised by written notice to the Administrative Agent, the advance rate set forth in clause (a) above may be increased from 90% to 92.5% for a period not to exceed three (3) consecutive months in any twelve (12) consecutive month period.
The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 7.5(a), as adjusted to give effect to Reserves that have been established from time to time following such delivery; provided that such Reserves shall not be established or changed except upon not less than three Business Days’ notice to the Administrative Borrower (during which period the Administrative Agent shall be available to discuss any such proposed Reserve or change with the Administrative Borrower and the Administrative Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent; provided that during such period, no Borrowings shall be permitted against newly proposed Reserves); provided, further, that no such prior notice shall be required for changes to any Reserves during the continuance of any Event of Default to the extent such changes result solely by virtue of mathematical calculations of the amount of the Reserves in accordance with the methodology of calculation previously utilized.
“Borrowing Base Certificate” shall mean a certificate signed by an Authorized Signatory of the Administrative Borrower substantially in the form of Exhibit B.
“Business Day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed~~; provided that when used with reference to a Eurodollar Advance (including the making, continuing, prepaying or repaying of any Eurodollar Advance), the term “Business Day” shall also exclude any day in which banks are not open for dealings in deposits of Dollars on the London interbank market~~.
“Capital Expenditures” shall mean, for any period, on a consolidated basis for the Credit Parties, the aggregate of all expenditures made by the Credit Parties during such period that, in conformity with GAAP, are required to be included in the capital expenditures line of the consolidated cash flows for the Credit Parties.
“Capitalized Lease Obligation” shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.
“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralized” and “Cash Collateralization” have the corresponding meanings).

“Cash Equivalents” shall mean, collectively, (a) marketable, direct obligations of the US and its agencies maturing within three hundred sixty-five (365) days of the date of purchase, (b) commercial paper issued by corporations, each of which shall (i) have a consolidated net worth of at least $500,000,000, and (ii) mature within one hundred eighty (180) days from the date of the original issue thereof and is rated “P-1” or better by Moody’s or “A-1” or better by S&P, (c) certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase and issued by a US national or state bank having deposits totaling more than $500,000,000, and whose short-term debt is rated “P-1” or better by Moody’s or “A-1” or better by S&P, (d) up to $100,000 per institution and up to $1,000,000 in the aggregate in (i) short-term obligations issued by any local commercial bank or trust company located in those areas where any Borrower conducts its business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (ii) commercial bank-insured money market funds, or any combination of the types of investments described in this clause (d), (e) certificates of deposit maturing more than three hundred sixty-five (365) days after the date of purchase but less than two (2) years after the date of purchase and issued by a US national or state bank having deposits totaling more than $500,000,000, and whose short-term debt is rated “P-1” or better by Moody’s or “A-1” or better by S&P; provided that the aggregate amount of all such certificates of deposit permitted under this clause (e) (excluding certificates of deposit held in accounts with a Lender) shall not at any time exceed $20,000,000 and (f) mutual funds investing solely in any one or more of the Cash Equivalents described in clauses (a) through (d) above or money market funds that (x) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (y) are rated AAA by S&P and Aaa by Moody’s and (z) have portfolio assets of at least $5,000,000,000.
“Cash Management Bank” shall mean any Lender, any Affiliate of any Lender and any other bank or financial institution which is reasonably acceptable to the Administrative Agent. Schedule 1.1(a) sets forth the Cash Management Banks as of the ~~Agreement~~Fourth Amendment Date.
“Change in Control” shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Administrative Borrower to any Person or “group” (within the meaning of the Exchange Act and the rules promulgated thereunder by the Securities and Exchange Commission as in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules promulgated thereunder by the Securities and Exchange Commission as in effect on the date hereof) acting in concert (other than by Permitted Class A Shareholders) acquiring beneficial ownership, of 30% or more of the outstanding shares of the Class A Common Stock of the Administrative Borrower; or (c) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors of the Administrative Borrower cease to be composed of individuals (A) who were members of the board of directors or other equivalent governing body of the Administrative Borrower on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or, for purposes of Section 12.3(b), by the Parent Company of such Lender or the Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class A Common Stock” shall mean all issued and outstanding Class A common stock of the Administrative Borrower.
~~“Class A Shareholders” shall mean the Persons that own the Class A Common Stock on the Agreement Date, together with their spouses and direct descendants who acquire shares of Class A Common Stock by sale, transfer or gift.~~
“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.
“Collateral” shall mean all property pledged as collateral security for the Obligations pursuant to the Security Documents.
“Collateral Access Agreement” shall mean any agreement of any lessor, warehouseman, bailee, processor, consignee or other Person in possession of, having a Lien upon or having rights or interests in, any of the Collateral in favor of the Administrative Agent, for the benefit of the Lender Group, in form and substance reasonably satisfactory to the Administrative Agent, waiving or subordinating Liens or certain other rights or interests such Person may hold in regard to the property of any of the Credit Parties and providing the Administrative Agent access to its Collateral.
“Commercial Letter of Credit” shall mean a documentary Letter of Credit issued by the Issuing Bank in respect of the purchase of goods or services by any Credit Party.
“Commitment Increase” shall have the meaning specified in Section 2.17(a).
“Commitment Increase Cap” shall have the meaning specified in Section 2.17(a).
“Commitments” shall mean the Revolving Loan Commitment and the Letter of Credit Commitment.
“Compliance Certificate” shall mean a certificate signed by an Authorized Signatory of the Administrative Borrower substantially in the form of Exhibit C.
“Concentration Account” shall mean each master concentration account owned or maintained by the Credit Parties into which amounts deposited by the Credit Parties in other deposit accounts are swept, together with all cash and other funds on deposit therein.

“Confidential Information” shall have the meaning specified in Section 11.17.
“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”. the definition of “Business Day”, the definition of “US Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.9 and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Administrative Borrower decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in consultation with the Administrative Borrower that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Control Account Agreement” shall mean any agreement executed by a depository bank and the Administrative Agent, for the benefit of the Lender Group, and acknowledged and agreed to by the applicable Credit Party, in form acceptable to the Administrative Agent in its reasonable discretion.
“Credit Card Issuer” shall mean any Person (other than a Credit Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., Novus Services, Inc., or any proprietary card issuer reasonably acceptable to the Administrative Agent.
“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Credit Party’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.
“Credit Card Receivables” shall mean each Account together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Credit Party resulting from charges by a customer of a Credit Party on credit or debit cards issued or processed by such Credit Card Issuer or Credit Card Processor in connection with the sale of goods by Credit Party, or services performed by a Credit Party, in each case in the ordinary course of its business.
“Credit Parties” shall mean, collectively, the Borrowers and the Guarantors; and “Credit Party” shall mean any one of the foregoing Credit Parties.

“Customer Deposits” shall mean the sum of (i) for any customer deposit for layaway, special order and similar items, the amount of such customer deposit and (ii) for any customer deposits with respect to inventory that has been sold but not yet delivered to customers, the lesser of (A) such customer deposit and (B) the greater of (1) the cost of inventory associated with such customer deposit, or if the cost of such inventory is estimated, the most recent monthly cost-of-goods-sold margin multiplied by such customer deposit, and (2) 50% of such customer deposit.
“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Date of Issue” shall mean the date on which the Issuing Bank issues a Letter of Credit pursuant to Section 2.15.
“Default” shall mean any Event of Default, and any of the events specified in Section 9.1 regardless of whether there shall have occurred any passage of time or giving of notice (or both) that would be necessary in order to constitute such event an Event of Default.
“Defaulting Lender” shall mean, at any time, subject to Section 2.19(b), (i) any Lender that has failed for three (3) or more Business Days to comply with its obligations under this Agreement to make a Loan, to make a payment to the Issuing Bank in respect of a Letter of Credit or to the Swing Bank in respect of a Swing Loan or to make any other payment due hereunder (each a “funding obligation”), unless such Lender has notified the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing), (ii) any Lender that has notified the Administrative Agent in writing, or has stated publicly, that it does not intend to comply with any such funding obligation hereunder, unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted on its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement, (iv) any Lender that has, for three (3) or more Business Days after written request of the Administrative Agent or the Administrative Borrower, failed to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s and the Administrative Borrower’s receipt of such written confirmation), or (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing. Any determination by the Administrative Agent that a Lender is a Defaulting Lender will be conclusive and binding, absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon notification of such determination by the Administrative Agent to the Administrative Borrower, the Issuing Bank, the Swing Bank and the Lenders.

“Default Rate” shall mean a simple per annum interest rate equal to, (a) with respect to all outstanding principal, the sum of (i) the applicable Interest Rate Basis, plus (ii) the Applicable Margin, plus (iii) two percent (2.00%), and (b) with respect to all other Obligations (other than Obligations from Bank Products), the sum of (i) the Base Rate, plus (ii) the highest Applicable Margin, plus (iii) two percent (2.00%); provided that (x) as to any ~~Eurodollar~~SOFR Advance outstanding on the date that the Default Rate becomes applicable, the Default Rate shall be ~~based on the then applicable Eurodollar Basis~~at a rate per annum equal to 200 basis points above the then appliable Adjusted Term SOFR until the end of the current ~~Eurodollar Advance~~Interest Period and thereafter the Default Rate shall be based on the Base Rate as in effect from time to time and (y) as to any Base Rate Advance outstanding on the date that the Default Rate becomes applicable, the Default Rate shall be based on the Base Rate as in effect from time to time.
“Deposit Accounts” shall mean all deposit accounts of the Credit Parties (other than Concentration Accounts) into which proceeds of Inventory are deposited by the Credit Parties in the ordinary course of business.
“Disbursement Accounts” shall mean the Principal Disbursement Account and all other disbursement accounts of the Credit Parties.
“Dividends” shall mean any direct or indirect distribution, dividend, or payment to any Person on account of any Equity Interests of any Credit Party.
“Document” shall mean any “document” as such term is defined and used in the UCC.
“Dollars” or “$” shall mean the lawful currency of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary of a Borrower that is organized and existing under the laws of the US or any state or commonwealth thereof or under the laws of the District of Columbia.
“EBITDAR” shall mean, for the Borrowers and their Subsidiaries any period, the sum of (a) Net Income for such period plus (b) to the extent deducted in determining Net Income for such period, without duplication, the sum of (i) Interest Expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) any fees, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Funded Debt permitted to be incurred by this Agreement (in each case including a refinancing thereof) (whether or not successful), including such fees, expenses or charges related to this Agreement and the other Loan Documents; provided that any fees, expenses or charges added back pursuant to this clause (vi) (other than in connection with this Agreement and the other Loan Documents) shall not exceed $500,000 for any period, (v) Lease Expense, (~~v~~vi) any non-cash LIFO adjustments, and (~~vi~~vii) any other non-cash charges, minus (c) without duplication and to the extent included in Net Income, any cash payments made during such period that relate to non-cash charges included in determining EBITDAR for such period or any prior period, in each case determined on a consolidated basis in accordance with GAAP for such period.
“E-Fax” shall mean any system used to receive or transmit faxes electronically.
“Electronic Transmission” shall mean each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Eligible Assignee” shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; or (d) any other Person approved by (i) the Administrative Agent, (ii) the Issuing Bank and, (iii) unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default exists, the Administrative Borrower, such approvals not to be unreasonably withheld or delayed; provided that if the consent of the Administrative Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 11.5(b)), the Administrative Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Administrative Borrower prior to such fifth (5th) Business Day; provided, further, that Eligible Assignee shall exclude (i) any Person that is principally engaged in the retail furniture business and any of its Subsidiaries, (ii) any Borrower and its Affiliates and Subsidiaries and (iii) any Defaulting Lender.
“Eligible Credit Card Receivables” shall mean, at any particular date, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance, represents the bona fide amounts due to a Borrower from a Credit Card Issuer or a Credit Card Processor, and was originated in the ordinary course of business of such Borrower, and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (m) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, a Credit Card Receivable shall indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a Credit Card Issuer or a Credit Card Processor pursuant to the terms of any agreement or understanding) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by the applicable Borrower to reduce the amount of such Credit Card Receivable. Any Credit Card Receivables meeting the foregoing criteria shall be deemed Eligible Credit Card Receivables but only as long as such Credit Card Receivable is not included within any of the following categories, in which case such Credit Card Receivable shall not constitute an Eligible Credit Card Receivable:
1.Credit Card Receivables which do not constitute an “Account” (as defined in the UCC);
2.Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale of goods or services giving rise to such Credit Card Receivables;
3.Credit Card Receivables with respect to which the applicable Borrower does not have good and valid title, free and clear of any Lien (other than Liens granted to the Administrative Agent and other Permitted Liens);
4.Credit Card Receivables that are not subject to a first priority security interest in favor of the Administrative Agent (other than Permitted Liens having priority over the Lien of the Administrative Agent under Applicable Law) (it being the intent that chargebacks in the ordinary course by such Credit Card Processors and Credit Card Issuers shall not be deemed violative of this clause);

5.Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (but only to the extent of such claim, counterclaim, offset or chargeback);
6.Credit Card Receivables as to which the Credit Card Processor has the right under certain circumstances to require to repurchase the Accounts from such Credit Card Processor;
7.Credit Card Receivables due from a Credit Card Issuer or Credit Card Processor of the applicable credit card which is the subject of any bankruptcy or Insolvency Proceedings;
8. Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable Credit Card Issuer with respect thereto;
9.Credit Card Receivables which do not conform in all material respects to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;
10.Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent and, to the extent necessary or appropriate, endorsed to the Administrative Agent;
11.Credit Card Receivables arising from the use of a private label credit card (i.e., any Credit Card Receivable where a Borrower or an Affiliate of a Borrower is the Credit Card Issuer);
12.Credit Card Receivables payable by a Credit Card Processor that has not received an irrevocable written instruction from the Administrative Borrower to forward all items of payment to a Concentration Account or Deposit Account; or
13.Credit Card Receivables arising from the use of a “co-branded” credit card with any Borrower or any of its Affiliates which are deemed ineligible for inclusion in the Borrowing Base by the Administrative Agent in the exercise of its Permitted Discretion.
“Eligible Domestic Inventory” shall mean, as of any particular date, the portion of the Inventory of the Borrowers that the Administrative Agent, in the exercise of its Permitted Discretion, determines to be Eligible Inventory; provided that without limiting the right of the Administrative Agent to establish other criteria of ineligibility, Eligible Inventory shall not include any of the following Inventory:
(1)Inventory that is not owned solely by a Borrower;
(2)Inventory that does not conform in all material respects to all of the warranties and representations regarding the same which are set forth in this Agreement or any of the other Loan Documents;
(3)Inventory that is not located in the continental United States;

(4)Inventory which is located in any location leased by a Credit Party unless (i) the landlord shall have executed and delivered to the Administrative Agent a Collateral Access Agreement, (ii) the Administrative Agent has established a Rent Reserve with respect to such leased location or (iii) the aggregate Value of all Inventory located at such leased location is less than $~~650,000~~750,000 and the Administrative Agent has determined in its Permitted Discretion that the landlord would not have a Lien superior in priority (statutorily or otherwise) to the Lien of the Administrative Agent on the Inventory at such location (other than a Lien that the Administrative Agent determines in its Permitted Discretion is superior only with respect to Inventory located on the leased premises at the time the Lien to the Administrative Agent was granted or would become subordinate to the Lien of the Administrative Agent within a fixed period of time not to exceed 12 months);
(5)Inventory which is located at any location owned by a Credit Party but subject to a mortgage in favor of a Person other than the Administrative Agent, unless the mortgagee has delivered a Collateral Access Agreement or other mortgagee agreement in form and substance satisfactory to the Administrative Agent;
(6)Inventory in the possession of any bailee, warehouseman or similar party unless such Person shall have executed and delivered to the Administrative Agent a Collateral Access Agreement;
(7)Inventory that is subject to any claim of reclamation, Lien (other than the Liens in favor of the Administrative Agent or any other Permitted Lien that is subordinate to the Liens in favor of the Administrative Agent), adverse claim, interest or right of any other Person, but only to the extent of such adverse claim, interest or right;
(8)Inventory that has been consigned to or by any Person;
(9)Inventory that is not in good condition or does not meet all standards imposed by any Person having regulatory authority over such goods or their use and/or sale, or Inventory that is not currently saleable in the normal course of a Borrower’s business;
(10)Inventory that consists of work-in-process, fabric, trim, components or raw materials;
(11)Inventory scheduled for return to vendors, Inventory which is obsolete or slow-moving (for purposes of this clause, what constitutes “obsolete or slow-moving” Inventory shall be determined by the Administrative Agent in its Permitted Discretion), display items, packaging materials, labels or name plates or similar supplies;
(12)Inventory that is not personal property in which a Borrower has granted a valid and continuing first priority Lien in favor of the Administrative Agent, for the benefit of the Lender Group, pursuant to the Security Documents, or as to which all action necessary to perfect such security interest has not been taken;
(13)Inventory that is covered, in whole or in part, by any security agreement, financing statement, equivalent security or Lien instrument or continuation statement which is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent, for the benefit of the Lender Group, pursuant to the Security Documents;

(14)Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party requiring the payment of royalties or fees or requiring the consent of the licensor for a sale thereof by the Administrative Agent and is not subject to a Licensor Consent Agreement that has been requested by the Administrative Agent in its Permitted Discretion; or
(15)yard Inventory to the extent the aggregate amount thereof exceeds $2,500,000 or such yard Inventory is otherwise determined by the Administrative Agent in its Permitted Discretion to be ineligible because it is not properly documented or counted, or Inventory of any Borrower that has not yet delivered to the Administrative Agent a field audit and appraisal of all of its Inventory, completed by auditors and appraisers selected by the Administrative Agent.
“Eligible Inventory” shall mean Eligible Domestic Inventory and Eligible In-Transit Inventory.
“Eligible In-Transit Inventory” shall mean all finished goods which constitute In-Transit Inventory (without duplication of any Eligible Domestic Inventory) owned by the Borrowers that is on international waters in transit to a location of a Borrower in the United States or a customer of a Borrower that will take delivery of such Inventory at the port of destination located in the United States and as to which such In-Transit Inventory: (i) shall be the subject of a Document located in the United States that (A)(x) in the case of a negotiable Document, is made to the order of the Administrative Agent (either directly or by means of one or more endorsements or on such other terms as acceptable to the Administrative Agent) and is in the possession of the Administrative Agent, the Issuing Bank or an Approved Freight Handler or (y) in the case of a non-negotiable Document, is made to the Administrative Agent or the Issuing Bank (either directly or by means of one or more endorsements or assignments) or to a Borrower if such Document shall state “[Name of applicable Borrower], subject to the security interest of ~~SunTrust~~Truist Bank, as administrative agent, ~~Twenty-Third~~Seventh Floor-South Tower, ~~303~~3333 Peachtree ~~Street, N.E.~~Road, Atlanta, Georgia ~~30308~~30326” thereon and (B) was issued by the carrier respecting the subject In-Transit Inventory, (ii) is insured in accordance with Section 6.5 (including, without limitation, with respect to marine insurance), (iii) with respect to In-Transit Inventory that is subject to a non-negotiable Document, such In-Transit Inventory shall be in the physical possession of an Approved Freight Handler or its agents acting at the Approved Freight Handler’s instruction and (iv) would not be deemed ineligible for inclusion in the Borrowing Base under clauses (a), (b), (e) (other than in respect of any possessory Lien of the related common carrier or any Lien in favor of a related Approved Freight Handler), (f), (g), (i), (j) or (l) of the definition of Eligible Domestic Inventory, treating such eligibility criteria as applicable to such In-Transit Inventory; provided that the amount of Availability derived by the Borrowers from Eligible In-Transit Inventory under clause (a) of the definition of “Borrowing Base” shall not, at any time, exceed $10,000,000. Upon the request of the Administrative Agent, the Credit Parties shall promptly deliver to the Administrative Agent copies of all such bills of lading or cargo receipts.
“Environmental Laws” shall mean, collectively, any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including, without limitation, Hazardous Materials or human health, as now or may at any time during the term of this Agreement be in effect.
“Equity Interests” shall mean, as applied to any Person, any capital stock, membership interests, partnership interests or other equity interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and any successor statute thereto and the regulations promulgated and ruling issued thereunder.
“ERISA Affiliate” shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) that together with such Credit Party, are treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any “reportable event” within the meaning of Section 4043 of ERISA with respect to a Title IV Plan for which the thirty (30) day notice period has not been waived; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution or threatened institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (g) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (h) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA, or (i) the revocation or threatened revocation of a Plan’s tax-qualified status under Code Section 401(a).
“E-System” shall mean any electronic system, including Intralinks® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system.
~~“Eurodollar Advance” shall mean an Advance which the Administrative Borrower requests to be made as a Eurodollar Advance or which is continued as or converted to a Eurodollar Advance, in accordance with the provisions of Section 2.2.~~
~~“Eurodollar Advance Period” shall mean, for each Eurodollar Advance, each one (1), two (2), three (3) or six (6) month period, as selected by the Administrative Borrower pursuant to Section 2.2, during which the applicable Eurodollar Rate (but not the Applicable Margin) shall remain unchanged. Notwithstanding the foregoing, however: (a) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the next preceding Business Day; (b) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause (a) above) end on the last day of such calendar month; and (c) no Eurodollar Advance Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrowers under Section 2.6.~~

~~“Eurodollar Basis” shall mean, with respect to each Eurodollar Advance Period, a simple per annum interest rate equal to the quotient of (a) the Eurodollar Rate divided by (b) one minus the Eurodollar Reserve Percentage, stated as a decimal. The Eurodollar Basis shall remain unchanged during the applicable Eurodollar Advance Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage.~~
~~“Eurodollar Rate” shall mean, for any Eurodollar Advance Period, the rate per annum quoted on the display designated on that page of the Bloomberg reporting service, or similar service as determined by the Administrative Agent, that displays British Banker’s Association Interest Settlement Rates for Dollar deposits as of 11:00 a.m. (London, England time) two (2) Business Days prior to the applicable date of determination; provided, however, if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Eurodollar Advance Period, Eurodollar Rate shall mean the per annum rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such Eurodollar Advance Period by leading banks in the London interbank market as of 10:00 a.m. (Atlanta, Georgia time) for delivery on the first day of such Eurodollar Advance Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Advance of the Administrative Agent.~~
~~“Eurodollar Reserve Percentage” shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next one one-hundredth of one percent (1/100th of 1%)) in effect on any day to which the Administrative Agent is subject with respect to the Eurodollar Basis pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). Eurodollar Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without the benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any changes in the Eurodollar Reserve Percentage.~~
“Event of Default” shall mean any of the events specified in Section 9.1, provided that any requirement for notice or lapse of time, or both, has been satisfied.

“Exception Conditions” shall mean, with respect to any event, that before and after giving pro forma effect to such event (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) either (a)(x) Availability (calculated based on a Borrowing Base Certificate received by Administrative Agent not more than thirty (30) days prior to the applicable event) would equal or exceed twelve and one-half percent (12.5%) of the Aggregate Revolving Loan Commitments and (y) the Fixed Charge Coverage Ratio for the twelve (12) month period most recently ended for which the Administrative Agent has received financial statements pursuant to Section 7.1 would not be less than 1.00:1.00, or (b) Availability (calculated based on a Borrowing Base Certificate received by Administrative Agent not more than thirty (30) days prior to the applicable event) would equal or exceed seventeen and one-half percent (17.5%) of the Aggregate Revolving Loan Commitments, and (iii) if requested by the Administrative Agent, the Administrative Borrower shall have delivered to the Administrative Agent its updated projected Availability and cash flow reports, prepared in good faith based on reasonable assumptions consistent with past practice, demonstrating that Availability over the immediately following twelve consecutive months will equal or exceed the greater of (A) $12,500,000 and (B) twenty percent (20%) of the Aggregate Revolving Loan Commitments.
    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.
“Excluded Accounts” shall mean all deposit accounts and disbursement accounts of any Credit Party that are not subject to Control Account Agreements.
    ~~“Excluded Net Cash Proceeds” shall mean (i) any Net Cash Proceeds from the sale of Inventory in the ordinary course of business, (ii) all condemnation and casualty proceeds and proceeds from business interruption insurance policies payable to any Borrower with respect to any of its assets, other than Collateral, to the extent such Borrower is required to turn over such proceeds to its landlord or lender under the Havertacq Lease or any documents relating to any Permitted Real Estate Financing or Sale-Leaseback Transaction permitted under Section 8.10, (iii) Net Cash Proceeds from the sale of assets, other than Collateral, to the extent such Net Cash Proceeds are required to be repaid pursuant to a Permitted Real Estate Financing, (iv) the Net Cash Proceeds from the 2020 Sale-Leaseback Transaction and (v) the Net Cash Proceeds from the sale of that certain real property consisting of approximately 16.41 acres located on the northeast corner of Exchange Circle, Coppell, Texas 75019, and related rights, privileges, appurtenances and licenses in any way related to such real property, for an aggregate purchase price that is expected to be approximately $5,200,000.~~
    “Excluded Taxes” shall mean, with respect to any Recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) the Recipient’s net income by the United States, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Recipient is located, and (c) any withholding taxes that (i) are imposed on amounts payable to such Recipient at the time such Recipient becomes a Recipient under this Agreement or designates a new lending office, except in each case to the extent that amounts with respect to such taxes were payable either (A) to such Recipient’s assignor immediately before such Recipient became a Recipient under this Agreement, or (B) to such Recipient immediately before it designated a new lending office, (ii) are attributable to such Recipient’s failure to comply with Section 2.18(e), or (iii) are imposed as a result of a failure by such Recipient to satisfy the conditions for avoiding withholding under FATCA.

    “Executive Order No. 13224” shall mean Executive Order No. 13224 on Terrorist Financing, signed by President George W. Bush on September 23, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“Existing Credit Agreement” shall have the meaning specified in the recitals.
“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement and any current or future regulations or official interpretations thereof.
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letter” shall mean that certain fee letter, dated as of the Agreement Date, executed by the Administrative Agent and agreed to by the Administrative Borrower.
“Financial Covenant” shall mean the financial covenant applicable to the Credit Parties from time to time pursuant to Section 8.8.
“First Amendment” shall mean that certain First Amendment to the Credit Agreement, dated as of the First Amendment Date, between the Borrowers, the Lenders, and Administrative Agent.
“First Amendment Date” shall mean March 31, 2016.
“Fixed Charge Coverage Ratio” shall mean, with respect to the Borrowers and their Subsidiaries on a consolidated basis for any period, calculated on a Pro Forma Basis during such period, the ratio of (a) the greater of (i) (x) EBITDAR for such period minus (y) the sum of (A) Unfinanced Cash Capital Expenditures made during such period and (B) (1) income tax expense paid or payable in cash during such period, net of income tax refunds received or receivable in cash during such period, not to be less than zero, plus (2) the amount, if any, by which income tax refunds received or receivable in cash during such period exceeds the income tax expense paid or payable in cash during such period or (ii) zero, to (b) the sum of (i) scheduled payments of principal made with respect to Funded Debt during such period, (ii) Interest Expense paid or payable in cash during such period, (iii) Restricted Payments paid in cash during such period and (iv) Lease Expense paid or payable in cash during such period; provided that, solely for the purposes of measuring compliance with Section 8.8 (and not for any other purpose including measuring compliance with the Exception Conditions), Restricted Payments shall exclude share repurchases and dividends not paid on a regular periodic basis.
“Floor” shall mean a rate of interest equal to 0.00% per annum.
“Foreign Person” shall mean any Person that is not a US Person.
“Foreign Subsidiary” shall mean any Subsidiary of a Borrower that is not a Domestic Subsidiary.

“Fourth Amendment” shall mean that certain Fourth Amendment to the Credit Agreement, dated as of the Fourth Amendment Date, between the Borrowers, the Lenders, and the Administrative Agent.
“Fourth Amendment Date” shall mean October 24, 2022.
“Freight Handler” shall mean, as applicable, any freight forwarder, customs broker, customs agent, shipper, shipping company or similar Person utilized by a Borrower from time to time in connection with the importation of Inventory.
“Fund” shall mean any Person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funded Debt” shall mean, with respect to the Borrowers and their Subsidiaries on a consolidated basis and without duplication, as of any calculation date, (a) any obligation of such Person for borrowed money, including, without limitation, all of the Obligations; (b) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) any obligation of such Person to pay the deferred purchase price of property or for services (other than in the ordinary course of business); (d) any Capitalized Lease Obligation; (e) any obligation or liability of others secured by a Lien on property owned by such Person, whether or not such obligation or liability is assumed (it being understood that, unless such Person shall have assumed or become liable for the payment of such obligation or liability, the amount of such obligation or liability shall be the lesser of (i) the fair market value of the asset securing such obligation or liability and (ii) the stated principal amount of such obligation or liability); (f) any debt, liability or obligation of such Person arising from or in connection with any Hedge Agreements and, without double counting, any other debt, liability or obligation arising from or in connection with any Bank Products; (g) any reimbursement obligations (contingent or otherwise) of such Person with respect to letters of credit, bankers acceptances and similar instruments issued for the account of such Person; (h) any Guaranty (except items of shareholders’ equity or Equity Interests or surplus or general contingency or deferred tax reserves); (i) any financial obligation of such Person under purchase money mortgages; (j) any financial obligation of such Person under asset securitization vehicles; (k) any obligations of such Person under conditional sales contracts and similar title retention instruments with respect to property acquired; and (l) any financial obligation of such Person as issuer of Equity Interests redeemable in whole or in part at the option of a Person other than such issuer, at a fixed and determinable date or upon the occurrence of an event not solely within the control of such issuer~~; provided that notwithstanding anything in GAAP to the contrary, the amount of all obligations shall be the full face amount of such obligations~~.
“GAAP” shall mean, subject to Section 1.2, generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the US accounting profession).
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

“Guarantors” shall mean, collectively, the Subsidiary Guarantors and any other Person that has executed a Supplement as a Guarantor or other document guaranteeing the Obligations; and “Guarantor” shall mean any one of the foregoing Guarantors.
“Guaranty” or “guaranteed,” as applied to an obligation (each a “primary obligation”), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of any Person, whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such primary obligation or (B) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof. All references in this Agreement to “this Guaranty” shall be to the Guaranty provided for pursuant to the terms of Article 3.
“Havertacq Lease” shall mean that certain Lease Agreement, dated as of August 6, 2002, between HAVERTACQ 11 LLC, as landlord, and the Administrative Borrower, as tenant, as the same may be amended, restated or otherwise supplemented from time to time.
“Haverty Family” shall mean, collectively, Steven G. Burdette, John L. Gill, Rawson Haverty, Jr., Clarence H. Smith, members of their respective families, heirs, descendants, and trusts and partnerships established by or for the benefit of any of the foregoing.
“Hazardous Materials” shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), friable asbestos containing materials defined or regulated as such in or under any Environmental Law.
“Hedge Agreement” shall mean any and all transactions, agreements or documents now existing or hereafter entered into between or among any Credit Party, on the one hand, and a third party, on the other hand, which provides for an interest rate, credit or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Credit Party’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations.
“Indemnified Person” shall mean each member of the Lender Group, each Affiliate thereof and each of their respective employees, representatives, officers, agents and directors.
“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document.

“Insolvency Proceeding” shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or non-US bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Intellectual Property” shall have the meaning set forth in the Security Agreement.
“Interest Expense” shall mean, for the Borrowers and their Subsidiaries, for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) interest expense and loan fees, including capitalized and non-capitalized interest and the interest component of Capitalized Lease Obligations (whether or not actually paid during such period) and (ii) the net amount payable (or minus the net amount receivable) under any Hedge Agreement during such period (whether or not actually paid or received during such period).
“Interest Period” shall mean with respect to any SOFR Advance, a period of one, three or six months (in each case, subject to the availability thereof); provided that:
(i)     the initial Interest Period for such SOFR Advance shall commence on the date of such Advance (including the date of any conversion from Base Rate Advance), and each Interest Period occurring thereafter in respect of such SOFR Advance shall commence on the day on which the next preceding Interest Period expires;
(ii)    if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the immediately preceding Business Day;
(iii)    any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;
(iv)    no Interest Period may extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrowers under Section 2.6; and
(vi)    no tenor that has been removed from this definition pursuant to Section 12.1(e) shall be available for specification in the notice required under Section 2.2.
“Interest Rate Basis” shall mean the Base Rate or ~~the Eurodollar Basis~~Adjusted Term SOFR, as applicable.
“In-Transit Inventory” shall mean Inventory of a Borrower that is currently in transit (whether by vessel, air or land) from a location outside the United States to a location in the United States.

“Inventory” shall mean all “inventory,” as such term is defined in the UCC, of each Credit Party, whether now existing or hereafter acquired, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of a Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, goods that are leased by a Credit Party as lessor, or that constitute raw materials, samples, work-in-process, finished goods, returned goods, promotional materials or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.
“Investment” shall mean, with respect to any Person, any loan, advance or extension of credit by such Person to, or any Guaranty with respect to the Equity Interests, Funded Debt or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any Equity Interests of any other Person, other than any acquisition of all or substantially all of the Equity Interests of a Person or all or substantially all of the assets, property or business of a Person.
“Issuing Bank” shall mean ~~SunTrust~~Truist Bank, or any other Person who hereafter may be designated as the Issuing Bank pursuant to an Assignment and Acceptance or otherwise.
“Junior Debt” shall mean all Funded Debt that is contractually subordinated to the Obligations, all unsecured Funded Debt and all Funded Debt secured by a Lien that is subordinated to the Lien securing the Obligations.
“Lease Expense” shall mean, for any period, (i) the aggregate amount of fixed and contingent rentals paid or payable by the Borrowers and their Subsidiaries with respect to leases of real and personal property (excluding Capitalized Lease Obligations) minus (ii) the aggregate amount of sublease income received in cash by the Borrowers and their Subsidiaries with respect to leases of real property (excluding Capitalized Lease Obligations), but not to exceed the amount in clause (i), in each case determined on a consolidated basis in accordance with GAAP for such period.
“Lender Agreement” shall have the meaning specified in Section 2.17(a).
“Lender Group” shall mean, collectively, the Administrative Agent, the Issuing Bank and the Lenders. In addition, to the extent any Lender ceases to be a Lender hereunder, it and its Affiliates shall continue to be deemed to be members of the Lender Group with respect to all Bank Product Obligations that it or its Affiliates entered into with any Credit Party during the time period when it was a Lender hereunder.
“Lender Group Hedge Agreement” shall mean any and all Hedge Agreements now existing or hereafter entered into between or among any Credit Party, on the one hand, and the Administrative Agent or any Lender (or an Affiliate thereof), on the other hand.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in or control of a Lender or a Parent Company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership or acquisition does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Lenders” shall mean those lenders whose names are set forth on the signature pages to this Agreement under the heading “Lenders” and any assignees of the Lenders who hereafter become parties hereto pursuant to and in accordance with Section 11.5; and “Lender” shall mean any one of the foregoing Lenders.
“Letter of Credit Commitment” shall mean the obligation of the Issuing Bank to issue Letters of Credit in an aggregate face amount from time to time not to exceed $20,000,000 pursuant to the terms of this Agreement.
“Letter of Credit Obligations” shall mean, at any time, the sum of (a) an amount equal to one hundred percent (100%) of the aggregate undrawn and unexpired stated amount (including the amount to which any such Letter of Credit can be reinstated pursuant to its terms) of the then outstanding Letters of Credit, plus (b) an amount equal to one hundred percent (100%) of the aggregate drawn, but unreimbursed drawings of any Letters of Credit.
“Letter of Credit Reserve Account” shall mean any account maintained by the Administrative Agent the proceeds of which shall be applied as provided in Section 9.2(d).
“Letters of Credit” shall mean either Standby Letters of Credit or Commercial Letters of Credit issued by the Issuing Bank on behalf of the Borrowers from time to time in accordance with Section 2.15.
“License Agreement” shall mean any license agreement or other agreement between a Credit Party and a Person duly holding rights in a trademark, trade name or service mark pursuant to which such Credit Party is granted a license to use such trademark, trade name or service mark on Inventory of such Credit Party.
“Licensor Consent Agreement” shall mean an agreement among the applicable Credit Party, the Administrative Agent and the applicable licensor in form and substance reasonably acceptable to the Administrative Agent pursuant to which, among other things, the licensor acknowledges the Lien of the Administrative Agent in the Inventory that is subject to the applicable License Agreement and agrees to permit the Administrative Agent to sell the Inventory that is subject to the License Agreement upon and during the continuance of an Event of Default.
“Lien” shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge agreement, assignment, charge, option, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.
“Lien Acknowledgement Agreement” shall mean an agreement between a Freight Handler and the Administrative Agent, in form and substance satisfactory to the Administrative Agent, pursuant to which, among other things, the Freight Handler (a) acknowledges the Lien of the Administrative Agent in the Collateral in the possession of the Freight Handler and any documents evidencing same, (b) agrees to hold any documents of title evidencing the Collateral as Administrative Agent’s agent and bailee for purposes of perfecting the Administrative Agent’s Lien on such Collateral and (c) if so instructed by the Administrative Agent, agrees to return to the Administrative Agent or otherwise deliver at its direction, all of the Collateral in its custody, control or possession.
“Loan Account” shall have the meaning specified in Section 2.7.
“Loan Documents” shall mean this Agreement, any Revolving Loan Notes, the Swing Loan Note, the Security Documents, the Fee Letter, the Supplements, all reimbursement agreements relating to Letters of Credit issued hereunder, all Compliance Certificates, all Requests for Advance, all Requests for Issuance of Letters of Credit, all Notices of Conversion/Continuation, all Borrowing Base Certificates, all documents executed in connection with the Federal Assignment of Claims Act of 1940 (if any), and all other documents, lockbox agreements, instruments, certificates, and agreements executed or delivered in connection with or contemplated by this Agreement, including, without limitation, any security agreements or guaranty agreements from any Borrower’s Subsidiaries to the Lender Group, or any of them; provided that, notwithstanding the foregoing, none of the Bank Product Documents shall constitute Loan Documents.
“Loans” shall mean, collectively, the Revolving Loans, the Swing Loans, the Agent Advances and the Overadvances.
“Margin Stock” shall have the meaning specified in Section 5.1(t).
“Material Contracts” shall mean, collectively, all contracts, leases, instruments, guaranties, licenses or other arrangements (other than the Loan Documents) to which any Credit Party or any Subsidiary of a Credit Party is or becomes a party and which are required to be filed with the U.S. Securities and Exchange Commission under Item 601(b)(4) or 601(b)(10) of Regulation S-K (other than those required to be filed as a result of Item 601(b)(10)(ii)(A), 601(b)(10)(iii)(A) or 601(b)(10)(iii)(B) of Regulation S-K).
“Materially Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets, or liabilities of the Borrowers and their Subsidiaries taken as a whole, (b) the ability of the Borrowers and their Subsidiaries, taken as a whole, to perform any of their obligations under the Loan Documents, (c) attachment, perfection and/or priority of the Administrative Agent’s Lien on a material portion of the

Collateral, (d) the rights and remedies of the Lender Group under any of the Loan Documents or (e) the legality, validity or enforceability of any of the Loan Documents. In determining whether any individual event, act, condition or occurrence of the foregoing types would result in a Materially Adverse Effect, notwithstanding that a particular event, act, condition or occurrence does not itself have such effect, a Materially Adverse Effect shall be deemed to have occurred if the cumulative effect of such event, act, condition or occurrence and all other events, acts, conditions or occurrences of the foregoing types which have occurred would result in a Materially Adverse Effect.
“Maturity Date” shall mean ~~September 27~~October 24, ~~2024~~2027, or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise).
“Maximum Guaranteed Amount” shall have the meaning specified in Section 3.1(g).
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.
“Necessary Authorizations” shall mean all material authorizations, consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any Governmental Authority whether federal, state, local, and all agencies thereof, which are required for the transactions contemplated by the Loan Documents and the conduct of the businesses and the ownership (or lease) of the properties and assets of the Credit Parties.
~~“Net Cash Proceeds” shall mean, with respect to any sale, lease, transfer, casualty loss or other disposition or loss of assets by any Credit Party or any issuance by any Credit Party of any Equity Interests or the incurrence by any Credit Party of any Funded Debt (other than the Obligations), the aggregate amount of cash received for such assets or Equity Interests, or as a result of such Funded Debt, net of reasonable and customary transaction costs properly attributable to such transaction and payable by such Credit Party in connection with such sale, lease, transfer, casualty loss or other disposition or loss of assets or such issuance of Equity Interests or such incurrence of Funded Debt, including, without limitation, sales commissions and underwriting discounts, and net of any taxes due as result of such transaction.~~
“Net Income” shall mean, for any period, the consolidated net income (or loss) of the Borrowers and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or loss, (ii) any gains attributable to write-ups of assets, and (iii) any Equity Interest of the Borrowers or any Subsidiary of the Borrowers in the unremitted earnings of any person that is not a Subsidiary, but including (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with any Borrower or any Subsidiary on the date that such Person’s assets are acquired by such Borrower or such Subsidiary.
“Net Mark-to-Market Exposure” of any Person shall mean, as of any date, with respect to any obligation under any Hedge Agreement, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising under such Hedge Agreement. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedge Agreement as of such date (assuming the Hedge Agreement was to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Hedge Agreement as of such date (assuming such Hedge Agreement were to be terminated as of that date).
“Net Real Estate Exchange Value” shall mean the aggregate amount by which the fair market value of any owned real property of the Administrative Borrower substituted or exchanged for real property leased by the Administrative Borrower under the Havertacq Lease or any Sale-Leaseback Transaction permitted under Section 8.10 exceeds the sum of (A) the fair market value of such leased real property of the Administrative Borrower plus (B) any casualty or condemnation proceeds received by the Administrative Borrower in respect of such property, to the extent not turned over to any third party.
“New Lender” shall have the meaning specified in Section 2.17(a).
“NOLV” shall mean, as to any particular asset, the value that is estimated to be recoverable in an orderly liquidation thereof, as determined from time to time by a qualified appraiser reasonably selected by the Administrative Agent, net of all liquidation costs and expenses.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.
“Notes” shall mean, collectively, the Revolving Loan Notes and the Swing Loan Note.
“Notice of Conversion/Continuation” shall mean a notice substantially in the form of Exhibit D.
“Notice of Requested Commitment Increase” shall mean a notice substantially in the form of Exhibit J.
“Obligations” shall mean (a) all payment and performance obligations as existing from time to time of the Credit Parties to the Lender Group, or any of them, under this Agreement and the other Loan Documents (including all Letter of Credit Obligations and including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), or as a result of making the Loans or issuing the Letters of Credit, (b) the obligation to pay an amount equal to the amount of any and all damages which the Lender Group, or any of them, may suffer by reason of a breach by any Credit Party of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document, and (c) any Bank Product Obligations of any Credit Party owed to any member of the Lender Group; provided that (i) Obligations in respect of Bank Products provided by ~~SunTrust~~Truist Bank or its Affiliates, or with respect to which ~~SunTrust~~Truist Bank or its Affiliates are counterparties, shall constitute Obligations entitled to the benefits of the Security Documents without any further action on the part of any Person, and (ii) Obligations in respect of Bank Products provided by any Lender (other than ~~SunTrust~~Truist Bank) or its Affiliates, or with respect to which any Lender (other than ~~SunTrust~~Truist Bank) or its Affiliates are counterparties, shall constitute Obligations upon delivery of a letter agreement in form and substance acceptable to the Administrative Agent signed by the applicable Lender or its Affiliate and the Administrative Borrower pursuant to which such applicable Lender or its Affiliate (i) appoints the Administrative Agent as its agent under the applicable Loan Documents, (ii) agrees to be bound by the provisions of Articles 10 and 11 hereof and (iii) designates obligations related to such Bank Product Obligations as Obligations entitled to the benefits of the Security Documents.
“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.
“Original Agreement Date” shall mean December 22, 2008.
“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.
“Overadvance” shall have the meaning specified in Section 2.1(d).
“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant” shall have the meaning specified in Section 11.5(d).
“Participation Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s participation interest in all Letter of Credit Obligations, Agent Advances, Overadvances and Swing Loans.
“Payment Date” shall mean the last day of each ~~Eurodollar Advance~~Interest Period for a ~~Eurodollar~~SOFR Advance.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Class A Shareholders” shall mean, collectively, the Haverty Family and current and former members of management of the Administrative Borrower and its Subsidiaries.
“Permitted Discretion” shall mean a determination made in the exercise of reasonable commercial discretion from the perspective of an asset-based lender.
“Permitted Liens” shall mean, as applied to any Person:
(1)Any Lien in favor of the Administrative Agent or any other member of the Lender Group given to secure the Obligations, including any cash collateralization of any Letter of Credit;
(2)(i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person’s books;
(3)Liens of carriers, warehousemen, mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
(4)Liens incurred in the ordinary course of business in connection with worker’s compensation and unemployment insurance or other types of social security benefits;
(5)Easements, rights-of-way, restrictions (including zoning or deed restrictions), and other similar encumbrances on the use of real property which in the reasonable opinion of the Administrative Agent do not interfere with the ordinary conduct of the business of such Person;
(6)Purchase money security interests and Liens securing Capitalized Lease Obligations, provided that such Lien attaches only to the asset (which asset shall not constitute Inventory) so purchased or leased by such Person and secures only Funded Debt incurred by such Person in order to purchase or lease such asset, but only to the extent permitted by Section 8.1(d);
(7)Deposits or escrows in favor of a seller of assets to a Credit Party and required in connection with acquisitions permitted under Section 8.7(d) or in the ordinary course of business;
(8)Any interest (including landlord liens arising by statute or otherwise) or title of a lessor under any leases or subleases for property other than Inventory entered into by any Borrower or any of its Subsidiaries in the ordinary course of business;
(9)Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases;
(10)Leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) of any property other than Inventory granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrowers and their Subsidiaries, taken as a whole;
(11)Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents in favor of the counterparty to such repurchase agreement;
(12)(i) Deposits (and escrows) to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred under the Havertacq Lease or in the ordinary course of business and (ii) deposits of up to $10,000,000 of cash and Cash Equivalents to secure self insurance and other insurance obligations incurred in the ordinary course of business;
(13)Possessory Liens of any common carrier or Approved Freight Handler in the ordinary course of business;
(14)Liens on assets not constituting Collateral so long as the amount secured does not exceed $500,000 in the aggregate; and
(15)Liens of the type described in Section 9 of the Retailer Purchase Agreement as in effect on the date hereof.
“Permitted Real Estate Financing” shall mean Funded Debt secured by one or more parcels of real estate owned by any Borrower or any of its Subsidiaries so long as such Liens ~~do not~~ extend only to such real estate, related fixtures, related real property rights, contracts related to such real estate customarily included in mortgage collateral and proceeds of the ~~Collateral~~foregoing.
“Permitted Sale-Leaseback Transaction” shall mean the sale-leaseback transaction under the Havertacq Lease and any other Sale-Leaseback Transaction permitted under Section 8.10.
“Person” shall mean an individual, corporation, partnership, trust, joint stock company, limited liability company, unincorporated organization, other legal entity or joint venture or a government or any agency or political subdivision thereof.
“Plan” shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past six (6) years on behalf of participants who were employed by any Credit Party or ERISA Affiliate.
    “Pledge Agreement” shall mean that certain Pledge Agreement, dated as of the Original Agreement Date, among the Credit Parties and the Administrative Agent, on behalf of, and for the benefit of, the Lender Group.
“Principal Disbursement Account” shall mean the account number ~~2000186446638 maintained at Wachovia Bank, National Association, or as otherwise~~ designated in writing to the Administrative Agent by the Administrative Borrower from time to time.
“Pro Forma Basis” shall mean for purposes of determining compliance with the Financial Covenant and the defined terms relating thereto, giving pro forma effect to any acquisition or sale of a Person, all or substantially all of the business or assets of a Person, and any related incurrence, repayment or refinancing of Funded Debt (including any changes in interest expense), Capital Expenditures or other related transactions which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP, in each case, as if such acquisition or sale and related transactions were realized on the first day of the relevant period.
“Property” shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, Inventory or other asset owned, leased or operated by the Credit Parties, their Subsidiaries or any of them (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).
“Qualified Cash” shall mean, as of any date of determination, the amount of unrestricted cash and Cash Equivalents (excluding all Customer Deposits) of the Credit Parties maintained in deposit accounts or securities accounts, or any combination thereof, that are (x) subject to a Blocked Account Agreement and (y) maintained by a branch office of a bank or securities intermediary located within the United States; provided, however, the aggregate amount included in the calculation of “Qualified Cash” for cash and Cash Equivalents maintained with any bank or other financial institution other than the Administrative Agent shall not at any time exceed 25% of the Aggregate Revolving Loan Commitments.
“Qualified Receivables” shall mean all Accounts generated through the Havertys proprietary finance program, earned by performance, representing the bona fide amounts due to a Borrower from a customer and originated in the ordinary course of business of such Borrower, but excluding (i) Accounts that are not owned by a Credit Party or that are the subject of any Lien, other than Liens in favor of the Administrative Agent, (ii) Accounts related to a contract with a payment that is past due for more than thirty (30) days on a contractual basis (without modification or adjustment of the original due dates), (iii)

Accounts subject to counterclaims, defense, offsets or dispute, but only to the extent of such counterclaims, defense, offsets or dispute, (iv) Accounts that arise from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer with any Credit Party, (v) Accounts that do not conform to such Borrower’s credit criteria or are not creditworthy as determined by the Administrative Agent in its Permitted Discretion, (vi) Accounts owed by an Account Debtor that has filed for bankruptcy, is insolvent or has otherwise sought relief under any federal or state bankruptcy or insolvency laws, (vii) Accounts arising under contracts in which the first scheduled payment is more than sixty (60) days from the original date of the contract, (viii) Accounts arising under contracts with payment schedules other than monthly fully amortizing terms, (ix) Accounts under contracts which are modified or rewritten to extend the terms or reduce payments, (x) Accounts that arise with respect to goods that have not yet been delivered, or goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional, (xi) Accounts arising under contracts that mature greater than thirty-six (36) months from the date Qualified Receivables are being measured, (xii) Accounts as to which any of the representations or warranties in the Loan Documents are untrue in any material respect, and (xiii) Accounts with such other ineligibility criteria as may be established by the Administrative Agent in its Permitted Discretion.
“Recipient” shall mean, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.
“Register” shall have the meaning specified in Section 11.5(c).
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Reimbursement Obligations” shall mean the payment obligations of the Borrowers under Section 2.15(d).
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Rent Reserve” shall mean, with respect to any leased real property at which the Value of Inventory is in excess of $~~650,000~~750,000 or a landlord would have a Lien superior in priority (statutorily or otherwise) to the Lien of the Administrative Agent on the Inventory at such location (other than a Lien that the Administrative Agent determines in its Permitted Discretion is superior only with respect to Inventory located on the leased premises at the time the Lien to the Administrative Agent was granted or would become subordinate to the Lien of the Administrative Agent within a fixed period of time not to exceed 12 months), an amount equal to three (3) months rental expense for such leased real property (or such other amount as the Administrative Agent may deem appropriate in its Permitted Discretion based on the circumstances). For the avoidance of doubt, the Borrower shall have the right to require the Administrative Agent to establish a Rent Reserve.
“Replacement Event” shall have the meaning specified in Section 11.16.
“Replacement Lender” shall have the meaning specified in Section 11.16.
“Request for Advance” shall mean a certificate signed by an Authorized Signatory of the Administrative Borrower substantially in the form of Exhibit E requesting a new Advance hereunder. Each Request for Advance shall, among other things, specify the date of the Advance (which shall be a Business Day), the amount of the Advance, and the type of Advance.
“Request for Issuance of Letter of Credit” shall mean a certificate signed by an Authorized Signatory of the Administrative Borrower substantially in the form of Exhibit F requesting that the Issuing Bank issue a Letter of Credit hereunder. Each Request for Issuance of Letter of Credit shall, among other things, specify (a) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (b) the stated amount of the Letter of Credit (which shall be in Dollars), (c) the effective date (which shall be a Business Day) for the issuance of such Letter of Credit, (d) the date on which such Letter of Credit is to expire (which shall be a Business Day and which shall be subject to Section 2.15(a)), (e) the Person for whose benefit such Letter of Credit is to be issued, (f) other relevant terms of such Letter of Credit, and (g) the Available Letter of Credit Amount as of the scheduled date of issuance of such Letter of Credit.
    “Required Lenders” shall mean (i) at any time that the Aggregate Revolving Loan Commitments are $~~60,000,000~~80,000,000 or less, Lenders holding 66 2/3% or more of the aggregate outstanding Revolving Loan Commitments at such time or, if the Lenders have no Revolving Loan Commitments outstanding, then Lenders holding 66 2/3% or more of the Revolving Credit Exposure, but in no event less than two Lenders party to this Agreement and (ii) at any time that the Aggregate Revolving Loan Commitments exceed $~~60,000,000~~80,000,000, Lenders holding more than 50% of the aggregate outstanding Revolving Loan Commitments at such time or, if the Lenders have no Revolving Loan Commitments outstanding, then Lenders holding more than 50% of the Revolving Credit Exposure, but in no event less than two Lenders party to this Agreement; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender, its Revolving Loan Commitment and its Revolving Credit Exposure shall be excluded for purposes of determining Required Lenders (including when there are only two Lenders party to this Agreement).
“Reserves” shall mean reserves that the Administrative Agent may establish from time to time in its Permitted Discretion for such purposes as the Administrative Agent shall deem necessary. Without limiting the generality of the foregoing, the following reserves shall be deemed an exercise of the Administrative Agent’s Permitted Discretion: (a) reserves for price adjustments and damages; (b) reserves for obsolescence of Inventory; (c) reserves for special order goods (which shall not include the Borrowers’ standard goods subject to customary customization by buyers) and deferred shipment sales; (d) reserves for accrued but unpaid ad valorem, sales, excise and personal property tax liability; (e) Bank Product Reserves; (f) reserves for accrued, unpaid interest on the Obligations; (g) reserves for warehousemen’s, bailees’, shippers’ or carriers’ charges or for landlord’s charges (other than rent); (h) reserves for customs charges and shipping charges related to any Eligible In Transit Inventory; (i) Rent

Reserves; and (j) a reserve equal to (A) the aggregate Customer Deposits, less (B) 50% of Qualified Receivables, provided that in no event shall such reserve be less than $0. ~~For purposes of this definition of Reserves, “Customer Deposits” shall mean the sum of (i) for any customer deposit for layaway, special order and similar items, the amount of such customer deposit and (ii) for any customer deposits with respect to inventory that has been sold but not yet delivered to customers, the lesser of (A) such customer deposit and (B) the greater of (1) the cost of inventory associated with such customer deposit, or if the cost of such inventory is estimated, the most recent monthly cost-of-goods-sold margin multiplied by such customer deposit, and (2) 50% of such customer deposit.~~
“Restricted Payment” shall mean (a) Dividends, (b) loans by any Credit Party to any holder of Equity Interests in the Borrowers, (c) any payment of management, consulting or similar fees payable by any Credit Party or any Subsidiary of a Credit Party to any Affiliate, or (d) any redemption, purchase, retirement, defeasance, sinking fund or similar payment or any claim of rescission with respect to the Equity Interests of a Credit Party.
    “Retailer Purchase Agreement” shall mean that certain Amended and Restated Retailer Program Agreement, dated as of December 30, 2010, between HFC and GE Money Bank, as amended, restated, renewed, replaced or otherwise supplemented from time to time prior to the Agreement Date.
“Retiree Welfare Plan” shall mean a Plan that is an “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Code Section 4980B (or applicable state law mandating health insurance continuation coverage for employees) and at the sole expense of the participant or the beneficiary.
“Revolving Commitment Ratio” shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (a) the Revolving Loan Commitment of such Lender, divided by (b) the Revolving Loan Commitments of all Lenders.
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its participation interest in all Letter of Credit Obligations, Agent Advances, Overadvances and Swing Loans.
“Revolving Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrowers and to acquire participations in Letters of Credit, Agent Advances, Overadvances and Swing Loans, in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule I, as increased, decreased or modified pursuant to Section 2.17 or through assignments in accordance with the terms hereof.
“Revolving Loan Notes” shall mean those certain promissory notes issued by the Borrowers to each of the Lenders that requests a promissory note, in accordance with each such Lender’s Revolving Loan Commitment, substantially in the form of Exhibit G.
“Revolving Loans” shall mean, collectively, the amounts (other than Agent Advances and Swing Loans) advanced from time to time by the Lenders to the Borrowers under the Revolving Loan Commitments, not to exceed the Aggregate Revolving Loan Commitments.
“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor thereto.
    “Sale-Leaseback Transaction” shall have the meaning specified in Section 8.10.
“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Pages/
default.aspx, or as otherwise published from time to time.
“Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
    “Second Amendment” shall mean that certain Second Amendment to the Credit Agreement, dated as of the Second Amendment Date, among the Borrowers, the Lenders, and Administrative Agent.
“Second Amendment Date” shall mean September 27, 2019.
“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.
    “Security Agreement” shall mean that certain Security Agreement, dated as of the Original Agreement Date, among the Credit Parties and the Administrative Agent, on behalf of, and for the benefit of, the Lender Group.
    “Security Documents” shall mean, collectively, the Security Agreement, the Pledge Agreement, the Control Account Agreements, the Collateral Access Agreements, all UCC-1 financing statements and any other document, instrument or agreement granting Liens securing the Obligations, including, without limitation, any documents or agreements delivered pursuant to Section 6.23, in each case as the same may be amended or modified from time to time.
“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Advance” shall mean an Advance which the Administrative Borrower requests to be made as a SOFR Advance or which is continued as or converted to a SOFR Advance, in accordance with the provisions of Section 2.2.
    “Standby Letter of Credit” shall mean a Letter of Credit issued to support obligations of any Credit Party that is not a Commercial Letter of Credit.
    “Subsidiary” shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors’ qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding partnership interests or membership interests, as the case may be, is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.
    “Subsidiary Guarantors” shall mean all Subsidiaries of the Borrowers signatory to this Agreement as a “Guarantor” and all Subsidiaries of the Borrowers that have executed and delivered a Supplement.
“Supplement” shall have the meaning specified in Section 6.20.
    “Swing Bank” shall mean ~~SunTrust~~Truist Bank, or any other Lender who shall agree with the Administrative Agent to act as Swing Bank and which is approved by the Administrative Borrower.
    “Swing Loan Note” shall mean that certain promissory note issued by the Borrowers to the Swing Bank, substantially in the form of Exhibit H.
    “Swing Loans” shall mean, collectively, the amounts advanced from time to time by the Swing Bank to the Borrowers in accordance with Section 2.2(g).
    “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” shall mean,
(a)    for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) US Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) US Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) US Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding US Government Securities Business Day is not more than three (3) US Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment” shall mean a percentage equal to 0.10% per annum.
“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” shall mean the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.
    “Third Amendment” shall mean that certain Third Amendment to the Credit Agreement, dated as of the Third Amendment Date, between the Borrowers, the Lenders, and the Administrative Agent.
    “Third Amendment Date” shall mean May 15, 2020.
    “Title IV Plan” shall mean a Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA, that is covered by Title IV of ERISA.
    “Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.
    “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Georgia; provided that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Georgia, the term

“UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
    “Unfinanced Cash Capital Expenditures” shall mean, for any period, the amount of Capital Expenditures made by the Borrowers and its Subsidiaries during such period in cash, but excluding any such Capital Expenditures financed with the proceeds of ~~Indebtedness~~Funded Debt permitted hereunder (but excluding the Revolving Loans) or with the proceeds (including proceeds from insurance) from any sale, transfer, assignment or other disposition, or casualty or condemnation loss, of any assets permitted hereunder.
    “Unfunded Pension Liability” shall mean at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.
“Uniform Customs” shall mean the Uniform Customs and Practice for Documentary Credits (2006 Revision), International Chamber of Commerce Publication No. 600, as the same may be amended from time to time.
    “Unused Line Fee” shall have the meaning specified in Section 2.4(b).
    “USA Patriot Act” shall mean the the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.
    “US” or “United States” shall mean the United States of America.
“US Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
    “US Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
    “US Tax Compliance Certificate” shall have the meaning set forth in Section 2.18(e)(ii).
    “Value” shall mean, at any particular date, with respect to any item of Inventory such item of Inventory’s cost, valued in accordance with the “First-In, First-Out” method of accounting.
    “Voidable Transfer” shall have the meaning specified in Section 11.18.
“Withholding Agent” shall mean any Borrower, any other Credit Party or the Administrative Agent, as applicable.
Section 1.bAccounting Principles. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied (subject to the proviso below), unless such principles are inconsistent with the express requirements of this Agreement; provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Administrative Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Administrative Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, further, that if the parties are unable to agree, such determination shall continue to be made in accordance with the previous accounting principles, methods and policies of the Borrowers and their Subsidiaries. All accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Borrowers on a consolidated basis with their Subsidiaries. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any ~~Indebtedness~~Funded Debt or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”, as defined therein; and (ii) for purposes of this Agreement, any change in GAAP requiring leases which were previously classified as operating leases to be treated as capitalized leases shall be disregarded and such leases shall continue to be treated as operating leases consistent with GAAP as in effect immediately before such change in GAAP became effective.
Section 1.cOther Interpretive Matters. Each definition of an agreement in this Article 1 shall include such instrument or agreement as amended, restated, supplemented or otherwise modified from time to time with, if required, the prior written consent of the Required Lenders, except as provided in Section 11.12 and otherwise to the extent permitted under this Agreement and the other Loan Documents. Except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise specifically provided herein. References in this Agreement to “Articles”,

“Sections”, “Schedules” or “Exhibits” shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, whether or not so expressly stated in each such instance, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. “Writing”, “written” and comparable terms refer to printing, typing, computer disk, e-mail and other means of reproducing words in a visible form. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. An Event of Default, if one occurs, shall “exist”, “continue” or be “continuing” until such Event of Default has been waived in writing in accordance with Section 11.12. All terms used herein which are defined in Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein. Whenever the term “reasonable attorneys fees” is used in any Loan Document, it shall be deemed to mean the reasonable attorneys fees actually incurred and shall not be determined by reference to any statutorily prescribed percentage.
Section 1.dAmendment and Restatement; No Novation.
        (a)    This Agreement constitutes an amendment and restatement of the Existing Credit Agreement effective from and after the Agreement Date. The execution and delivery of this Agreement shall not constitute a refinancing, substitution or novation of any indebtedness or other Obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement or any of the other rights, duties and obligations of the parties hereunder based on any facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Agreement Date, the terms and conditions of the Existing Credit Agreements shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but shall be amended only with respect to the rights, duties and obligations among the Credit Parties, the Lenders, the Issuing Bank and the Administrative Agent accruing from and after the Agreement Date.
        (b)    On the Agreement Date, the Revolving Loan Commitments described in the Existing Credit Agreement shall be reduced to $50,000,000, reallocated entirely to ~~SunTrust~~Truist Bank and amended and supplemented in the manner described herein, and all loans, letters of credit and other obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement shall be deemed to be loans, letters of credit and obligations outstanding hereunder, without further action by any Person. The Obligations incurred under the Existing Credit Agreement shall, to the extent outstanding on the Agreement Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement.
        (c)    This Agreement shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Existing Credit Agreement or any other Loan Document or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Agreement Date, except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by each Credit Party. All indemnification obligations of the Credit Parties under the Existing Credit Agreement and any other Loan Documents shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Lenders, the Administrative Agent and any other Person indemnified under the Existing Credit Agreement or any other Loan Document at any time prior to the Agreement Date. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under the Existing Credit Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Existing Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby.
        (d)    Each of the Credit Parties confirms and agrees that all of the other Loan Documents are and shall remain in full force and effect on and after the Agreement Date and constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto to the Administrative Agent and the Lenders.
Section 1.eReferences in Loan Documents. On and after the Agreement Date, each and every reference in the other Loan Documents to the Existing Credit Agreement, and to the capitalized terms as defined in the Existing Credit Agreement (including, without limitation, the terms “Loans”, “Obligations”, “Revolving Commitment” and “Maturity Date”), shall be deemed to refer to and mean this Agreement and such capitalized terms as the same are defined and used in this Agreement, in each case as this Agreement may hereafter be further amended, restated, supplemented and modified from time to time.
Section 1.fLiquidation of Former Borrowers. The parties hereto acknowledge that, as of the Agreement Date, Havertys Enterprises, Inc. and Havertys Capital, Inc. have been liquidated and dissolved by HFC and are no longer in existence in any jurisdiction. On and after the Agreement Date, (i) each and every reference in the other Loan Documents to the “Borrowers” shall be deemed to refer to and mean the “Borrowers” as defined and used in this Agreement, as this Agreement may hereafter be further amended, restated, supplemented and modified from time to time, and, for the avoidance of doubt, shall be deemed not to refer to Havertys Enterprises, Inc. and Havertys Capital, Inc. and (ii) (x) each and every reference in the other Loan Documents to Havertys Enterprises, Inc. as the owner of the 1,000 preferred shares issued by HCS shall be deemed to refer to and mean HFC and (y) each and every other reference in the schedules to the other Loan Documents to Havertys Enterprises, Inc. and Havertys Capital, Inc. shall be deemed to be deleted.
Article b.

THE LOANS AND THE LETTERS OF CREDIT
Section 1.gExtension of Credit. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in this Agreement and the other Loan Documents, each Lender agrees, severally and not jointly with the other Lenders, to extend credit to the Borrowers in an aggregate principal amount not to exceed its Revolving Loan Commitment.
(1)The Revolving Loans. Each Lender agrees, severally and not jointly with the other Lenders, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrowers, from time to time on any Business Day prior to the Maturity Date, amounts which in the aggregate do not exceed the lesser of (i) such Lender’s ratable share (based upon such Lender’s Revolving Commitment Ratio) of Availability, to the extent in effect at such time of determination, as of such Business Day and (ii) such Lender’s Revolving Loan Commitment. Subject to the terms and conditions hereof and prior to the Maturity Date, Advances under the Revolving Loan Commitments may be repaid and reborrowed from time to time on a revolving basis and shall be funded ratably by the Lenders based on their respective Revolving Commitment Ratios.
(2)The Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrowers, from time to time on any

Business Day prior to the date thirty (30) days prior to the Maturity Date, pursuant to Section 2.15 in an outstanding face amount not to exceed, with respect to the issuance of any individual Letter of Credit as of any Business Day, the Available Letter of Credit Amount as of such Business Day.
(3)The Swing Loans. Subject to the terms and conditions of this Agreement, the Swing Bank, in its sole discretion, may, from time to time on any Business Day after the Agreement Date but prior to the Maturity Date, make Swing Loans to the Borrowers (i) in an amount not to exceed Availability as of such Business Day and (ii) in an aggregate amount (including all Swing Loans outstanding as of such Business Day) not to exceed the lesser of (A) the excess of (1) the Swing Bank’s Revolving Loan Commitment less (2) the Swing Bank’s outstanding Swing Loans and all other Revolving Credit Exposure and (B) $5,000,000.
(4)Overadvances.
(1)Notwithstanding any provision of this Agreement to the contrary but subject to the limitations set forth in this Section 2.1(d), at the request of the Administrative Borrower, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Revolving Loans to the Borrowers, on behalf of the Lenders, in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”); provided that (i) the aggregate amount of Overadvances outstanding at any time, together with the aggregate amount of Agent Advances outstanding at such time, shall not exceed $5,000,000, (ii) the aggregate amount of outstanding Overadvances plus the aggregate Revolving Credit Exposure shall not exceed the Aggregate Revolving Loan Commitments and (iii) the Borrowers shall, jointly and severally, pay all Overadvance on the earlier of demand by the Administrative Agent and 30 days after such Overadvances were funded. Overadvances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied. All Overadvances shall be secured by the Collateral and shall constitute Obligations hereunder. All Overadvances shall be Base Rate Advances. The Administrative Agent’s authorization to make Overadvances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.
(2)Upon the making of an Overadvance (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Overadvance in proportion to its Revolving Commitment Ratio. The Administrative Agent may, at any time (and shall, on at least a weekly basis when any Overadvance is outstanding), require the Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Revolving Commitment Ratio of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Overadvance.
(1)Agent Advances.
(3)Notwithstanding any provision of this Agreement to the contrary but subject to the limitations set forth in this Section 2.1(e), the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), (A) at any time that a Default exists, or (B) at any time that any of the other conditions precedent set forth in Article 4 have not been satisfied, to make advances to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as provided under this Agreement (any of such advances are herein referred to as “Agent Advances”); provided that (i) the aggregate amount of Agent Advances outstanding at any time, together with the aggregate amount of Overadvances outstanding at such time, shall not exceed $5,000,000, (ii) the aggregate amount of outstanding Agent Advances plus the aggregate Revolving Credit Exposure shall not exceed the Aggregate Revolving Loan Commitments and (iii) the Borrowers shall, jointly and severally, pay all Agent Advances on the earlier of demand by the Administrative Agent and 30 days after such Agent Advances were funded. Agent Advances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied. All Agent Advances shall be secured by the Collateral and shall constitute Obligations hereunder. All Agent Advances shall be Base Rate Advances. The Administrative Agent’s authorization to make Agent Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. The Administrative Agent shall promptly provide to the Administrative Borrower written notice of any Agent Advance.
(4)Upon the making of an Agent Advance by the Administrative Agent in accordance with the terms hereof, each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Agent Advance in proportion to its Revolving Commitment Ratio. From and after the date, if any, on which any Lender is required to fund its participation in any Agent Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Revolving Commitment Ratio of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Agent Advance.
(5)Each Agent Advance shall be subject to all terms and conditions of this Agreement and the other Loan Documents applicable to Revolving Loans, except that all payments thereon shall be made to the Administrative Agent solely for its own account and the making of any Agent Advance shall not require the consent of the Borrowers. The Administrative Agent shall have no duty or obligation to make any Agent Advance hereunder.
(6)The Administrative Agent shall notify each Lender no less frequently than weekly, as determined by the Administrative Agent, of the principal amount of Agent Advances outstanding as of 12:00 noon (Atlanta, Georgia time) as of such date, and each Lender’s pro rata share thereof. Each Lender shall before 2:00 p.m. (Atlanta, Georgia time) on such Business Day make available to the Administrative Agent, in immediately available funds, the amount of its pro rata share of such principal amount of Agent Advances outstanding. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Loan to the Borrowers, notwithstanding any failure of the Borrowers to satisfy the conditions in Section 4.2. The Administrative Agent shall use such funds to repay the principal amount of Agent Advances. Additionally, if at any time any Agent Advances are outstanding, any of the events described in Sections 9.1(g) or 9.1(h) shall have occurred, then each Lender shall automatically, upon the occurrence of such event, and without any action on the part of the Administrative Agent, the Borrowers or the Lenders, be deemed to have purchased an undivided participation in the principal and interest of all Agent Advances then outstanding in an amount equal to such Lender’s Revolving Commitment Ratio and each Lender shall, notwithstanding such Event of Default, immediately pay to the Administrative Agent in immediately available funds, the amount of such Lender’s participation (and upon receipt thereof, the Administrative Agent shall deliver to such Lender, a loan participation certificate dated the date of receipt of such funds in such amount). The disbursement of funds in connection with the settlement of Agent Advances hereunder shall be subject to the terms and conditions of Section 2.2(e).
(5)Loans in Excess of Availability. If at any time the amount of the Aggregate Revolving Credit Obligations exceed the Revolving Loan Commitments, the Borrowing Base or any other applicable limitation set forth in this Agreement (including, without limitation, the limitations on Swing Loans, Agent Advances, Overadvances and Letters of Credit) such excess shall nevertheless constitute a portion of the Obligations that are secured by the Collateral and are entitled to all benefits thereof. In no event, however, shall the Borrowers have any right whatsoever to (i) receive any Revolving Loan, (ii) receive any Swing Loan, or (iii) request the issuance of any Letter of Credit if, before or after giving effect thereto, there shall exist a Default, and in no event shall the Borrowers have any right whatsoever to receive any Agent Advance or Overadvance. In the event that (1) the Lenders shall make any Revolving Loans, (2) the Swing Bank shall make any Swing Loan, (3) the Administrative Agent shall make any Agent Advances or Overadvances or (4) the Issuing Bank shall agree to the issuance of any Letter of Credit, which in any such case gives rise to the Revolving Credit Exposure exceeding the Revolving Loan Commitments, the Borrowing Base or any other applicable limitation set forth in this Agreement, the Borrowers shall make, on demand, a payment on the Obligations to be applied to the Revolving Loans, the Swing Loans, the Agent Advances, the Overadvances and the Letter of Credit Reserve Account, as appropriate, in an aggregate principal amount equal to such excess.
Section 1.hManner of Borrowing and Disbursement of Loans.
(a)Choice of Interest Rate. Any Advance shall, at the option of the Administrative Borrower, be made either as a Base Rate Advance or as a ~~Eurodollar~~SOFR Advance (except for the first three (3) Business Days after the Agreement Date, during which period the Loans shall bear interest as a Base Rate Advance); provided that (i) if the Administrative Borrower fails to give the Administrative Agent written notice specifying whether a ~~Eurodollar~~SOFR Advance is to be repaid, continued or converted on a Payment Date, such Advance shall be converted to a Base Rate Advance on the Payment Date in accordance with Section 2.3(a)(iii), (ii) the Administrative Borrower may not select a ~~Eurodollar~~SOFR Advance (A) with respect to Swing Loans, (B) with respect to an Advance, the proceeds of which are to reimburse the Issuing Bank pursuant to Section 2.15, or (C) if, at the time of such Advance or at the time of the continuation of, or conversion to, a ~~Eurodollar~~SOFR Advance pursuant to Section 2.2(c), a Default exists, and (iii) all Agent Advances and Overadvances shall be made as Base Rate Advances. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to (i) 1:00 p.m. (Atlanta, Georgia time) with respect to Base Rate Advances and ~~Eurodollar~~SOFR Advances and (ii) 2:00 p.m. (Atlanta, Georgia time)

with respect to Swing Loans in order for such Business Day to count toward the minimum number of Business Days required.
(b)Base Rate Advances.
(1)Initial and Subsequent Advances. The Administrative Borrower shall give the Administrative Agent in the case of Base Rate Advances irrevocable notice by telephone not later than 1:00 p.m. (Atlanta, Georgia time) on the requested date of such Base Rate Advance and shall immediately confirm any such telephone notice with a written Request for Advance; provided that the failure by the Administrative Borrower to confirm any notice by telephone with a written Request for Advance shall not invalidate any notice so given.
(2)Repayments and Conversions. The Administrative Borrower may (A) subject to Section 2.5, at any time without prior notice repay a Base Rate Advance, or (B) upon at least three (3) US Government Securities Business Days irrevocable prior written notice by the Administrative Borrower to the Administrative Agent in the form of a Notice of Conversion/Continuation, convert all or a portion of the principal thereof to one or more ~~Eurodollar~~SOFR Advances. Upon the date indicated by the Administrative Borrower, such Base Rate Advance shall be so repaid or converted.
(6)~~Eurodollar~~SOFR Advances.
(3)Initial and Subsequent Advances. The Administrative Borrower shall give the Administrative Agent in the case of ~~Eurodollar~~SOFR Advances irrevocable notice by telephone not later than 1:00 p.m. (Atlanta, Georgia time) three (3) US Government Securities Business Days prior to the date of such ~~Eurodollar~~SOFR Advance and shall immediately confirm any such telephone notice with a written Request for Advance; provided that the failure by the Administrative Borrower to confirm any notice by telephone with a written Request for Advance shall not invalidate any notice so given.
(4)Repayments, Continuations and Conversions. At least three (3) US Government Securities Business Days prior to each Payment Date for a ~~Eurodollar~~SOFR Advance, the Administrative Borrower shall give the Administrative Agent written notice in the form of a Notice of Conversion/Continuation specifying whether all or a portion of such ~~Eurodollar~~SOFR Advance outstanding on such Payment Date is to be continued in whole or in part as one or more new ~~Eurodollar~~SOFR Advances and also specifying the new ~~Eurodollar Advance~~Interest Period applicable to each such new ~~Eurodollar~~SOFR Advance (and subject to the provisions of this Agreement, upon such Payment Date, such ~~Eurodollar~~SOFR Advance shall be so continued). Upon such Payment Date, any ~~Eurodollar~~SOFR Advance (or portion thereof) not so continued shall be converted to a Base Rate Advance or, subject to Section 2.5, be repaid.
(5)Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each ~~Eurodollar~~SOFR Advance shall be in a principal amount of no less than $2,500,000 and in an integral multiple of $500,000 in excess thereof, and at no time shall the aggregate number of all ~~Eurodollar~~SOFR Advances then outstanding exceed six (6).
(2)Notification of Lenders. Upon receipt of a (i) Request for Advance or a telephone or telecopy request for Advance, (ii) notification from the Issuing Bank that a draw has been made under any Letter of Credit (unless the Issuing Bank will be reimbursed through the funding of a

Swing Loan), or (iii) notice from the Administrative Borrower with respect to the prepayment of any outstanding ~~Eurodollar~~SOFR Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of each Lender’s portion of any such Advance. Each Lender shall, not later than 3:30 p.m. (Atlanta, Georgia time) on the date specified for such Advance (under clause (i) or (ii) above) in such notice, make available to the Administrative Agent at the Administrative Agent’s Office, or at such account as the Administrative Agent shall designate, the amount of such Lender’s portion of the Advance in immediately available funds.
(3)Disbursement. Prior to 3:30 p.m. (Atlanta, Georgia time) with respect to Base Rate Advances and ~~Eurodollar~~SOFR Advances and prior to 4:00 p.m. (Atlanta, Georgia time) with respect to Swing Loans on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 4, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (i) transferring the amounts so made available by wire transfer to the Borrowers’ Principal Disbursement Account or (ii) in the case of an Advance the proceeds of which are to reimburse the Issuing Bank pursuant to Section 2.15, transferring such amounts to such Issuing Bank. Unless the Administrative Agent shall have received notice from a Lender prior to 5:00 p.m. (Atlanta, Georgia time) one (1) Business Day prior to the date of any Advance that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrowers or the Issuing Bank, as applicable, on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers or the Issuing Bank, as applicable, until the date such amount is repaid to the Administrative Agent, (x) for the first two (2) Business Days, at the Federal Funds Rate for such Business Days, and (y) thereafter, at the Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s portion of the applicable Advance for purposes of this Agreement and if both such Lender and the Borrowers shall pay and repay such corresponding amount, the Administrative Agent shall promptly relend to the Borrowers such corresponding amount. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent’s demand therefor, the Administrative Agent shall notify the Borrowers and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.
(4)Deemed Requests for Advance. Unless payment is otherwise timely made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, interest, reimbursement obligations in connection with Letters of Credit, premiums, fees, reimbursable expenses or other sums payable hereunder shall be deemed irrevocably to be a Request for Advance on the due date of, and in an aggregate amount required to pay, such principal, interest, reimbursement obligations in connection with Letters of Credit, premiums, fees, reimbursable expenses or other sums payable hereunder, and the proceeds of a Revolving Loan made pursuant thereto may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as a Base Rate Advance. The Lenders shall have no obligation to the Borrowers to honor any deemed Request for Advance under this Section 2.2(f) unless all the conditions set forth in Section 4.2 have been satisfied, but, with the consent of the Lenders required under the last sentence of Section 4.2, may do so in their sole discretion and without regard to the existence of, and without being deemed to have waived, any Default and without regard to the failure by the Borrowers to satisfy any of the conditions set forth in Section 4.2. No further authorization, direction or approval by the Borrowers shall be required to be given by the Borrowers for any deemed Request for Advance under this Section 2.2(f). The Administrative Agent shall promptly provide to the Administrative Borrower written notice of any Advance pursuant to this Section 2.2(f).
(5)Special Provisions Pertaining to Swing Loans.
(6)The Administrative Borrower shall give the Swing Bank written notice in the form of a Request for Advance, or notice by telephone no later than 2:00 p.m. (Atlanta, Georgia time) on the date on which the Borrowers wish to receive an Advance of any Swing Loan followed immediately by a written Request for Advance, with a copy to the Administrative Agent; provided that the failure by the Administrative Borrower to confirm any notice by telephone with a written Request for Advance shall not invalidate any notice so given; provided, further, that any request by the Administrative Borrower of a Base Rate Advance under the Revolving Loan Commitments shall be deemed to be a request for a Swing Loan unless the Administrative Borrower specifically requests otherwise. Each Swing Loan shall bear interest at the rate equal to the Base Rate plus the Applicable Margin. If the Swing Bank, in its sole discretion, elects to make the requested Swing Loan, the Swing Loan shall be made on the date specified in the notice or the Request for Advance and such notice or Request for Advance shall specify (i) the amount of the requested Swing Loan and (ii) instructions for the disbursement of the proceeds of the requested Swing Loan. Each Swing Loan shall be subject to all the terms and conditions applicable to Revolving Loans, except that all payments thereon shall be payable to the Swing Bank solely for its own account. The Swing Bank shall have no duty or obligation to make any Swing Loans hereunder. The Swing Bank shall not make any Swing Loans if the Swing Bank has received written notice from any Lender (or the Swing Bank has actual knowledge) that one or more applicable conditions precedent set forth in Section 4.2 will not be satisfied (or waived pursuant to the last sentence of Section 4.2) on the requested Advance date. In the event the Swing Bank in its sole and absolute discretion elects to make any requested Swing Loan, the Swing Bank shall make the proceeds of such Swing Loan available to the Borrowers by deposit of Dollars in same day funds by wire transfer to the Principal Disbursement Account. In the event that the Swing Bank informs the Administrative Agent that it will not make the requested Advance as a Swing Loan, then such request will be deemed a request for a Base Rate Advance under the Revolving Loan Commitments.
(7)The Swing Bank shall notify the Administrative Agent and each Lender no less frequently than weekly, as determined by the Administrative Agent, of the principal amount of Swing Loans outstanding as of 3:00 p.m. (Atlanta, Georgia time) as of such date and each Lender’s pro rata share (based on its Revolving Commitment Ratio) thereof. Each Lender shall before 12:00 Noon (Atlanta, Georgia time) on the next Business Day make available to the Administrative Agent, in immediately available funds, the amount of its pro rata share (based on its Revolving Commitment Ratio) of such principal amount of Swing Loans outstanding. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Loan to the Borrowers, notwithstanding any failure of the Borrowers to satisfy the conditions in Section 4.2. The Administrative Agent shall use such funds to repay the principal amount of Swing Loans to the Swing Bank. Additionally, if at any time any Swing Loans are outstanding, any of the events described in Sections 9.1(g) or 9.1(h) shall have occurred, then each Lender shall automatically upon the occurrence of such event and without any action on the part of the Swing Bank, the Borrowers, the Administrative Agent or the Lenders be deemed to have purchased an undivided participation in the principal and interest of all Swing Loans then outstanding in an amount equal to such Lender’s Revolving Commitment Ratio of the principal and interest of all Swing Loans then outstanding and each Lender shall, notwithstanding such Event of Default, immediately pay to the Administrative Agent for the account of the Swing Bank in immediately available funds, the amount of such Lender’s participation (and upon receipt thereof, the Swing Bank shall deliver to such Lender a loan participation certificate dated the date of receipt of such funds in such amount). The disbursement of funds in connection with the settlement of Swing Loans hereunder shall be subject to the terms and conditions of Section 2.2(e).
(a)Interest.
(1)On Loans. Interest on the Loans, subject to Sections 2.3(b) and (c), shall be payable as follows:
(1)On Base Rate Advances and Swing Loans. Interest on each Base Rate Advance and each Swing Loan shall be computed for the actual number of days elapsed on the basis of a hypothetical year of three hundred sixty-five (365) days and shall be payable monthly in arrears on the first day of each calendar month for the prior calendar month, commencing on September 1, 2011. Interest on Base Rate Advances and Swing Loans then outstanding shall also be due and payable on the Maturity Date (or the date of any earlier prepayment in full of the Obligations). Interest shall accrue and be payable on each Base Rate Advance and Swing Loan at the simple per annum interest rate equal to the sum of (A) the Base Rate and (B) the Applicable Margin.
(2)On ~~Eurodollar~~SOFR Advances. Interest on each ~~Eurodollar~~SOFR Advance shall be computed for the actual number of days elapsed on the basis of a hypothetical year of three hundred sixty (360) days and shall be payable in arrears on (x) the Payment Date for such Advance, and (y) if the ~~Eurodollar Advance~~Interest Period for such Advance is greater than three (3) months, ~~on~~each day which occurs every three months after the ~~last day~~initial date of such ~~three (3) month period~~Interest Period and on the last day of the applicable ~~Eurodollar Advance~~Interest Period for such Advance. Interest on ~~Eurodollar~~SOFR Advances then outstanding shall also be due and payable on the Maturity Date (or the date of any earlier prepayment in full of the Obligations). Interest shall accrue and be payable on each ~~Eurodollar~~SOFR Advance at a rate per annum equal to the sum of (A) the ~~Eurodollar Basis applicable to such Eurodollar Advance~~Adjusted Term SOFR and (B) the Applicable Margin.
(3)If No Notice of Selection of Interest Rate. If the Administrative Borrower fails to give the Administrative Agent timely notice of its selection of a ~~Eurodollar Basis~~SOFR Advance, or if for any reason a determination of ~~a Eurodollar Basis~~Adjusted Term SOFR for any Advance is not timely concluded, the Base Rate shall apply to such Advance. If the Administrative Borrower fails to elect to continue any ~~Eurodollar~~SOFR Advance then outstanding prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.2, as applicable, the Base Rate shall apply to such Advance commencing on and after such Payment Date.
(2)Default Rate. While an Event of Default exists, at the option of the Required Lenders, and after acceleration, interest on the outstanding Obligations that otherwise accrue interest hereunder shall accrue at the Default Rate. Interest accruing at the Default Rate shall be payable on demand and in any event on the Maturity Date (or the date of any earlier prepayment in full of the Obligations) and shall accrue until the earliest to occur of (i) waiver of the applicable Event of Default in accordance with Section 11.12, (ii) agreement by the Required Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to (A) accelerate the maturity of the Loans, (B) terminate the Commitments, or (C) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.
(3)Computation of Interest. In computing interest on any Advance, the date of making the Advance shall be included and the date of payment shall be excluded; provided that if an Advance is repaid on the date that it is made, one (1) day’s interest shall be due with respect to such Advance.
(6)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 1.iFees.
(7)Fee Letter. The Borrowers jointly and severally agree to pay to the Administrative Agent such fees as are set forth in the Fee Letter.
(8)Unused Line Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Revolving Commitment Ratios, an unused line fee (“Unused Line Fee”) on the aggregate amount by which the Aggregate Revolving Loan Commitments exceeded the sum of the average daily amount of Aggregate Revolving Credit Obligations (other than with respect to any Swing Loans and Agent Advances, in each case only to the extent there is more than one Lender at such time) for each day from the ~~Agreement~~Fourth Amendment Date through the Maturity Date (or the date of any earlier prepayment in full of the Obligations), at a per annum rate equal to ~~0.250~~0.20%. Such Unused Line Fee shall be computed on the basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed, shall be payable in arrears on ~~September~~November 1, ~~2011~~2022 for the immediately preceding calendar month and thereafter shall be payable monthly in arrears on the first day of each calendar month thereafter for the immediately preceding calendar month and, if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid. Notwithstanding anything set forth herein to the contrary, a Defaulting Lender shall not be entitled to receive any Unused Line Fee under this Section 2.4(b) for any date in which such Lender was and/or continued to be a Defaulting Lender.
(9)Letter of Credit Fees.
(1)The Borrowers shall, jointly and severally, pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Revolving Commitment Ratios, a fee on the stated amount of any outstanding Letters of Credit for each day from the Date of Issue through the Maturity Date (or the date of any earlier prepayment in full of the

Obligations) at a rate per annum on the amount of the Letter of Credit Obligations equal to the Applicable Margin in effect from time to time with respect to ~~Eurodollar~~SOFR Advances. Such Letter of Credit fee shall be computed on the basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed, shall be payable monthly in arrears for each calendar month on the first day of the immediately succeeding calendar month, commencing on September 1, 2011, and, if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.
(2)The Borrowers shall also, jointly and severally, pay to the Administrative Agent, for the account of the Issuing Bank, (A) to the extent there is more than one Lender at such time, a fee on the stated amount of each Letter of Credit for each day from the Date of Issue through the expiration date of each such Letter of Credit (or any earlier prepayment in full of the Obligations) at a rate of one-fourth of one percent (0.25%) per annum which fee shall be computed on the basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed, shall be payable monthly in arrears on the first day of each calendar month for the immediately preceding calendar month, commencing on September 1, 2011, and, if then unpaid, on the Maturity Date (or any earlier prepayment in full of the Obligations), and (B) any reasonable and customary fees charged by the Issuing Bank for issuance and administration of such Letters of Credit. The foregoing fees shall be fully earned when due and non-refundable when paid.
(c)Computation of Fees. In computing any fees payable under this Section 2.4, the first day of the applicable period shall be included and the date of the payment shall be excluded.
(d)Defaulting Lenders. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to the Unused Line Fee accruing during such period pursuant to Section 2.4(b) or letter of credit fees accruing during such period pursuant to Section 2.4(c) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees), provided that (x) to the extent that a portion of the Participation Exposure consisting of Letter of Credit Obligations of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.19, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Loan Commitments, and (y) to the extent any portion of such Participation Exposure consisting of Letter of Credit Obligations cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Bank. The pro rata payment provisions of Section 2.10 shall automatically be deemed adjusted to reflect the provisions of this Section 2.4(e).
Section 1.jPrepayment/Reduction of Commitment.
(10)The principal amount of any Base Rate Advance may be repaid in full or in part at any time without penalty upon prior written notice to the Administrative Agent by 1:00 p.m. (Atlanta, Georgia time) on the date of such prepayment; the principal amount of any Swing Loan may be repaid in full or in part at any time without penalty upon prior written notice to the Administrative Agent by 11:00 a.m. (Atlanta, Georgia time) on the date of such prepayment; and the principal amount of any ~~Eurodollar~~SOFR Advance may be prepaid prior to the applicable Payment Date, upon prior written notice to the Administrative Agent by 1:00 p.m. (Atlanta, Georgia time) at least three (3) US Government Securities Business Days prior to such prepayment, provided that if a ~~Eurodollar~~SOFR Advance is prepaid on a date other than the last day of ~~a Eurodollar Advance~~an Interest Period applicable thereto, the Borrowers shall reimburse the Lenders and the Administrative Agent, on the earlier of demand or the Maturity Date, for any loss or reasonable out-of-pocket expense incurred by the Lenders or the Administrative Agent in connection with such prepayment, as set forth in Section 2.9. Each notice of prepayment of any Advance shall be irrevocable, and each prepayment or repayment made under this Section 2.5(a) shall include the accrued interest on the amount so prepaid or repaid. Upon receipt of any notice of repayment or prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender’s portion of the repayment or prepayment. Notwithstanding the foregoing, the Borrowers shall not make any repayment or prepayment of the Revolving Loans unless and until the balance of the Swing Loans and the Agent Advances then outstanding is zero. Other than with respect to amounts required to be applied to the Loans pursuant to the last sentence of Section 2.6(a) or pursuant to ~~Section 2.6(b) or~~ Section 6.15, repayments or prepayments of principal hereunder shall be in minimum amounts of $2,500,000 and integral multiples of $500,000 in excess thereof. Except as provided in Section 2.5(b), any repayment and prepayment of Advances outstanding under the Revolving Loan Commitments shall not reduce the Revolving Loan Commitments. Any prepayment of the Loans shall not affect the Borrowers’ obligation to continue to make payments under any swap agreement (as defined in 11 U.S.C. §101), including, without limitation any such swap agreement that is a Lender Group Hedge Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of the applicable swap agreement.
(11)The Borrowers shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least ~~ten~~five (~~10~~5) ~~days~~Business Days’ prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Revolving Loan Commitments on a pro rata basis among the Lenders in accordance with their respective Revolving Commitment Ratios; provided that (i) any such partial reduction shall be made in an amount not less than $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (ii) the Revolving Loan Commitments may not be reduced to an amount below the then outstanding Letter of Credit Obligations and (iii) after giving effect to any partial reduction in the Revolving Loan Commitments, at least $15,000,000 of the Revolving Loan Commitments shall remain in place; provided further, that a notice of termination of the Revolving Loan Commitments delivered by the Administrative Borrower may state that such notice is conditioned upon the effectiveness of any such other credit facilities or the closing of any such securities offering, or the occurrence of any other event specified therein, in which case such notice may be revoked by the Administrative Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. With respect to the effectiveness of any such other credit facilities or the closing of any such securities offering, the Administrative Borrower may extend the date of termination at any time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitments shall be permanently canceled or reduced to the amount stated in the Administrative Borrower’s notice for all purposes herein, and the Borrowers shall, jointly and severally, pay to the Administrative Agent for the account of the Lenders the amount necessary to repay in full the principal amount of the Revolving Loans, Swing Loans and Agent Advances or reduce the principal amount of the Revolving Loans, Swing Loans and Agent Advances then outstanding to not more than the Aggregate Revolving Loan Commitments as so reduced, together with accrued interest on the amount so prepaid and the Unused Line Fee set forth in Section 2.4(b) accrued through the date of the reduction with respect to the amount reduced, and shall reimburse the Administrative Agent and the Lenders for any loss or out-of-pocket expense incurred by any of them in connection with such payment as set forth in Section 2.9 and, in the case of cancellation of the Revolving Loan Commitments, shall secure the Letter of Credit Obligations through the delivery of cash collateral in an amount equal to 105% of the Letters of Credit Obligations.
(12)With the written approval of the Administrative Agent, the Administrative Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Loan Commitment of a Defaulting Lender, and in such event the provisions of Section 2.11(c) will apply to all amounts thereafter paid by the Borrowers for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrowers, the Administrative Agent, the Issuing Bank, the Swing Bank or any other Lender may have against such Defaulting Lender.
Section 1.kRepayment.
(7)The Revolving Loans. All unpaid principal and accrued interest on the Revolving Loans shall be due and payable in full on the Maturity Date. Except for Overadvances permitted under Section 2.1(d), in the event and on such occasion that the Aggregate Revolving Credit Obligations exceed the lesser of (A) the Aggregate Revolving Loan Commitments or (B) the Borrowing Base, the Borrowers shall prepay the Revolving Loans, Agent Advances, Swing Loans, Overadvances or Letter of Credit Reserve Account, as appropriate, by an aggregate amount equal to such excess.
(8)~~Other Mandatory Repayments.~~[Intentionally Omitted].
~~(i)    In the event that after the Agreement Date any Credit Party shall issue any Equity Interests or shall incur any Funded Debt, other than Funded Debt permitted under Section 8.1, one hundred percent (100%) of the Net Cash Proceeds received by such Credit Party from such issuance or incurrence shall be paid on the date of receipt of the proceeds thereof by such Credit Party to the Lenders as a mandatory payment of the Obligations. Any payment due hereunder shall be applied first to repay outstanding Agent Advances and Overadvances, second to repay outstanding Swing Loans, third to repay outstanding Revolving Loans, and fourth to fund the Letter of Credit Reserve Account to the extent of one hundred five percent (105%) of any Letter of Credit Obligations then outstanding. So long as no Event of Default exists, all such other Net Cash Proceeds shall be applied in the manner set forth in Section 2.11(a). Notwithstanding the foregoing, if an Event of Default exists, all such Net Cash Proceeds shall be applied in the manner set forth in Section 2.11(b). The Revolving Loan Commitments shall not be permanently reduced by the amount of any payment of the Agent Advances, Swing Loans or Revolving Loans due under this Section 2.6(b)(i). Nothing in this Section shall authorize any Credit Party incur any Funded Debt except as expressly permitted by this Agreement or to issue any Equity Interests except to the extent not prohibited by this Agreement.~~
~~(ii)    One hundred percent (100%) of the Net Cash Proceeds from the sale, transfer, assignment or other disposition, or casualty or condemnation loss, of any Collateral or other assets of any Credit Party (other than Excluded Net Cash Proceeds) shall be paid on the date of receipt thereof by the Credit Parties as a mandatory payment of the Obligations. So long as no Event of Default exists, all such Net Cash Proceeds shall be applied first to repay outstanding Agent Advances and Overadvances, second to repay outstanding Swing Loans, third to repay outstanding Revolving Loans, and fourth to fund the Letter of Credit Reserve Account to the extent of one hundred five percent (105%) of any Letter of Credit Obligations then outstanding. So long as no Event of Default exists, all such other Net Cash Proceeds shall be applied in the~~

~~manner set forth in Section 2.11(a). Notwithstanding the foregoing, if an Event of Default exists, all such Net Cash Proceeds shall be applied in the manner set forth in Section 2.11(b). The Revolving Loan Commitments shall not be permanently reduced by the amount of any payment of the Agent Advances, Swing Loans or Revolving Loans due under this Section 2.6(b)(ii).~~
(9)The Other Obligations. In addition to the foregoing, the Borrowers hereby promise to pay, jointly and severally, all Obligations (other than Obligations in respect of Bank Products), including, without limitation, the principal amount of the Loans, amounts drawn under Letters of Credit and interest and fees on the foregoing, as the same become due and payable hereunder and, in any event, on the Maturity Date.
Section 1.lNotes; Loan Accounts.
(13)The Loans shall be repayable in accordance with the terms and provisions set forth herein and, upon request by any Lender, the Loans owed to such Lender shall be evidenced by Revolving Loan Notes or Swing Loan Note, as applicable. The Notes shall be payable to the order of each Lender requesting such a Note in accordance with the Revolving Commitment Ratio of such Lender. Each such Note shall be issued by the Borrowers to the applicable Lender and shall be duly executed and delivered by an Authorized Signatory of each Borrower.
(14)The Administrative Agent shall open and maintain on its books in the name of the Borrowers a loan account with respect to the Loans and interest thereon (the “Loan Account”). The Administrative Agent shall debit such Loan Account for the principal amount of each Advance made by it on behalf of the Lenders, accrued interest thereon, and all other amounts which shall become due from the Borrowers pursuant to this Agreement and shall credit the Loan Account for each payment which the Borrowers shall make in respect to the Obligations. The records of the Administrative Agent with respect to such Loan Account shall be conclusive evidence of the Loans and accrued interest thereon, absent manifest error.
Section 1.mManner of Payment.
(a)Each payment (including any prepayment) by the Borrowers on account of the principal of or interest on the Loans, fees, and any other amount owed to any member of the Lender Group under this Agreement or the other Loan Documents shall be made not later than 12:00 noon (Atlanta, Georgia time) on the date specified for payment under this Agreement or any other Loan Document to the Administrative Agent at the Administrative Agent’s Office, for the account of the Lenders, the Issuing Bank or the Administrative Agent, as the case may be, in Dollars in immediately available funds. Any payment received by the Administrative Agent after 12:00 noon (Atlanta, Georgia time) shall be deemed received on the next Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. In the case of a payment for the account of the Issuing Bank, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to the Issuing Bank. If the Administrative Agent shall not have received any payment from the Borrowers as and when due, the Administrative Agent will promptly notify the Lenders accordingly.
(b)Except as provided in the definition of ~~Eurodollar Advance~~Interest Period, if any payment under this Agreement or any other Loan Document shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.
Section 1.nReimbursement. Whenever any Lender shall sustain or incur any losses (including losses of anticipated profits) or out-of-pocket expenses in connection with (a) failure by the Borrowers to borrow or continue any ~~Eurodollar~~SOFR Advance, or convert any Advance to a ~~Eurodollar~~SOFR Advance, in each case, after having given notice of their intention to do so in accordance with Section 2.2 (whether by reason of the election of the Borrowers not to proceed or the non-fulfillment of any of the conditions set forth in this Agreement), (b) prepayment of any ~~Eurodollar~~SOFR Advance in whole or in part for any reason or (c) failure by the Borrowers to prepay any ~~Eurodollar~~SOFR Advance after giving notice of its intention to prepay such Advance, the Borrowers agree to pay, jointly and severally, to such Lender, promptly upon such Lender’s demand therefor, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender’s good faith determination of the amount of such losses and out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Losses subject to reimbursement hereunder shall include, without limitation, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and any lost profit of such Lender or any participant of such Lender over the remainder of the ~~Eurodollar Advance~~Interest Period for such prepaid Advance. For purposes of calculating amounts payable to a Lender under this Section, each Lender shall be deemed to have actually funded its relevant ~~Eurodollar~~SOFR Advance through the purchase of a deposit bearing interest at ~~the Eurodollar Rate~~Adjusted Term SOFR in an amount equal to the amount of that ~~Eurodollar~~SOFR Advance and having a maturity and repricing characteristics comparable to the relevant ~~Eurodollar Advance~~Interest Period; provided that each Lender may fund each of its ~~Eurodollar~~SOFR Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.
Section 1.oPro Rata Treatment.
(15)Advances. Each Advance with respect to the Revolving Loans from the Lenders under this Agreement shall be made pro rata on the basis of their respective Revolving Commitment Ratios.
(16)Payments. Each payment and prepayment of the principal of the Revolving Loans and each payment of interest on the Revolving Loans received from the Borrowers shall be made by the Administrative Agent to the Lenders pro rata on the basis of their respective unpaid principal amounts thereof outstanding immediately prior to such payment or prepayment (except in cases when a Lender’s right to receive payments is restricted pursuant to Section ~~2.2~~2.4(e)). If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans in excess of its ratable share of Loans under its Aggregate Commitment Ratio (or in violation of any restriction set forth in Section ~~2.2~~2.4(e)), such Lender shall forthwith purchase from the other Lenders such participation in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery without interest thereon unless the Lender obligated to repay such amount is required to pay interest. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.
Section 1.pApplication of Payments.
(10)Payments Prior to Event of Default. Prior to the occurrence and continuance of an Event of Default, all amounts received by the Administrative Agent from the Borrowers (other than payments specifically earmarked for application to certain principal, interest, fees or expenses hereunder ~~or payments made pursuant to Section 2.6(b) (which shall be applied as earmarked or, with respect to payments under Section 2.6(b), as set forth in Section 2.6(b))),~~ shall be distributed by the Administrative Agent in the following order of priority:
FIRST, pro rata, to the payment of (i) out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Administrative Agent incurred by the Administrative Agent in connection with the enforcement of the rights of the Lender Group under the Loan Documents and (ii) any Agent Advances made by the Administrative Agent under or pursuant to the terms of the Loan Documents and interest accrued thereon;
SECOND, pro rata, to the payment of any fees then due and payable to the Administrative Agent, the Issuing Bank or the Swing Bank hereunder or under any other Loan Documents;
THIRD, pro rata, to the payment of all Obligations consisting of accrued fees and interest then due and payable to the Lenders hereunder;
FOURTH, to the payment of principal then due and payable on the Swing Loans, Agent Advances and Overadvances;
FIFTH, to the payment of principal then due and payable on the Revolving Loans;
SIXTH, to the payment of the Obligations arising in respect of Bank Products then due and payable; and
SEVENTH, to the payment of all other Obligations not otherwise referred to in this Section 2.11(a) then due and payable.
(11)Payments Subsequent to Event of Default. Notwithstanding anything in this Agreement or any other Loan Document which may be construed to the contrary, subsequent to the occurrence and during the continuance of an Event of Default, payments and prepayments with respect to the Obligations made to the Lender Group, or any of them, or otherwise received by any member of the Lender Group (from realization on Collateral or otherwise) shall be distributed in the following order of priority (subject, as applicable, to Section 2.10):
FIRST, pro rata, to the payment of (i) out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Administrative Agent incurred in connection with the enforcement of the rights of the Lender Group under the Loan Documents, and (ii) any Agent Advances made by the Administrative Agent under or pursuant to the terms of the Loan Documents (including any costs incurred in connection with the sale or disposition of any Collateral);
SECOND, pro rata, to payment of any fees owed to the Administrative Agent, the Issuing Bank or the Swing Bank hereunder or under any other Loan Document;
THIRD, to the payment of out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Lenders incurred in connection with the enforcement of their respective rights under the Loan Documents;
FOURTH, to the payment of all Obligations consisting of accrued fees and interest payable to the Lenders hereunder;
FIFTH, to the payment of the principal of the Swing Loans and Overadvances then outstanding;
SIXTH, pro rata, to (i) the payment of principal on the Revolving Loans then outstanding, and (ii) the Letter of Credit Reserve Account to the extent of one hundred five percent (105%) of any Letter of Credit Obligations then outstanding;
SEVENTH, to the payment of any Obligation arising in respect of the Bank Products;
EIGHTH, to any other Obligations not otherwise referred to in this Section 2.11(b); and
NINTH, upon satisfaction in full of all Obligations, to the Borrowers or as otherwise required by law.
(c)    Defaulting Lenders. Notwithstanding anything herein to the contrary, any amount paid by the Borrowers for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will be retained by the Administrative Agent in a segregated non-interest bearing account until the Maturity Date, at which time the funds in such account will be applied by the Administrative Agent, to the fullest extent permitted by law, in the following order of priority:
FIRST, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement;
SECOND, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank and the Swing Bank under this Agreement;
THIRD, to the payment of interest due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them;
FOURTH, to the payment of fees then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such fees then due and payable to them;
FIFTH, to the payment of principal and unreimbursed disbursements under any Letters of Credit then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably in accordance with the amounts thereof then due and payable to them;
SIXTH, to the ratable payment of other amounts then due and payable to the Lenders hereunder that are not Defaulting Lenders; and
SEVENTH, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
Section 1.qUse of Proceeds. The proceeds of the Loans shall be used by the Borrowers as follows:
(17)The proceeds of the initial Advance of Revolving Loans hereunder shall be used on the Agreement Date to refinance existing Funded Debt, to fund transaction costs, fees and expenses related thereto and for other working capital purposes.
(18)The balance of the proceeds of the Loans shall be used (i) to fund future acquisitions permitted hereunder, (ii) to provide for working capital and (iii) for the Borrowers’ general corporate purposes.
Section 1.rAll Obligations to Constitute One Obligation. All Obligations shall constitute one general obligation of the Borrowers and shall be secured by the Administrative Agent’s security interest (on behalf of, and for the benefit of, the Lender Group) and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by any Credit Party to the Administrative Agent or any other member of the Lender Group, to the extent provided in the Security Documents under which such Liens arise.
Section 1.sMaximum Rate of Interest. The Borrowers and the Lender Group hereby agree and stipulate that the only charges imposed upon the Borrowers for the use of money in connection with this Agreement are and shall be the specific interest and fees described in this Article 2 and in any other Loan Document. Notwithstanding the foregoing, the Borrowers and the Lender Group further agree and stipulate that all closing fees, agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by any member of the Lender Group to third parties or for damages incurred by the Lender Group, or any of them, are charges to compensate the Lender Group for underwriting and administrative services and costs or losses performed or incurred, and to be performed and incurred, by the Lender Group in connection with this Agreement and the other Loan Documents and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18 or any other Applicable Law. In no event shall the amount of interest and other charges for the use of money payable under this Agreement exceed the maximum amounts permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and other charges for the use of money and manner of payment stated within it; provided that, anything contained herein to the contrary notwithstanding, if the amount of such interest and other charges for the use of money or manner of payment exceeds the maximum amount allowable under Applicable Law, then, ipso facto as of the Agreement Date, the Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Revolving Loans to the extent of such excess.
Section 1.tLetters of Credit.
(e)Subject to the terms and conditions of this Agreement, the Issuing Bank, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in Section 2.15(c) below, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to the Letter of Credit Commitment; provided that, except as described in the last sentence of Section 4.3, the Issuing Bank shall not issue any Letter of Credit unless the conditions precedent to the issuance thereof set forth in Section 4.3 have been satisfied. Each Letter of Credit shall (i) be denominated in Dollars, and (ii) expire no later than the earlier to occur of (A) the date 360 days after its date of issuance, renewal or extension (but subject to the foregoing may provide for automatic renewal in the absence of a notice of non-renewal by the Issuing Bank) and (B) the date that is five (5) Business Days prior to the Maturity Date. Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Georgia. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law.
(f)The Administrative Borrower may from time to time request that the Issuing Bank issue a Letter of Credit. The Administrative Borrower shall execute and deliver to the Administrative Agent and the Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Bank, not later than 1:00 p.m. (Atlanta, Georgia time) on the third (3rd) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 4.3 or waiver of such conditions pursuant to the last sentence of Section 4.3, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Administrative Borrower and the Administrative Agent following the issuance thereof. In addition to the fees payable pursuant to Section 2.4(c)(ii), the Borrowers shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.
(g)The Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase and receive from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Revolving Commitment Ratio, in such Letter of Credit and the obligations of the Borrowers with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto) on the date of issuance of such Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent of any draw under a Letter of Credit. At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Administrative Borrower and the Swing Bank (or, at its option, all Lenders), by telephone or telecopy, of the amount of the draw and, in the case of each Lender, such Lender’s portion of such draw amount as calculated in accordance with its Revolving Commitment Ratio.
(h)The Borrowers hereby agree to immediately reimburse, jointly and severally, the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under each Letter of Credit. In order to facilitate such repayment, the Borrowers hereby irrevocably request the Lenders, and the Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 4 with respect to conditions precedent to Advances hereunder), with respect to any drawing under a Letter of Credit, to make a Base Rate Advance on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Lender shall pay its share of such Base Rate Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) and its Revolving Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default exists or would be caused thereby. The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section shall be subject to the terms and conditions of Section 2.2(e). The obligation of each Lender to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.15 shall be absolute and unconditional and no Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason (other than the gross negligence or willful misconduct of the Issuing Bank in paying such Letter of Credit, as determined by a final non-appealable judgment of a court of competent jurisdiction). The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, (x) for the first two (2) Business Days, at the Federal Funds Rate, and (y) thereafter, at the Base Rate. Notwithstanding the foregoing, at the request of the Administrative Agent, the Swing Bank may, at its option and subject to the conditions set forth in Section 2.2(g) other than the condition that the applicable conditions precedent set forth in Article 4 be satisfied, make Swing Loans to reimburse the Issuing Bank for amounts drawn under Letters of Credit.
(i)The Borrowers agree that each Advance by the Lenders to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, unless and until converted into a ~~Eurodollar~~SOFR Advance pursuant to Section 2.2(b)(ii), be deemed to be a Base Rate Advance under the Revolving Loan Commitments and shall be payable and bear interest in accordance with all other Base Rate Advances of Revolving Loans.
(j)The Borrowers agree that any action taken or omitted to be taken by the Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of such Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction, shall be binding on the Borrowers as between the Borrowers and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrowers. The obligation of the Borrowers to reimburse the Issuing Bank for a drawing under any Letter of Credit or the Lenders for Advances made by them to the Issuing Bank on account of draws made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever (except if arising from the gross negligence or willful misconduct on the part of such Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction), including, without limitation, the following circumstances:
(1)Any lack of validity or enforceability of any Loan Document;
(2)Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;
(3)Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;
(4)The existence of any claim, set-off, defense or any right which any Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction;
(5)Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
(6)The insolvency of any Person issuing any documents in connection with any Letter of Credit;
(7)Any breach of any agreement between any Borrower and any beneficiary or transferee of any Letter of Credit;
(8)Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;
(9)Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;
(10)Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank;
(11)Any other circumstances arising from causes beyond the control of the Issuing Bank;
(12)Payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction; and
(13)Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
(19)The Borrowers will indemnify and hold harmless each Indemnified Person from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees) which may be imposed on, incurred by or asserted against such Indemnified Person in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrowers shall not be liable to an Indemnified Person for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Indemnified Person as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 2.15(g) shall survive termination of this Agreement.
(20)Each Lender shall be responsible (to the extent the Issuing Bank is not reimbursed by the Borrowers) for its pro rata share (based on such Lender’s Revolving Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, any Borrower’s or any Guarantor’s obligations to reimburse draws thereunder or otherwise. In the event the Borrowers shall fail to pay such expenses of the Issuing Bank within fifteen (15) days of demand for payment by the Issuing Bank, each Lender shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender’s Revolving Commitment Ratio) of such expenses within ten (10) days from the date of the Issuing Bank’s notice to the Lenders of the Borrowers’ failure to pay; provided that if the Borrowers shall thereafter pay such expenses, the Issuing Bank will repay to each Lender the amounts received from such Lender hereunder.
(21)Unless otherwise expressly agreed by the Issuing Bank and the Borrowers when a Letter of Credit is issued and subject to Applicable Law, (i) each Standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) and (ii) each Commercial Letter of Credit shall be governed by the Uniform Customs and (iii) in both cases, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 11.7.
Section 1.uBank Products. Any Credit Party may request, and any Lender may, in its sole and absolute discretion, arrange for such Credit Party to obtain, from any Lender or any Affiliate of any Lender Bank Products, although no Credit Party is required to do so. If any Bank Products are provided by an Affiliate of any Lender, the Credit Parties agree to indemnify and hold the Lender Group, or any of them, harmless from any and all costs and obligations now or hereafter incurred by the Lender Group, or any of them, which arise from any indemnity given by any Lender to any of its Affiliates, as applicable, related to such Bank Products; provided that nothing contained herein is intended to limit the Credit Parties’ rights with respect to any Lender or any of its Affiliates, as applicable, if any, which arise as a result of the execution of documents by and between the Credit Parties and such Person which relate to any Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Credit Parties acknowledge and agree that the obtaining of Bank Products from any Lender or its Affiliates (a) is in the sole and absolute discretion of any Lender or such Affiliates, and (b) is subject to all rules and regulations of any Lender or such Affiliates.
Section 1.vIncrease of Commitments; Additional Lenders.
(12)Increase of the Revolving Loan Commitments.
(1)So long as no Event of Default has occurred and is continuing, the Administrative Borrower, on behalf of Borrowers, may request the right to effectuate increases in the Revolving Loan Commitments (any such increase, a “Commitment Increase”), in an aggregate amount of up to $50,000,000 for all such Commitment Increases (the “Commitment Increase Cap”), during the term of this Agreement by delivering a Notice of Requested Commitment Increase to the Administrative Agent, provided that, in each case: (A) each Commitment Increase shall be in minimum increments of $10,000,000; (B) the proposed Commitment Increase shall have been consented to in writing by the Administrative Agent, each Lender (if any) who is increasing its Revolving Loan Commitment and any other bank or financial institution acceptable to the Administrative Agent that has agreed to become a Lender in respect of all or a portion of the Commitment Increase (a “New Lender”); (C) the pricing and other terms applicable to the Commitment Increase shall be the same as those applicable to the existing Revolving Loan Commitments; (D) the proposed Commitment Increase, together with any prior Commitment Increase, shall not exceed the Commitment Increase Cap; (E) Availability, measured on a pro forma basis after giving effect to the Commitment Increase, for the five consecutive Business Days prior to the Commitment Increase is at least $20,000,000; and (F) the

Fixed Charge Coverage Ratio as of the end of the fiscal month most recently ended for which the Administrative Agent has received financial statements at the time of the Commitment Increase, for the period of the immediately preceding twelve (12) months, of not less than 1.00:1.00. Each Notice of Requested Commitment Increase shall specify: (1) the amount of the proposed Commitment Increase and (2) the requested date of the proposed Commitment Increase (which shall be at least thirty (30) days from the date of delivery of the Notice of Requested Commitment Increase). Each Notice of Requested Commitment Increase shall be binding on all Borrowers. Upon the effective date of any Commitment Increase, the Administrative Borrower shall deliver to the Administrative Agent a certificate of the chief financial officer of the Administrative Agent certifying that no Default or Event of Default then exists or would be caused thereby and that the conditions set forth in clause (D), (E) and (F) are satisfied. No Commitment Increase shall be effective until the Administrative Agent shall have received amendments to this Agreement and the other Loan Documents, commitments of Lenders or New Lenders in an aggregate amount equal to such Commitment Increase, agreements for each Lender or New Lender committing to such Commitment Increase (each, a “Lender Agreement”), any upfront fees to be paid to the Lenders committing to such Commitment Increase, and such opinion letters, Revolving Loan Notes and other agreements, documents and instruments requested by and reasonably satisfactory to the Administrative Agent in its reasonable discretion evidencing and setting forth the conditions of such Commitment Increase.
(2)If the Administrative Agent approves a proposed Commitment Increase, the Administrative Agent shall deliver a copy of the Notice of Requested Commitment Increase relating thereto to each Lender. No Lender (or any successor thereto) shall have any obligation to increase its Revolving Loan Commitment or its other obligations under this Agreement or the other Loan Documents, and any decision by a Lender to increase its Revolving Loan Commitment shall be made in its sole discretion independently from any other Lender. If the Administrative Agent receives commitments from the Lenders or the New Lenders in excess of the amount of the proposed Commitment Increase, the Administrative Agent shall have the right, in its sole discretion, to reduce and reallocate (within the minimum and maximum amounts specified by each such Lender or New Lender in its notice to the Administrative Agent) the shares of such Commitment Increase of the Lenders or New Lenders willing to fund the proposed Commitment Increase so that the total committed shares of the proposed Commitment Increase equals the proposed Commitment Increase. The Administrative Agent shall notify each Lender or New Lender, as the case may be, whether its proposed share of the proposed Commitment Increase has been accepted and, if so, the amount of its share of such Commitment Increase, and such Lender shall thereafter execute and deliver a Lender Agreement with respect to its respective share of such Commitment Increase.
(3)Notwithstanding anything to the contrary contained herein, each Commitment Increase meeting the conditions set forth in Section 2.17(a)(i) shall not require the consent of any Lender other than those Lenders, if any, which have agreed to increase their Revolving Loan Commitments in connection with such Commitment Increase and shall not constitute an amendment, modification or waiver that is subject to Section 11.12 and shall be effective as of the later of (a) the date specified in the applicable Notice of Requested Commitment Increase and (b) the date upon which the foregoing conditions shall have been satisfied or waived by the Administrative Agent and the Lenders which have agreed to increase their Revolving Loan Commitments, or by the Required Lenders in accordance with Section 11.12 in the case of a waiver of an Event of Default, as applicable.
(22)Effect of Commitment Increase. After giving effect to any Commitment Increase, the outstanding Revolving Loans may not be held pro rata in accordance with the new Revolving Loan Commitments. In order to remedy the foregoing, on the effective date of each Commitment Increase, the Lenders (including any New Lenders) shall reallocate the Revolving Loans owed to them among themselves so that, after giving effect thereto, the Revolving Loans will be held by the Lenders (including any New Lenders) on a pro rata basis in accordance with their respective Revolving Commitment Ratios (after giving effect to such Commitment Increase). Each Lender agrees to wire immediately available funds to the Administrative Agent in accordance with this Agreement as may be required by the Administrative Agent in connection with the foregoing, and to execute any documents reasonably requested by the Administrative Agent to effectuate such changes. Notwithstanding the provisions of Section 11.5, the reallocations so made by each Lender whose Revolving Commitment Ratio has increased shall be deemed to be a purchase of a corresponding amount of the Revolving Loans of the Lender or Lenders whose Revolving Commitment Ratio have decreased and shall not be considered an assignment for purposes of Section 11.5.
Section 1.wTaxes.
i.Any and all payments by or on account of any obligation of any Borrower or any other Credit Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any Applicable Law requires the deduction or withholding of any Tax from any such payment, then the applicable Withholding Agent shall make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by such Borrower or other Credit Party, as applicable, shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made.
ii.In addition, without limiting the provisions of Section 2.18(a), the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
iii.The Borrowers shall indemnify each Recipient, within thirty (30) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by such Recipient (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by the applicable Recipient shall be conclusive, absent manifest error.
iv.As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower or any other Credit Party to a Governmental Authority, the Administrative Borrower shall deliver to the Administrative Agent an original or a certified copy of a receipt issued by such

Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
v.Tax Forms.
(i)     Any Lender that is a US Person shall deliver to the Administrative Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), duly executed originals of IRS Form W-9 certifying, to the extent such Lender is legally entitled to do so, that such Lender is exempt from US federal backup withholding tax.
(ii)    Any Lender that is a Foreign Person and that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party with respect to payments under this Agreement shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Lender that is a Foreign Person shall, to the extent it is legally entitled to do so, (w) on or prior to the date such Lender becomes a Lender under this Agreement, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this Section 2.18(e), and (z) from time to time upon the reasonable request by the Administrative Borrower or the Administrative Agent, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:
(A)    if such Lender is claiming eligibility for benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly executed originals of IRS Form W-8BEN, or any successor form thereto, establishing an exemption from, or reduction of, US federal withholding tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, duly executed originals of IRS Form W-8BEN, or any successor form thereto, establishing an exemption from, or reduction of, US federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)     duly executed originals of IRS Form W-8ECI, or any successor form thereto, certifying that the payments received by such Lender are effectively connected with such Lender’s conduct of a trade or business in the United States;
(C)     if such Lender is claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, duly executed originals of IRS Form W-8BEN, or any successor form thereto, together with a certificate (a “US Tax Compliance Certificate”) upon which such Lender certifies that (1) such Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, or the obligation of the Borrowers hereunder is not, with respect to such Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that Section, (2) such Lender is not a 10% shareholder of any Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, (3) such Lender is not a controlled foreign corporation that is related to any Borrower within the meaning of Section 881(c)(3)(C) of the Code, and (4) the interest payments in question are not effectively connected with a US trade or business conducted by such Lender; or
(D)     if such Lender is not the beneficial owner (for example, a partnership or a participating Lender granting a typical participation), duly executed originals of IRS Form W-8IMY, or any successor form thereto, accompanied by IRS Form W-9, IRS Form W-8ECI, IRS Form W-8BEN, a US Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable.
(iii)     Each Lender agrees that if any form or certification it previously delivered under this Section expires or becomes obsolete or inaccurate in any respect and such Lender is not legally entitled to provide an updated form or certification, it shall promptly notify the Administrative Borrower and the Administrative Agent of its inability to update such form or certification.
vi.If a payment made to a Lender under any Loan Document would be subject to US federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Administrative Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
        (g)    If a Recipient determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 2.18 or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.18, such Recipient shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.18 with respect to such Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of such Recipient, shall repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.18(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.18(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.
        (h)    Each Lender agrees that, upon the occurrence of any event giving rise to the payment of any additional amount to such Lender or any Governmental Authority for the account of such

Lender pursuant to this Section 2.18, it will, if requested by the Administrative Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that (i) such designation would eliminate or reduce amounts payable pursuant to this Section 2.18 and (ii) such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 2.18(h) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to this Section 2.18. The Borrowers agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.
        (i)    Nothing contained in this Section 2.18 shall require any member of the Lender Group to make available to the Borrowers any of its tax returns (or any other information) that it deems confidential or proprietary.
Section 1.xDefaulting Lenders.
(a)    If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:
(i)    the Participation Exposure of such Defaulting Lender will, subject to the limitation in the proviso below, automatically be reallocated (effective no later than one (1) Business Day after the Administrative Agent has actual knowledge that such Lender has become a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Loan Commitments (calculated as if the Defaulting Lender’s Revolving Loan Commitment was reduced to zero and each Non-Defaulting Lender’s Revolving Loan Commitment had been increased proportionately); provided that the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Loan Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation; and
(ii)    to the extent that any portion (the “unreallocated portion”) of the Participation Exposure of any Defaulting Lender cannot be reallocated pursuant to clause (i) above for any reason, the Borrowers will, not later than two (2) Business Days after demand by the Administrative Agent (at its own election or at the direction of the Issuing Bank or the Swing Bank), (x) Cash Collateralize the obligations of the Borrowers to the Issuing Bank, the Swing Bank or the Administrative Agent in respect of such Participation Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of the Participation Exposure of such Defaulting Lender, (y) prepay and/or Cash Collateralize in full the unreallocated portion thereof, or (z) make other arrangements satisfactory to the Administrative Agent, the Issuing Bank and the Swing Bank in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender;
provided that neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrowers, the Administrative Agent, the Issuing Bank, the Swing Bank or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender.
(b)    If the Administrative Borrower, the Administrative Agent, the Issuing Bank and the Swing Bank agree in writing in their discretion that any Defaulting Lender has ceased to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice, and subject to any conditions set forth therein, the Participation Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Loan Commitment, and such Lender will purchase at par such portion of outstanding Revolving Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Revolving Loan Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Revolving Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing). If any cash collateral has been posted with respect to any Participation Exposure of such Defaulting Lender, the Administrative Agent will promptly return such cash collateral to the Borrowers; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(c)    So long as any Lender is a Defaulting Lender, the Issuing Bank will not be required to issue, amend, extend, renew or increase any Letter of Credit, and the Swing Bank will not be required to fund any Swing Loans, as applicable, unless 100% of the related Participation Exposure after giving effect thereto is fully covered or eliminated by the following:
(i)     the Participation Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders as provided in Section 2.19(a)(i); and
(ii)     to the extent that any portion of the Participation Exposure of any Defaulting Lender cannot be reallocated pursuant to Section 2.19(a)(i) for any reason, the unreallocated portion is fully covered or eliminated by any combination of the following:
(A)    without limiting the provisions of Section 2.19(a)(ii), the Borrowers Cash Collateralize their reimbursement obligations in respect of such Letter of Credit or Swing Loan in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swing Loan or the Borrowers make other arrangements satisfactory to the Issuing Bank or the Swing Bank, as the case may be, in its sole discretion to protect it against the risk of non-payment by such Defaulting Lender; and
(B)     the Borrowers agree that the face amount of such requested Letter of Credit or the principal amount of such requested Swing Loan will be reduced by an amount equal to the unreallocated, non-Cash Collateralized portion thereof as to which such Defaulting Lender would otherwise be liable, in which case the obligations of the Non-Defaulting Lenders in respect of such Letter of Credit or Swing Loan will, subject to the limitation in the proviso below, be on a pro rata basis in accordance with the Revolving Loan Commitments of the Non-Defaulting Lenders, and the pro rata payment provisions of Section 2.10 will be deemed adjusted to reflect this provision; provided that the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Loan Commitment of such Non-Defaulting Lender as in effect at the time of such reduction.

Article c.

GUARANTY
Section 1.yGuaranty.
(23)Each Borrower hereby guarantees to the Administrative Agent, for the benefit of the Lender Group, the full and prompt payment of all Obligations of the other Borrower, including, without limitation, any interest therein (including, without limitation, interest, as provided in this Agreement, accruing after the filing of a petition initiating any Insolvency Proceedings, whether or not such interest accrues or is recoverable against any such Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), plus reasonable attorneys’ fees and expenses actually incurred by the Lender Group if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom. Each Guarantor hereby guarantees to the Administrative Agent, for the benefit of the Lender Group, the full and prompt payment of all Obligations, including, without limitation, any interest therein (including, without limitation, interest, as provided in this Agreement, accruing after the filing of a petition initiating any Insolvency Proceedings, whether or not such interest accrues or is recoverable against the Borrowers after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), plus reasonable attorneys’ fees and expenses actually incurred by the Lender Group if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom.
(24)Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Lender Group, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person now or hereafter responsible to the Lender Group, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Credit Party hereby declares and agrees that this Guaranty shall be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding until the Obligations shall have been indefeasibly paid in full in cash (or in the case of Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations) and the Revolving Loan Commitments shall have been terminated.
(25)Each Credit Party absolutely, unconditionally and irrevocably waives any and all right to assert any defense (other than the defense of payment in cash in full, to the extent of its obligations hereunder, or a defense that such Credit Party’s liability is limited as provided in Section 3.1(g)), set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of the Credit Parties under this Guaranty or the obligations of any other Person or party (including, without limitation, the Borrowers) relating to this Guaranty or the obligations of any of the Credit Parties under this Guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Administrative Agent or any other member of the Lender Group to collect the Obligations or any portion thereof, or to enforce the obligations of any of the Credit Parties under this Guaranty.
(26)The Lender Group, or any of them, may from time to time, without exonerating or releasing any Credit Party in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as they may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any Credit Party or the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Lender Group, or any of them, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 3.1(e), it is understood that the Lender Group, or any of them, may, without exonerating or releasing any Credit Party, give up, modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice, as such Person may deem expedient.
(27)Each Credit Party acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of such Credit Party pursuant to this Guaranty; it being the purpose and intent of the Credit Parties and the Lender Group that the covenants, agreements and all liabilities and obligations of each Credit Party hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Credit Party agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, and without possibility of recourse, whether by operation of law or otherwise, such Credit Party’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this subsection of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lender Group, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender Group, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Credit Party or by reason of any further dealings between the Borrowers, on the one hand, and any member of the Lender Group, on the other hand, or any other guarantor or surety, and such Credit Party hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.
(28)The Lender Group, or any of them, may, without demand or notice of any kind upon or to any Credit Party, at any time or from time to time when any amount shall be due and payable hereunder by any Credit Party, if the Borrowers shall not have timely paid any of the Obligations (or in the case of Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations), set-off and appropriate and apply to any portion of the Obligations hereby guaranteed, and in such order of application as the Administrative Agent may from time to time elect in accordance with this Agreement, any deposits, property, balances, credit accounts or moneys of any Credit Party in the possession of any member of the Lender Group or under their respective control for any purpose. If and to the extent that any Credit Party makes any payment to the Administrative Agent or any other Person pursuant to or in respect of this Guaranty, any claim which such Credit Party may have against any Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Obligations to the satisfaction of the Lender Group.
(29)The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to any Credit Party, and shall in no way impair or affect this Guaranty or the rights of the Lender Group herein. It is the intention of each Credit Party and the Administrative Agent that each Credit Party’s obligations hereunder (other than the obligations of the Administrative Borrower) shall be, but not in excess of, the Maximum Guaranteed Amount (as herein defined). The “Maximum Guaranteed Amount” with respect to any such Credit Party, shall mean the maximum amount which could be paid by such Credit Party without rendering this Guaranty void or voidable as would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to the insolvency of debtors.
(30)Upon the bankruptcy or winding up or other distribution of assets of any Borrower, or of any surety or guarantor (other than the applicable Credit Party) for any Obligations of the Borrowers to the Lender Group, or any of them, the rights of the Administrative Agent against any Credit Party shall not be affected or impaired by the omission of any member of the Lender Group to prove its claim, or to prove the full claim, as appropriate, against the Borrowers, or any such other guarantor or surety, and the Administrative Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability to the Lender Group of each of the Credit Parties.
(31)Each Credit Party hereby absolutely, unconditionally and irrevocably expressly waives, except to the extent such waiver would be expressly prohibited by Applicable Law, the following: (i) notice of acceptance of this Guaranty, (ii) notice of the existence or creation of all or any of the Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever (other than notices expressly required hereunder or under any other Loan Document to which any Credit Party is a party), (iv) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, (v) all rights to enforce any remedy which the Lender Group, or any of them, may have against any Borrower, (vi) until the Obligations shall have been paid in full in cash (or in the case of a Letter of Credit Obligations, secured through delivery of cash collateral in an amount equal to one hundred and five percent (105%) of the Letter of Credit Obligations), all rights of subrogation, indemnification, contribution and reimbursement from any Borrower for amounts paid hereunder and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lender Group, or any of them, in respect of the Obligations, and (vii) any and all rights under Official Code of Georgia Sections 10-7-23 and 10-7-24. If a claim is ever made upon any member of the Lender Group for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (A) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (B) any settlement or compromise of any such claim effected by such Person with any such claimant, including any Borrower, then in such event each Credit Party agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Credit Party, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and such Credit Party shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.
(32)This Guaranty is a continuing guaranty of the Obligations and all liabilities to which it applies or may apply under the terms hereof and shall be conclusively presumed to have been created in reliance hereon. No failure or delay by any member of the Lender Group in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between any Credit Party and any member of the Lender Group shall operate as a waiver thereof. No action by any member of the Lender Group permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrowers to the Lender Group, notwithstanding any right or power of any third party, individually or in the name of any Borrower and the Lender Group, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Credit Party hereunder.
(33)This is a guaranty of payment and not of collection. In the event the Administrative Agent makes a demand upon any Credit Party in accordance with the terms of this Guaranty, such Credit Party shall be held and bound to the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Administrative Agent in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations guaranteed hereby.
(34)Each Subsidiary Guarantor and each Borrower (other than the Administrative Borrower) is a direct or indirect wholly owned Domestic Subsidiary of a Borrower. Each Credit Party expressly represents and acknowledges that any financial accommodations by the Lender Group to the Borrowers, including, without limitation, the extension of credit, are and will be of direct interest, benefit and advantage to such Credit Party.
(35)The payment obligation of a Credit Party to any other Credit Party under any Applicable Law regarding contribution rights among co-obligors or otherwise shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Credit Party under the other provisions of this Guaranty, and such Credit Party shall not exercise any right or remedy with respect to such rights until payment and satisfaction in full of all such obligations.
Section 1.zSpecial Provisions Applicable to Subsidiary Credit Parties. Pursuant to Section 6.20 of this Agreement, any new Domestic Subsidiary of any Borrower is required to enter into this Agreement by executing and delivering to the Administrative Agent a Supplement to this Agreement, designating such Domestic Subsidiary as a Borrower or a Guarantor. Upon the execution and delivery of a Supplement by such new Domestic Subsidiary, such Domestic Subsidiary shall become a Borrower or Guarantor, as so designated, and a Credit Party hereunder with the same force and effect as if originally named as a Borrower or Guarantor, as appropriate, and Credit Party herein. The execution and delivery of any Supplement (or any other supplement to any Loan Document delivered in connection therewith) adding an additional Borrower or Guarantor as a party to this Agreement or any other applicable Loan Document shall not require the consent of any other party hereto. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor hereunder.
Article d.

CONDITIONS PRECEDENT
Section 1.aaConditions Precedent to Effectiveness. The effectiveness of the amendment and restatement of the Existing Credit Agreement contemplated hereby is subject to the prior fulfillment of each of the following conditions:
(36)The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:
(1)This duly executed Agreement;

(2)Duly executed Notes payable to the order of each Lender requesting a promissory note in the amount of such Lender’s Revolving Loan Commitment;
(3)The Fee Letter duly executed by the Administrative Borrower;
(4)A certificate of the Chief Financial Officer of the Administrative Borrower designating the Authorized Signatories as of the Agreement Date;
(5)The favorable written legal opinion(s) of counsel to the Credit Parties, addressed to the Lender Group, and covering such matters relating to the Credit Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;
(6)A duly executed funds disbursement agreement and Request for Advance for the initial Advance of Revolving Loans;
(7)A certificate signed by an Authorized Signatory of each Credit Party, including a certificate of incumbency with respect to each Authorized Signatory of such Credit Party, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the certificate of incorporation of such Credit Party certified to be true, complete and correct by the Secretary of State of the State of such Credit Party’s incorporation, (B) a true, complete and correct copy of the by-laws of such Credit Party, (C) a true, complete and correct copy of the resolutions of such Credit Party authorizing the execution, delivery and performance by such Credit Party of the Loan Documents and the Bank Products Documents and authorizing the borrowings or guaranty, as applicable, hereunder, and (D) certificates of good standing from the State of incorporation of each Credit Party and each other jurisdiction where such Credit Party is required to be qualified to do business as a foreign corporation and a failure to be so qualified could reasonably be expected to have a Materially Adverse Effect;
(8)Copies of (A) the internally prepared quarterly financial statements of the Borrowers and their Subsidiaries on a consolidated basis for the fiscal quarters ending on March 31, 2011 and June 30, 2011, (B) the audited consolidated financial statements for the Borrowers and their Subsidiaries for the fiscal years ending on December 31, 2008, December 31, 2009 and December 31, 2010 and (C) such other financial information as the Administrative Agent may reasonably request;
(9)Lien search results for each Credit Party in the state of its organization; and
(10)All such other documents as the Administrative Agent may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.
(13)The Administrative Agent shall have received payment of all fees and reasonable expenses payable to the Administrative Agent, the Affiliates of the Administrative Agent and the Lenders in connection with the execution and delivery of this Agreement, including, without limitation, fees and expenses of counsel to the Administrative Agent.
(14)The Lender Group shall have received evidence satisfactory to them that the conditions set forth in Section 4.2 are satisfied and no change in the business assets, management,

operations, financial condition or prospects of the Credit Parties shall have occurred since December 31, 2010, which change has had or would be reasonably expected to have a Materially Adverse Effect, and the Lender Group shall have received a certificate of an Authorized Signatory of the Administrative Borrower so stating.
(15)The Lender Group shall have received evidence satisfactory to them that all Necessary Authorizations are in full force and effect and are not subject to any pending or threatened reversal or cancellation, that no other consents or approvals are required and that no Default exists, after giving effect to the initial Advance hereunder, and the Lender Group shall have received a certificate of an Authorized Signatory of the Administrative Borrower so stating.
(16)The Borrowers shall have established the cash management system described in Section 6.15.
(17)The Administrative Agent shall have received confirmation that the Uniform Commercial Code financing statements authorized by the respective Credit Parties as debtor and naming the Administrative Agent as secured party, in such form as shall be satisfactory to the Administrative Agent, have been duly filed in all appropriate jurisdictions and remain in effect.
Section 1.abConditions Precedent to Each Advance. The obligation of the Lenders to make each Advance, including the initial Advance hereunder (but excluding Advances, the proceeds of which are to reimburse (i) the Swing Bank for Swing Loans, (ii) the Administrative Agent for Agent Advances or (iii) the Issuing Bank for amounts drawn under a Letter of Credit), is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:
(37)All of the representations and warranties of the Credit Parties under this Agreement and the other Loan Documents (other than those that expressly relate to an earlier date), which, pursuant to Section 5.3, are made at and as of the time of such Advance, shall be true and correct at such time, both before and after giving effect to the application of the proceeds of the Advance;
(38)Since December 31, ~~2010~~2021, there shall have been no change that has had or would be reasonably expected to have a Materially Adverse Effect; and
(39)There shall not exist on the date of such Advance and after giving effect thereto, a Default.
The Borrowers hereby agree that the delivery of any Request for Advance hereunder or any telephonic request for an Advance hereunder shall be deemed to be the certification of the Authorized Signatory thereof that all of the conditions set forth in this Section have been satisfied. Notwithstanding the foregoing, if the conditions, or any of them, set forth above are not satisfied, such conditions may be waived by the requisite Lenders under Section 11.12, and, in any event the Required Lenders may waive the condition set forth in Section 4.2(c).
Section 1.acConditions Precedent to Each Letter of Credit. The obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with the issuance of such Letter of Credit:
(a)All of the representations and warranties of the Credit Parties under this Agreement and the other Loan Documents (other than those that expressly relate to an earlier date),

which, pursuant to Section 5.3, are made at and as of the time of the issuance of such Letter of Credit, shall be true and correct at such time, both before and after giving effect to the issuance of such Letter of Credit;
(b)Since December 31, ~~2010~~2021, there shall have been no change that has had or would be reasonably expected to have a Materially Adverse Effect; and
(c)There shall not exist on the date of issuance of such Letter of Credit, and after giving effect thereto, a Default.
The Borrowers hereby agree that the delivery of any Request for Issuance of a Letter of Credit hereunder shall be deemed to be the certification of the Authorized Signatory thereof that all of the conditions set forth in this Section 4.3 have been satisfied. Notwithstanding the foregoing, if the conditions, or any of them, set forth above are not satisfied, such conditions may be waived by the requisite Lenders under Section 11.12, and, in any event the Required Lenders may waive the condition set forth in Section 4.3(c).
Article 5.

REPRESENTATIONS AND WARRANTIES
Section 1.1General Representations and Warranties. In order to induce the Lender Group to enter into this Agreement and to extend the Loans and issue the Letters of Credit to the Borrowers, each Credit Party hereby represents, and warrants that:
(1)Organization; Power; Qualification. Each Credit Party and each Subsidiary of a Credit Party (i) is a corporation, partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation, (ii) has the corporate or other company power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified and is in good standing as a foreign corporation or other company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization unless the failure to be so qualified under this clause (iii) could not reasonably be expected to result in a Materially Adverse Effect.
(2)Authorization; Enforceability. Each Credit Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and each other Loan Document to which a Credit Party is a party has been duly executed and delivered by such Credit Party, and is a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms.
(3)Partnerships; Joint Ventures; Subsidiaries. As of the ~~Second~~Fourth Amendment Date, except as disclosed on Schedule 5.1(c)-1, (i) no Credit Party or any Subsidiary of a Credit Party has any Subsidiaries, which Subsidiaries are identified on such Schedule as Domestic Subsidiaries or Foreign Subsidiaries; (ii) no Credit Party or any Subsidiary of a Credit Party is a partner or joint venturer in any partnership or joint venture other than (A) the Subsidiaries listed on Schedule 5.1(c)-1 and (B) the partnerships and joint ventures (that are not Subsidiaries) listed on Schedule 5.1(c)-2. Schedule 5.1(c)-1 and Schedule 5.1(c)-2 set forth, for each Person set forth thereon, as of the ~~Second~~Fourth Amendment

Date, a complete and accurate statement of (i) the percentage ownership of each such Person by the applicable Credit Party or Subsidiary of a Credit Party, (ii) the state or other jurisdiction of incorporation or formation, as appropriate, of each such Person, (iii) each state in which each such Person is qualified to do business on the ~~Second~~Fourth Amendment Date and (iv) all of each such Person’s trade names, trade styles or doing business forms which such Person has used or under which such Person has transacted business during the five (5) year period immediately preceding the ~~Second~~Fourth Amendment Date.
(4)Capital Stock and Related Matters. ~~The~~As of the Fourth Amendment Date, the authorized Equity Interests ~~as of the Second Amendment Date~~ of each Credit Party and each Subsidiary of a Credit Party that is a corporation and the number of shares of such Equity Interests that are issued and outstanding ~~as of the Second Amendment Date~~ are as set forth on Schedule 5.1(d). All of the shares of such Equity Interests that are issued and outstanding as of the ~~Second~~Fourth Amendment Date have been duly authorized and validly issued and are fully paid and non-assessable. None of such Equity Interests have been issued in violation of the Securities Act, or the securities, “Blue Sky” or other Applicable Law of any applicable jurisdiction. As of the ~~Second~~Fourth Amendment Date, the authorized Equity Interests of each such Credit Party (other than the Administrative Borrower) and each such Subsidiary of a Credit Party are owned by the parties listed on Schedule 5.1(d) in the amounts set forth on such schedule and a description of the Equity Interests of each such party (other than the Administrative Borrower) is listed on Schedule 5.1(d). Except as described on Schedule 5.1(d), as of the ~~Second~~Fourth Amendment Date, no Credit Party or any Subsidiary of a Credit Party has outstanding any stock or securities convertible into or exchangeable for any shares of its Equity Interests, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any Equity Interests or any stock or securities convertible into or exchangeable for any Equity Interests, limited in the case of the Administrative Borrower to the Class A Common Stock. Except as set forth on Schedule 5.1(d), no Credit Party or any Subsidiary of any Credit Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests ~~or~~, no Credit Party (other than the Administrative Borrower) is subject to any obligation to register any shares of its Equity Interests, and there are no agreements restricting the transfer of any shares of such Credit Party’s or such Subsidiary’s Equity Interests, limited in the case of the Administrative Borrower to the Class A Common Stock, or restricting the ability of any Subsidiary of any Borrower from making distributions, dividends or other Restricted Payments to such Borrower. As of the Fourth Amendment Date, the Permitted Class A Shareholders own and control, directly or indirectly, at least seventy percent (70%) of the issued and outstanding Class A Common Stock of the Administrative Borrower.
(5)Compliance with Law, Loan Documents, and Contemplated Transactions. The execution, delivery, and performance of this Agreement and each of the other Loan Documents and the Bank Products Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law, (ii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or formation or by-laws, partnership agreement or operating agreement of any Credit Party or under any indenture, agreement, or other instrument to which any Credit Party is a party or by which any Credit Party or any of its properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with any Credit Party except Permitted Liens.
(6)Necessary Authorizations. Each Credit Party and each Subsidiary of a Credit Party has obtained all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect except, other than with respect to the transactions contemplated by the Loan Documents, where failure to obtain such Necessary Authorizations, or the failure of such Necessary Authorizations to be in full force and effect, could not reasonably be expected to have a Materially Adverse Effect. None of such Necessary Authorizations are the subject of any pending or, to the best of each Credit Party’s knowledge, threatened attack or revocation, by the grantor of the Necessary Authorization except, other than with respect to the transactions contemplated by the Loan Documents, where the revocation by the grantor of such Necessary Authorizations could not reasonably be expected to have a Materially Adverse Effect.
(7)Title to Properties. Each Credit Party has marketable (in the case of real property), and legal title to, or a valid leasehold interest in, all of its Inventory and other material properties and assets, and none of such properties or assets is subject to any Liens, other than Permitted Liens.
(8)Material Contracts. Schedule 5.1(h) contains a complete list, as of the ~~Agreement~~Fourth Amendment Date, of each Material Contract, true, correct and complete copies of which (including all amendments, restatements, renewals and replacements thereof) have been delivered to the Administrative Agent. Schedule 5.1(h) further identifies, as of the ~~Agreement~~Fourth Amendment Date, each Material Contract that requires consent to the granting of a Lien in favor of the Administrative Agent on the rights of any Credit Party thereunder. No Credit Party or any Subsidiary of a Credit Party is in default under or with respect to any Material Contract to which it is a party or by which it or any of its properties are bound and which Material Contract, if terminated, could reasonably be expected to have a Materially Adverse Effect.
(9)Labor Matters. Except as set forth on Schedule 5.1(i), as of the ~~Agreement~~Fourth Amendment Date, (i) no Credit Party is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint pending against any Credit Party before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party; and (iii) no strike or work stoppage is in existence involving any employees of any Credit Party, except (with respect to any matter specified in clause (i), (ii) or (iii) above) such as could not reasonably be expected to have a Materially Adverse Effect.
(10)Taxes. Except as set forth on Schedule 5.1(j), all federal, state and other material tax returns of each Credit Party and each Subsidiary of a Credit Party required by law to be filed have been duly filed (or extensions have been timely filed), all such tax returns are true, complete and correct in all material respects, and all federal, state, and other material taxes (including, without limitation, all real estate and personal property, income, franchise, transfer and gains taxes), all general or special assessments, and other governmental charges or levies upon each Credit Party and each Subsidiary of a Credit Party and any of their respective properties, income, profits, and assets, which are due and payable, have been paid, except any payment of any of the foregoing which such Credit Party or such Subsidiary, as applicable, is currently contesting in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Credit Party or such Subsidiary, as the case may be. Except as set forth on Schedule 5.1(j), as of the ~~Second~~Fourth Amendment Date, no material adjustment relating to any federal, state or other material tax returns has been proposed formally or informally by any Governmental Authority and, to the knowledge of each Credit Party no basis exists for any such adjustment. The charges, accruals, and reserves on the books of the Credit Parties and their Subsidiaries in respect of taxes are, in the reasonable judgment of the Credit Parties, adequate. Except as set forth on Schedule 5.1(j), as of the ~~Second~~Fourth Amendment Date, no Credit Party has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any federal, state or other material taxes, except for extensions which are timely filed and except for extension requests made by a Governmental Authority. None of the Credit Parties and their respective predecessors are liable for any taxes: (i) under any agreement (including any tax sharing agreements) or (ii) to each Credit Party’s knowledge, as a transferee. As of the ~~Second~~Fourth Amendment Date, no Credit Party has agreed, or been requested, to make any adjustment under Code Section 481(a), by reason of a change in accounting method or otherwise, which would have a Materially Adverse Effect.
(11)Financial Statements. The Borrowers have furnished, or have caused to be furnished, to the Lenders (i) the audited financial statements of the Borrowers, including balance sheets and income and cash flow statements, which are complete and correct in all material respects and present fairly in accordance with GAAP the respective financial position of the Borrowers for the fiscal years ending on December 31, ~~2008~~2019, December 31, ~~2009~~2020 and December 31, ~~2010~~2021, and (ii) the unaudited interim financial statements of the Borrowers, which are complete and correct in all material respects and present fairly in accordance with GAAP, subject to normal year end adjustments, the respective financial positions of the Borrowers as at March 31, ~~2011~~2022 and June 30, ~~2011~~2022 and the results of operation for the one-quarter period and two-quarter period, respectively, then ended. Except as disclosed in such financial statements, and as set forth in the projections delivered to the Lenders prior to the ~~Agreement~~Fourth Amendment Date, as of the Fourth Amendment Date, no Credit Party has any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of such Credit Party which have not heretofore been disclosed in writing to the Lenders.
(12)No Adverse Change. Since December 31, ~~2010~~2021, there has occurred no event which has had or could reasonably be expected to have a Materially Adverse Effect.
(13)Investments and Guaranties. As of the ~~Agreement~~Fourth Amendment Date, no Credit Party or any Subsidiary of a Credit Party owns any Equity Interests of any Person except as disclosed on Schedules 5.1(c)-1 and 5.1(c)-2, or has outstanding loans or advances to, or guaranties of the obligations of, any Person, except as reflected in the financial statements referred to in Section 5.1(k) or disclosed on Schedule 5.1(m).
(14)Liabilities, Litigation. As of the ~~Second~~Fourth Amendment Date, except ~~for liabilities incurred in the normal course of business and~~ as set forth on Schedule 5.1(n), no Credit Party or any Subsidiary of any Credit Party has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 5.1(k) or with respect to the Obligations. As of the ~~Second~~Fourth Amendment Date, except as described on Schedules 5.1(n) and 5.1(y), there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Credit Parties, threatened against or affecting any Credit Party, any Subsidiary of any Credit Party or any of their respective properties (excluding workers compensation claims incurred in the ordinary course of business) which could reasonably be expected to result in any liability of such Credit Party or Subsidiary in excess of $750,000 in the aggregate (net of the amount of any insurance coverage so long as the insurance provider has not denied coverage) with respect to all Credit Parties and their Subsidiaries, or the loss of any certification or license material to the operation of such Credit Party’s or Subsidiary’s business. None of such litigation disclosed on Schedules 5.1(n) and 5.1(y), individually or collectively, could reasonably be expected to have a Materially Adverse Effect.
(15)ERISA. As of the Fourth Amendment Date, Schedule 5.1(o) lists (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Title IV Plans, Multiemployer Plans, and Retiree Welfare Plans. ~~Copies~~To the extent requested by the Administrative Agent, copies of all such listed

Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered to the Administrative Agent. Except with respect to Multiemployer Plans, each Plan intended to be qualified under Code Section 401 has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, the trusts created thereunder have been determined to be exempt from tax under the provisions of Sections 501 of the Code, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Credit Party and each ERISA Affiliate and each of their respective Plans are in material compliance with ERISA and the Code and no Credit Party nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. No Credit Party or, to each Credit Party’s knowledge, any of its ERISA Affiliates has made any promises of retirement or other benefits to employees, except as set forth in the Plans. No Credit Party or ERISA Affiliate has incurred any liability to the PBGC in connection with any such Plan (other than the payment of premiums that are not past due). No Title IV Plan has any Unfunded Pension Liability where the contributions required to meet the minimum funding standards set forth in ERISA could reasonably be expected to have a Materially Adverse Effect. No ERISA Event or event described in Section 4062(e) of ERISA has occurred and is continuing with respect to any Plan. There are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary (as defined in Section 3(21) of ERISA) or sponsor of any Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of any Credit Party or any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to any material penalty or tax on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code.
(16)Intellectual Property; Licenses; Certifications. Except as set forth on Schedule 5.1(p), as of the ~~Agreement~~Fourth Amendment Date, no Credit Party or any Subsidiary of a Credit Party owns any registered patents, trademarks, service marks or copyrights, and has no pending registration applications with respect to any of the foregoing. No other patents, trademarks, service marks or registered copyrights are necessary for the operation of the business of the Credit Parties and their Subsidiaries. Except as set forth on Schedule 5.1(p), as of the ~~Agreement~~Fourth Amendment Date, no material licenses or certifications are necessary for the operation of the Credit Parties’ and their Subsidiaries’ business.
(17)Compliance with Law; Absence of Default. Each Credit Party and each Subsidiary of a Credit Party is in compliance with all Applicable Law and with all of the provisions of its certificate of incorporation or formation and by-laws or other governing documents except where the failure to be in compliance could not reasonably be expected to have a Materially Adverse Effect, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes a Default.
(18)Casualties; Taking of Properties. Since December 31, ~~2010~~2021, neither the business nor the properties of the Credit Parties and their Subsidiaries has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy, except for any such event that could not reasonably be expected to have a Materially Adverse Effect.

(19)Accuracy and Completeness of Information. All written information, reports, other papers and data relating to the Credit Parties and their Subsidiaries furnished by or at the direction of the Credit Parties to the Lender Group (other than projections) were, at the time furnished, complete and correct in all material respects. No fact is currently known to any Credit Party which has, or could reasonably be expected to have, a Materially Adverse Effect. With respect to projections, estimates and forecasts given to the Lender Group, such projections, estimates and forecasts are based on the Credit Parties’ good faith assessment of the future of the business at the time made, it being understood that projections by their nature are uncertain and no assurance is given that the results reflected in such projections will be achieved. The Credit Parties had a reasonable basis for such assessment at the time made.
(20)Compliance with Regulations T, U, and X. No Credit Party or any Subsidiary of a Credit Party is engaged principally in or has as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and no Credit Party or any Subsidiary of a Credit Party owns or presently intends to acquire, any “margin security” or “margin stock” as defined in Regulation T, Regulation U and Regulation X (herein called “Margin Stock”) in violation of Regulation T, Regulation U or Regulation X. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation T, Regulation U or Regulation X.
(21)Solvency. As of the ~~Third~~Fourth Amendment Date and after giving effect to the transactions contemplated by the Loan Documents, (i) the property of each Credit Party (including all contribution rights from other Credit Parties), at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of each Credit Party will not be unreasonably small to conduct its business; and (iii) no Credit Party will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section, “debt” shall mean any liability on a claim, and “claim” shall mean (A) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (B) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.
(22)Insurance. The Credit Parties and their Subsidiaries have insurance meeting the requirements of Section 6.5, and such insurance policies are in full force and effect. As of the Agreement Date, all insurance maintained by the Credit Parties and their Subsidiaries is fully described on Schedule 5.1(v).
(23)Broker’s or Finder’s Commissions. No broker’s or finder’s fee or commission will be payable with respect to the execution and delivery of this Agreement and the other Loan Documents, and no other similar fees or commissions will be payable by the Credit Parties for any other services rendered to the Credit Parties ancillary to the credit transactions contemplated herein.
(24)Real Property. (i) All real property leased by each Credit Party and each Subsidiary of a Credit Party as of the ~~Agreement~~Fourth Amendment Date, and the name of the lessor of such real property, is set forth in Schedule 5.1(x)-1; (ii) such leases are valid, enforceable and in full force and effect. There is no default or condition which, with the passage of time or the giving of notice, or both, would constitute a default on the part of any party under such leases and the Credit Parties and their Subsidiaries have paid all rents and other charges due and payable under such leases except for any default or condition that could not reasonably be expected to result in a Materially Adverse Effect. All real property owned by each Credit Party or a Subsidiary of a Credit Party as of the ~~Agreement~~Fourth

Amendment Date is set forth in Schedule 5.1(x)-2. As of the ~~Agreement~~Fourth Amendment Date, no Credit Party or any Subsidiary of a Credit Party owns, leases or uses any real property other than as set forth on Schedule 5.1(x)-1 or 2. Each Credit Party and each Subsidiary of a Credit Party owns marketable fee simple title to all of its owned real property, and none of its respective owned real property is subject to any Liens, except Permitted Liens.
(25)Environmental Matters.
(1)Except as specifically disclosed in Schedule 5.1(y) or as could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect, no Credit Party or any Subsidiary thereof (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has received notice of any claim with respect to any Environmental Law or (C) knows of any basis for any liability under any Environmental Law.
(2)Except in each case, as could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect or as otherwise set forth in Schedule 5.1(y), (A) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or, to the knowledge of any Credit Party, operated by any Credit Party; (B) there is no asbestos or asbestos-containing material on any property currently owned or, to the knowledge of any Credit Party, operated by any Credit Party or; and (C) to the knowledge of the Credit Parties, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Credit Party or any Subsidiary thereof.
(3)Except in each case, as could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect or as otherwise set forth on Schedule 5.1(y), (i) no Credit Party or any Subsidiary thereof is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Credit Party or any Subsidiary thereof have been disposed of in a manner not reasonably expected to result in liability to any Credit Party or any Subsidiary thereof.
(26)OSHA. All of the Credit Parties’ and their Subsidiaries’ operations are conducted in compliance with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor, except for any default or condition that could not reasonably be expected to result in a Materially Adverse Effect.
(27)Name of Credit Party. No Credit Party or any Subsidiary of any Credit Party has changed its name within the preceding five (5) years from the ~~Second~~Fourth Amendment Date, nor has any Credit Party or any Subsidiary of a Credit Party transacted business under any other name or trade name, other than “Havertys”.

(28)Investment Company Act; Public Utility Holding Company Act. No Credit Party or any Subsidiary of a Credit Party is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Credit Parties of this Agreement nor the issuance of any Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.
(29)Patriot Act. Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither any Credit Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the USA Patriot Act. None of the Credit Parties (i) is a blocked person described in Section 1 of the Executive Order No. 13224 or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.
(30)OFAC. None of the Credit Parties, any Subsidiary of Credit Parties, any Affiliate of the Credit Parties (other than an Affiliate that is a shareholder of HFC) or, to the knowledge of any Credit Party as of the ~~Third~~Fourth Amendment Date, any Affiliate that is a shareholder of HFC (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loans hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(31)Security Documents.
1.The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lender Group, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Administrative Agent, the Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.
2.The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lender Group, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Security Agreement, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property ~~(as defined in the Security Agreement)~~), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 8.3.

            (iii)    Each of the representations and warranties contained in each of the Security Documents is true and correct on and as the date hereof as if made on and as of the date hereof.
(32)Liquidation of Former Borrowers. As of the Agreement Date, Havertys Enterprises, Inc. and Havertys Capital, Inc. have been liquidated and dissolved by HFC and are no longer in existence in any jurisdiction.
Section 1.2Representations and Warranties Relating to Eligible Credit Card Receivables. With respect to all Eligible Credit Card Receivables, the Administrative Agent may rely upon all statements, warranties and representations made in any Borrowing Base Certificate in determining the classification of such Credit Card Receivables and in determining which items of Credit Card Receivables listed in such Borrowing Base Certificate meet the requirements of eligibility.
Section 1.3Representations and Warranties Relating to Inventory. With respect to all Eligible Inventory, the Administrative Agent may rely upon all statements, warranties and representations made in any Borrowing Base Certificate in determining the classification of such Inventory and in determining which items of Inventory listed in such Borrowing Base Certificate meet the requirements of eligibility.
Section 1.4Survival of Representations and Warranties. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and the date of each Advance or issuance of a Letter of Credit hereunder, except to the extent previously fulfilled in accordance with the terms of this Agreement or the other Loan Documents and to the extent subsequently inapplicable (including any representation that relates to an earlier date). All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lender Group, or any of them, any investigation or inquiry by any member of the Lender Group, or the making of any Advance or the issuance of any Letter of Credit under this Agreement.
Article 6.

GENERAL COVENANTS
Until the later of the date the Obligations are repaid in full (other than unasserted contingent indemnification and other contingent liabilities not then due and payable that survive repayment of the Loans) or the date the Borrowers no longer have the right to borrow, or have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders shall otherwise give their prior consent in writing:
Section 1.aPreservation of Existence and Similar Matters. Each Credit Party will, and will cause each of its Subsidiaries to (i) except as expressly permitted by Section 8.7, preserve and maintain its existence, rights, franchises, licenses, and privileges in its jurisdiction of incorporation or organization including, without limitation, all Necessary Authorizations, and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified would not reasonably be expected to have a Materially Adverse Effect.

Section 1.bCompliance with Applicable Law. Each Credit Party will, and will cause each of its Subsidiaries to, comply with the requirements of all Applicable Law, except where the failure to so comply would not have a Materially Adverse Effect.
Section 1.cMaintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition, normal wear and tear and disposal of obsolete equipment excepted, all properties used or useful in its business (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto.
Section 1.dAccounting Methods and Financial Records. Each Credit Party will, and will cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with GAAP and with any system mandated by an Account Debtor, such as the federal government cost and accounting standards, and will, and will cause each of its Subsidiaries to, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles; provided that a conclusion by such Credit Party’s independent certified public accountants that such Credit Party has a “material weakness” in the effectiveness of its internal controls over financial reporting shall not constitute a breach of this Section unless the purported weakness could reasonably be expected to result in a Materially Adverse Effect.
Section 1.eInsurance. Each Credit Party will, and will cause each of its Subsidiaries to, maintain insurance including, but not limited to, public liability, property insurance, comprehensive general liability, product liability, business interruption and fidelity coverage insurance, in such amounts and against such risks as would be customary for companies in the same industry and of comparable size as the Credit Parties and their Subsidiaries from financially sound and reputable insurance companies having and maintaining an A.M. Best rating of “A-” or better and being in a size category of VI or larger or otherwise acceptable to the Administrative Agent; provided that in the event that any such insurance company’s A.M. Best rating falls below “A-”, then the Credit Parties shall have ninety (90) days to replace such insurance company with an insurance company maintaining an A.M. Best rating of “A-” or better and being in a size category of VI or larger; provided, further, that if such insurance company’s A.M. Best Rating falls below “B”, then such replacement shall occur within thirty (30) days of such rating downgrade. In addition to the foregoing, each Credit Party further agrees to maintain and pay for insurance upon all goods constituting Collateral wherever located, in storage or in transit in vehicles, vessels or aircraft, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts as would be customary for companies in the same industry and of comparable size as the Credit Parties, from financially sound and reputable insurance companies having and maintaining an A.M. Best rating of “A-” or better and being in a size category of VI or larger or otherwise acceptable to the Administrative Agent to insure the Lender Group’s interest in such Collateral; provided that in the event that any such insurance company’s A.M. Best rating falls below “A-”, then the Credit Parties shall have ninety (90) days to replace such insurance company with an insurance company maintaining an A.M. Best rating of “A-” or better and being in a size category of VI or larger; provided, further, that if such insurance company’s A.M. Best Rating falls below “B”, then such replacement shall occur within thirty (30) days of such rating downgrade. All such property insurance policies shall name the Administrative Agent as loss payee and all liability insurance policies shall name the Administrative Agent as additional insured. Each Credit Party shall deliver the original certificates of insurance evidencing that the required insurance is in force together with a satisfactory lender’s loss payable and additional insured, as applicable, endorsements. If any Credit Party fails to provide and pay for such insurance, the Administrative Agent may, at the Borrowers’ expense, procure the same, but shall not be required to do so. Each Credit Party agrees, at the Administrative Agent’s request, to deliver to the Administrative Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.
Section 1.fPayment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge all federal, state income and other material taxes, assessments, and governmental charges or levies imposed upon it or its income or profit or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which have become due and payable and which by law have or may become a Lien upon any of its Property; except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period ~~thirty~~sixty (~~30~~60) days after such commencement. Each Credit Party shall, and shall cause each of its Subsidiaries to, timely file (or obtain extensions) all information returns required by federal, state, or other material tax authorities.
Section 1.gVisits and Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, permit representatives of the Administrative Agent, upon reasonable prior notice during normal business hours, to (a) visit and inspect the properties of the Credit Parties and their Subsidiaries ~~during normal business hours~~, (b) inspect and make extracts from and copies of the Credit Parties’ and their Subsidiaries’ books and records, (c) conduct appraisals, field examinations and audits of Inventory and Accounts of the Credit Parties and their Subsidiaries and (d) discuss with the Credit Parties’ and their Subsidiaries’ respective principal officers the Credit Parties’ or such Subsidiaries’ businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Credit Parties or such Subsidiaries; provided that (i) if Aggregate Revolving Credit Obligations are less than or equal to 10.0% of the Aggregate Revolving Loan Commitments and no Event of Default has occurred and is continuing, the Administrative Agent shall not be entitled to conduct a field audit or appraisal, (ii) if Aggregate Revolving Credit Obligations exceeds 10.0% but is less than or equal to 25.0% of the Aggregate Revolving Loan Commitments for five (5) consecutive Business Days and no Event of Default has occurred and is continuing, the Administrative Agent shall be permitted to conduct one field audit and one appraisal during the trailing twelve month period until the later of (x) ninety (90) days after such five (5) Business Day period and (y) the date that the Aggregate Revolving Credit Obligations are less than or equal to 10% of the Aggregate Revolving Loan Commitments for thirty (30) consecutive Business Days, (iii) if the Aggregate Revolving Credit Obligations exceeds 25.0% of the Aggregate Revolving Loan Commitments for five (5) consecutive Business Days and no Event of Default has occurred and is continuing, the Administrative Agent shall be permitted to conduct up to two (2) field audits and two (2) appraisals during the trailing twelve month period until the later of (x) ninety (90) days after such five (5) Business Day period and (y) the date that the Aggregate Revolving Credit Obligations are less than or equal to 25% of the Aggregate Revolving Loan Commitments for thirty (30) consecutive Business Days, and (iv) during the continuance of an Event of Default, the Administrative Agent shall be permitted to conduct at any time and without prior notice as many field audits and appraisals that the Administrative Agent requests in its Permitted Discretion; provided, further, that the Borrowers shall not be obligated to pay more than $~~25,000~~30,000 per field audit or more than $30,000 per appraisal. Any other member of the Lender Group may, at its expense, accompany the Administrative Agent on any regularly scheduled visit (or, at any time that a Default exists, any visit regardless of whether it is regularly scheduled) to the Credit Parties’ and their Subsidiaries’ properties.

Section 1.hIntentionally Reserved.
Section 1.iERISA. Each Credit Party shall at all times make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Credit Party’s and its ERISA Affiliates’ Plans; furnish to the Administrative Agent, promptly upon the Administrative Agent’s request therefor, copies of any annual report required to be filed pursuant to ERISA in connection with each such Plan of each Credit Party and its ERISA Affiliates; notify the Administrative Agent as soon as practicable of any ERISA Event; and furnish to the Administrative Agent, promptly upon the Administrative Agent’s request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.
Section 1.jLien Perfection. Each Credit Party agrees to take such action as may be reasonably requested by the Administrative Agent to perfect or continue the perfection of the Administrative Agent’s (on behalf of, and for the benefit of, the Lender Group) security interest in the Collateral. Each Credit Party hereby authorizes the Administrative Agent to file any such financing statement on such Credit Party’s behalf describing the Collateral.
Section 1.kLocation of Collateral. All Collateral, other than Inventory in transit and Inventory sold in the ordinary course of business, will at all times be kept by the Credit Parties at one or more of the business locations of the Credit Parties set forth in Schedule 6.11 except for In-Transit Inventory, Inventory in transit within the United States and as permitted in the following sentence. The Inventory shall not, without the prior written approval of the Administrative Agent, be moved from the locations set forth on Schedule 6.11, except for (a) sales or other dispositions of assets permitted pursuant to Section 8.7 and (b) the storage of Inventory at locations within the continental US other than those specified in the first sentence of this Section 6.11 if (i) the Administrative Borrower gives the Administrative Agent written notice of the new storage location within at least thirty (30) days after storing Inventory at such location, (ii) the Lender Group’s security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon, (iii) neither any Credit Party’s nor the Administrative Agent’s right of entry upon the premises where such Inventory is stored or its right to remove the Inventory therefrom, is in any way restricted, (iv) the Borrowers have used their reasonable best efforts to have the owner of such premises, and any bailee, warehouseman or similar party that will be in possession of such Inventory, to have executed and delivered to the Administrative Agent a Collateral Access Agreement and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to the Administrative Agent and any non-negotiable documents and receipts in respect of any Collateral maintained at such premises are issued to the Administrative Agent and promptly delivered to the Administrative Agent.
Section 1.lProtection of Collateral. All insurance expenses and expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by any Credit Party to any landlord of any premises where any of the Collateral may be located), and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by the Credit Parties. If the Credit Parties fail to promptly pay any portion thereof when due, the Lenders may, at their option, but shall not be required to, make a Base Rate Advance for such purpose and pay the same directly to the appropriate Person. The Borrowers agree to ~~reimburse the Lenders~~ promptly ~~therefor~~repay such Base Rate Advance with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by the Lenders for any of the foregoing and all reasonable costs and expenses (including reasonable attorneys’ fees, legal expenses, and court costs) which the Lenders may incur in enforcing or protecting the Lien on or rights and interest in the Collateral or any of their rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by the Borrowers to the Lenders with interest at the Default Rate, shall be considered Obligations owing by the Borrowers to the Lenders hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of the Credit Parties in or coming into the hands or inuring to the benefit of the Lenders. Neither the Administrative Agent nor the Lenders shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Lenders’ actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Credit Parties’ sole risk.
Section 1.mAssignments and Records of Accounts. If so requested by the Administrative Agent following an Event of Default, each Credit Party shall execute and deliver to the Administrative Agent, for the benefit of the Lender Group, formal written assignments of all of the Accounts daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Each Credit Party shall keep accurate and complete records in all material respects of the Accounts and all payments and collections thereon.
Section 1.nAdministration of Accounts.
(1)The Administrative Agent retains the right after the occurrence and during the continuance of an Event of Default to notify the Account Debtors that the Accounts have been assigned to the Administrative Agent, for the benefit of the Lender Group, and to collect the Accounts directly in its own name and to charge the collection costs and expenses, including attorneys’ fees, to the Borrowers. The Administrative Agent has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. Each Credit Party irrevocably makes, constitutes and appoints the Administrative Agent as such Credit Party’s true and lawful attorney and agent-in-fact to endorse such Credit Party’s name on any checks, notes, drafts or other payments relating to, the Accounts which come into the Administrative Agent’s possession or under the Administrative Agent’s control as a result of its taking any of the foregoing actions. Additionally, after the occurrence and during the continuance of an Event of Default, the Administrative Agent, for the benefit of the Lender Group, shall have the right to collect and settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as the Administrative Agent may deem advisable, and to charge the deficiencies, reasonable costs and expenses thereof, including attorney’s fees, to the Borrowers.
(2)If an Account includes a charge for any tax payable to any governmental taxing authority, the Administrative Agent on behalf of the Lenders is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Credit Party and to make a Base Rate Advance to the Borrowers to pay therefor. The Credit Parties shall notify the Administrative Agent if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, the Administrative Agent shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by any Credit Party by reason of the sale and delivery creating the Account.
(3)Whether or not a Default has occurred, any of the Administrative Agent’s officers, employees or agents shall upon notice to the Administrative Borrower have the right, at any time or times hereafter, in the name of the Lenders, or any designee of the Lenders or the Credit Parties, to verify the validity, amount or other matter relating to any Accounts by mail, telephone, telegraph or otherwise. The Credit Parties shall cooperate fully with the Administrative Agent and the Lenders in an effort to facilitate and promptly conclude any such verification process.
Section 1.5Cash Management System.
(4)As of the ~~Second~~Fourth Amendment Date, each deposit account, disbursement account and securities account of the Credit Parties are listed on Schedule 6.15 and such schedule designates which accounts are Deposit Accounts, Concentration Accounts, the Disbursement Accounts and Excluded Accounts.
(5)Other than the Excluded Accounts, each Credit Party shall maintain, in its name, at a Cash Management Bank, one or more Deposit Accounts, Concentration Accounts and Disbursement Accounts that are subject to a Control Account Agreement in form and substance reasonably satisfactory to the Administrative Agent (individually, a “Blocked Account” and collectively, the “Blocked Accounts”). Each such Control Account Agreement shall provide, among other things, that the relevant Cash Management Bank agrees, from and after the receipt of a notice (an “Activation Notice”) from the Administrative Agent (which Activation Notice may be given by the Administrative Agent at any time at which (i) an Event of Default has occurred and is continuing or (ii) Availability for five (5) consecutive Business Days is less than the greater of (A) $5,000,000 and (B) ten percent (10.0%) of the Aggregate Revolving Loan Commitments (the foregoing being referred to herein as an “Activation Event”)), to forward immediately all amounts in each Blocked Account, as the case may be to the Administrative Agent per its instructions and to commence the process of daily sweeps from such account to the Administrative Agent. If at any time after an Activation Notice has been given, Availability for sixty (60) consecutive days equals or exceeds the greater of (A) $5,000,000 and (B) ten percent (10.0%) of the Aggregate Revolving Loan Commitments, then the Administrative Agent shall, promptly upon request of the Administrative Borrower, notify the Cash Management Bank that the daily sweeps from such account shall cease until further notice from the Administrative Agent that a subsequent Activation Event has occurred.
(6)Each Credit Party may maintain, in its name, Excluded Accounts that are not subject to Control Account Agreements. The Credit Parties agree that at no time shall the aggregate amount on deposit in all Excluded Accounts and all other accounts of the Credit Parties (other than the Blocked Accounts) exceed $~~100,000~~200,000 in any one account or $500,000 in the aggregate at any time for all Credit Parties combined (the “Threshold Amount”); provided that no Event of Default shall occur solely by reason of the amount on deposit in all Excluded Accounts and such other accounts combined exceeding the Threshold Amount if (i) the amount in excess of the Threshold Amount is transferred to a Deposit Account or Concentration Account within one Business Day of such excess having occurred and (ii) at the close of business on such Business Day the amount on deposit in all Excluded Accounts and such other accounts combined does not exceed the Threshold Amount; provided, further, that the foregoing limitations on amounts that may be maintained in any Excluded Account shall not apply to Excluded Accounts that only contains funds necessary to pay wages and payroll tax requirements outstanding as of such date.
(7)Each Credit Party may maintain, in its name, at a Cash Management Bank, one or more Disbursement Accounts that are subject to Control Account Agreement. No Credit Party shall accumulate or maintain cash in any Disbursement Account as of any date of determination in excess of the amounts to cover (x) checks outstanding against such account and paid as of such date, (y) payroll requirements outstanding and paid as of such date, and (z) amounts necessary to meet ordinary course minimum balance requirements of the applicable Cash Management Bank in respect thereof as of such date.
(8)The Credit Parties shall take all steps within their control to ensure that all of their Credit Card Processors forward all items of payment to a Concentration Account.
(9)In the event that any Credit Party (despite clause (e) above) shall at any time receive any remittances of any Credit Card Receivables directly or shall receive any cash, checks, drafts, funds or other similar items of payment relating to or constituting payments made in respect of any and all Accounts and other Collateral, such Credit Party shall hold the same as trustee for the Administrative Agent, shall segregate such remittances from its other assets, and shall promptly deposit the same into a Deposit Account or Concentration Account.
(10)Notwithstanding anything to the contrary, at the request of the Administrative Borrower, the Administrative Agent will cause any sales taxes collected by the Credit Parties to be placed in a separate account designated for payment to the applicable taxing authority, and such amounts will not be applied to the Obligations.
(11)Notwithstanding anything to the contrary, any deposit account established by the Borrowers pursuant to any lease agreement to hold deposits required under such lease agreement shall be exempt from the requirements of this Section 6.15.
Section 1.aFurther Assurances. Upon the request of the Administrative Agent, each Credit Party will promptly cure, or cause to be cured, defects in the creation and issuance of any Notes and the execution and delivery of the Loan Documents (including this Agreement) and any Bank Products Agreements, resulting from any act or failure to act by any Credit Party or any employee or officer thereof. Each Credit Party at its expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Credit Parties in the Loan Documents (including this Agreement) and the Bank Products Documents, or to correct any omissions in the Loan Documents or any Bank Products Documents, or more fully to state the obligations set out herein or in any of the Loan Documents or the Bank Products Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested.
Section 1.bBroker’s Claims. Each Credit Party hereby indemnifies and agrees to hold each member of the Lender Group harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by such member of the Lender Group in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or Bank Products Document or the consummation of the transactions contemplated herein or therein. This Section 6.17 shall survive termination of this Agreement.
Section 1.cIndemnity. Each Credit Party shall indemnify and hold harmless each Indemnified Person from and against any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnified Person, which may be incurred by any Indemnified Person or asserted against any Indemnified Person by any third party or by any Borrower or any of its Subsidiaries arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents, the Bank Products

Documents or any other document contemplated by this Agreement, the making, administration or enforcement of the Loan Documents and the Loans or any Bank Products Documents, any transaction contemplated hereby or any related matters this Agreement, any other Loan Document, any Bank Product Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of any of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any environmental liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any of its Subsidiaries, and regardless of whether any Indemnified Person is a party thereto, provided that such indemnification shall not, as to any Indemnified Person, be available to the extent that such costs, losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnified Person or (y) breach in bad faith of such Indemnified Person’s obligations hereunder or under any other Loan Document. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT. This Section 6.18 shall survive termination of this Agreement.
Section 1.dEnvironmental Matters. Each Credit Party shall (a) conduct its operations and keep and maintain its Properties in compliance with all Environmental Laws, except where the failure to do so could not reasonably be expected to have a Materially Adverse Effect; (b) obtain and renew all environmental permits necessary for its operations and Properties, except where the failure to do so could not reasonably be expected to have a Materially Adverse Effect; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of its Properties or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Properties, provided that no Credit Party shall be required to undertake any such investigation, remediation, removal or response action to the extent that (i) its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Credit Parties with respect to such circumstances in accordance with GAAP, or (ii) failure to undertake any investigation, remediation, removal or response action could not reasonably be expected to have a Materially Adverse Effect.
Section 1.eFormation of Subsidiaries. Within thirty (30) days of either the formation of any direct or indirect Subsidiary of any Credit Party after the Agreement Date or the acquisition of any direct or indirect Subsidiary of any Credit Party after the Agreement Date, the Credit Parties, as appropriate, shall (a) if such Subsidiary is a Domestic Subsidiary, cause such new Subsidiary to provide to the Administrative Agent, for the benefit of the Lender Group, a joinder and supplement to this Agreement substantially in the form of Exhibit I (each, a “Supplement”), pursuant to which such new Domestic

Subsidiary shall agree to join as a Guarantor of the Obligations under Article 3 and as a Credit Party under this Agreement, a supplement to the Security Agreement, and such other security documents, together with appropriate Uniform Commercial Code financing statements, all in form and substance reasonably satisfactory to the Administrative Agent, (b) cause the Credit Party or Credit Parties that own such Subsidiary to provide to the Administrative Agent, for the benefit of the Lender Group, a supplement to the Pledge Agreement, pursuant to which such Credit Parties shall pledge 100% of the Equity Interests of any such Domestic Subsidiary, or 65% of the voting Equity Interests, and 100% of the nonvoting Equity Interests, of any such Foreign Subsidiary, together with all certificates evidencing such Equity Interests and appropriate instruments of transfer with respect thereto, all in form and substance reasonably satisfactory to the Administrative Agent, and (c) provide to the Administrative Agent, for the benefit of the Lender Group, all other documentation, including one or more opinions of counsel satisfactory to the Administrative Agent, which in its reasonable opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation referred to above. Nothing in this Section 6.20 shall authorize any Credit Party or any Subsidiary of a Credit Party to form or acquire any Subsidiary ~~absent express authorization to so form or acquire such Subsidiary pursuant to~~in violation of Article 8. Any document, agreement or instrument executed or issued pursuant to this Section 6.20 shall be a “Loan Document” for purposes of this Agreement.
Section 1.fMaintenance of Intellectual Property. Each Credit Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except where a failure to maintain any of the foregoing could not reasonably be expected to result in a Materially Adverse Effect.
Section 1.gCompliance with Regulation T, Regulation U and Regulation X. No Credit Party or any Subsidiary of a Credit Party shall engage principally in or have as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and no Credit Party or any Subsidiary of a Credit Party shall own or acquire, any Margin Stock. No Credit Party or any Subsidiary of a Credit Party shall use the proceeds of the Loans, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Funded Debt which was originally incurred to purchase or carry margin Stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation T, Regulation U and Regulation X, other than in connection with Restricted Payments constituting share repurchases permitted pursuant to Section 8.4 made after notice of any such share repurchase has been provided to the Administrative Agent. Each Credit Party will, and will cause each of its Subsidiaries to, comply with the requirements of Regulation T, Regulation U and Regulation X and any other regulation of the Board of Governors of the Federal Reserve System and the requirements of the Exchange Act and the rules promulgated thereunder by the Securities and Exchange Commission, or any similar Federal law then in force, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Credit Parties and their Subsidiaries will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U and (ii) other documents evidencing its compliance with the margin regulations~~, including, without limitation, an opinion of counsel~~ in form and substance satisfactory to the Administrative Agent.
Section 1.hIntellectual Property Pledge. If at any time (a) the sum of (1) the aggregate purchase price of all properties sold and leased back after the ~~Third~~Fourth Amendment Date in Sale-Leaseback Transactions permitted under Section 8.10, plus (2) the aggregate outstanding principal amount of Permitted Real Estate Financing incurred after the ~~Third~~Fourth Amendment Date, plus (3) the Net Real Estate Exchange Value incurred after the ~~Third~~Fourth Amendment Date equals or exceeds

$100,000,000 in the aggregate, and (b) Availability (after giving pro forma effect to any repayment of the Loans from the proceeds of any such Sale-Leaseback Transactions or Permitted Real Estate Financing) is $20,000,000 or less, then within thirty (30) days after request from the Administrative Agent, the Borrowers shall, and shall cause their Subsidiaries to, pledge all of their Intellectual Property ~~(as defined in the Security Agreement)~~ and shall execute and deliver to the Administrative Agent in connection therewith such amendments to the Security Agreement and other security documents, officer certificates and legal opinions as the Administrative Agent shall reasonably request in connection therewith.
Section 1.aPost Closing. Within 30 days after the Fourth Amendment Date (or such longer period agreed to by the Administrative Agent), the Administrative Agent shall have received certificates of good standing for the Administrative Borrower from Alabama, Arkansas, Florida, Georgia, Indiana, Kansas, Kentucky, Louisiana, Missouri, North Carolina, Ohio, South Carolina, Tennessee, Texas, and Virginia.
Article g.

INFORMATION COVENANTS
Until the later of the date the Obligations are repaid in full (other than unasserted contingent indemnification and other contingent liabilities not then due and payable that survive repayment of the Loans) or the date the Borrowers no longer have a right to borrow, or have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders shall otherwise give their prior consent in writing, the Credit Parties will furnish or cause to be furnished the following items to each member of the Lender Group; provided that the Administrative Borrower, at its option, may deliver such items described in Sections 7.1, 7.2 and 7.3 to the Administrative Agent with instructions to post such items on IntraLinks® or any similar website for viewing by the Lenders or to send such items to the Lenders via electronic mail, and the Administrative Agent shall post or send via electronic mail such items within a reasonable period of time after delivery thereby by the Administrative Borrower to it and such posting or sending via electronic mail shall constitute delivery of such items to the Lenders:
Section 1.bMonthly and Quarterly Financial Statements and Information.
        (a)     Within (x) forty (40) days after the last day of each January, March, June and September fiscal months of the Borrowers, (y) sixty (60) days after the last day of each December fiscal month of the Borrowers and (z) thirty (30) days after the last day of each other fiscal month of the Borrowers, the balance sheet of the Borrowers and their Subsidiaries as at the end of such fiscal month, and the related statement of income for such fiscal month and for the fiscal year to date period (starting with the Agreement Date) ended with the last day of such fiscal month, which financial statements shall set forth in comparative form such figures (i) as at the end of such month during the previous fiscal year and for such month during the previous fiscal year and (ii) as contained in the Borrowers’ and their Subsidiaries’ projections and forecast delivered to the Administrative Agent pursuant to Section 7.5(d) for such periods, all of which shall be on a consolidated basis with the other Credit Parties and shall be certified by an Authorized Signatory of the Administrative Borrower to be, in his or her opinion, complete and correct in all material respects and to present fairly in accordance with GAAP the financial position of the Credit Parties, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year (starting with the Agreement Date) ended with the last day of such period, subject only to normal year-end adjustments and lack of footnotes. Notwithstanding the foregoing, no monthly financial statements shall be required to be delivered under this Section 7.1(a) unless (i) (A) during such month the aggregate principal amount of all Revolving Loans, Swing Loans, Agent Advances and Overadvances outstanding exceeds $~~15,000,000~~18,000,000 for five (5) consecutive Business Days or (B) on any Business Day during such month the aggregate amount of all Letter of Credit Obligations outstanding exceeds $~~15,000,000~~18,000,000, or (ii) an Event of Default has occurred and is continuing; provided that thereafter such monthly financial statements shall no longer be required to be delivered if, for sixty (60) consecutive days, the aggregate outstanding principal amount of all Revolving Loans, Swing Loans, Agent Advances and Overadvances is zero and the aggregate outstanding amount of all Letter of Credit Obligations does not exceed $~~15,000,000~~18,000,000.
(40)Within forty-five (45) days (or, solely in the case of the fiscal quarters ended June 30, 2020, September 30, 2020 and December 31, 2020, such later date as the Borrowers are permitted to report their quarterly financial statements to the Securities and Exchange Commission, giving effect to the Releases issued by the Securities and Exchange Commission in response to the potential effects of the coronavirus disease 2019, not to exceed ninety (90) days) after the last day of each fiscal quarter in each fiscal year of the Borrowers, the balance sheet of the Borrowers and their Subsidiaries as at the end of such fiscal quarter, and the related statement of income and related statement of cash flows for such fiscal quarter, which financial statements shall set forth in comparative form (i) such figures as at the end of such fiscal quarter during the previous fiscal year and for such fiscal quarter during the previous fiscal year and (ii) as contained in the Borrowers’ and their Subsidiaries’ projections and forecast delivered to the Administrative Agent pursuant to Section 7.5(d) for such periods, all of which shall be on a consolidated basis with the other Credit Parties and shall be certified by an Authorized Signatory of the Administrative Borrower to be, in his or her opinion, complete and correct in all material respects and to present fairly in accordance with GAAP the financial position of the Credit Parties, as at the end of such period and the results of operations for such period, subject only to normal year-end adjustments and lack of footnotes.
Section 1.cAnnual Financial Statements and Information; Opinion of Accountants. Within ninety (90) days after the end of each fiscal year of the Borrowers, the audited balance sheet of the Borrowers and their Subsidiaries as at the end of such fiscal year and the related audited statements of income and retained earnings and related audited statements of cash flows for such year, all of which shall be on a consolidated basis with the other Credit Parties, together with an unaudited consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such year and the related unaudited consolidating profit and loss statement of the Borrowers and their Subsidiaries, which in the case of consolidated financial statements shall set forth in comparative form (i) such figures as at the end of and for the previous year and (ii) as contained in the Borrowers’ and their Subsidiaries’ projections and forecast delivered to the Administrative Agent pursuant to Section 7.5(d) for such periods, and shall be accompanied by an opinion of independent certified public accountants of recognized standing satisfactory to the Administrative Agent, stating that such audited financial statements are unqualified and prepared in all material respects in accordance with GAAP, without any “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit; provided that a conclusion by the Borrowers’ independent certified public accountants that any Borrower has a “material weakness” in the effectiveness of its internal controls over financial reporting shall not constitute a breach of this Section unless the purported weakness could reasonably be expected to result in a Materially Adverse Effect.
Section 1.dCompliance Certificates. At the time the financial statements are furnished pursuant to Section 7.1 and Section 7.2, a Compliance Certificate:

(1)Setting forth as at the end of such period, the arithmetical calculations required to establish whether or not the Credit Parties were in compliance with the requirements of the Financial Covenant, but only if such Financial Covenant is applicable for such period;
(2)Stating whether any change in GAAP or the application thereof has occurred since the date of the Borrowers’ audited financial statements delivered on the Agreement Date, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and
(3)Stating that, to the best of his or her knowledge, no Default has occurred as at the end of such period, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred and whether it is continuing and specifying the action which the Borrowers have taken or propose to take with respect thereto.
Section 1.eAccess to Accountants. Each Credit Party hereby authorizes the Administrative Agent, upon prior notice to the Administrative Borrower, in the exercise of its Permitted Discretion to communicate directly with the senior audit partner of the Credit Parties’ and their Subsidiaries’ independent public accountants and authorizes these accountants to disclose to the Administrative Agent any and all financial statements which relate to the annual audit and copies of any management letter. On or before the Agreement Date, the Credit Parties shall deliver to their independent public accountants a letter authorizing them to comply with the provisions of this Section 7.4. For the avoidance of doubt, the refusal or failure of the independent public accountants to disclose any information to the Administrative Agent shall not constitute a breach of this Agreement.
Section 1.fAdditional Reports.
(41)Administrative Borrower shall deliver to the Administrative Agent (i) a Borrowing Base Certificate as of the last day of the prior fiscal quarter, month or week, as the case may be, which shall be in such form as shall be satisfactory to the Administrative Agent, (ii) an Inventory status report consistent with past practice, modified by the Administrative Agent based on any field audit or examination, (iii) a Credit Card Receivables status report or statement as of such date, setting forth the balance of the Credit Card Receivables aged not more than five days from date of sale and (iv) an aging of Qualified Receivables as of such date, in each case with the supporting documentation and schedules in reasonable detail to confirm such calculations. The foregoing certificates and reports shall be delivered by the Administrative Borrower to the Administrative Agent quarterly within thirty (30) days after the end of each fiscal quarter, provided that if Availability is less than or equal to the greater of (x) fifty percent (50.0%) of the Aggregate Revolving Loan Commitments and (y) $30,000,000 (the “Quarterly Reporting Threshold”), then the foregoing certificates and reports shall be delivered by the Administrative Borrower to the Administrative Agent monthly within fifteen (15) days after the end of each fiscal month, provided further, that if Availability is less than or equal to the greater of (x) fifteen percent (15.0%) of the Aggregate Revolving Loan Commitments and (y) $9,000,000 (the “Monthly Reporting Threshold”), then the foregoing certificates and reports shall be delivered by the Administrative Borrower to the Administrative Agent weekly within three (3) Business Days after the end of each fiscal week; in each case, (A) until such time as Availability has exceeded the Monthly Reporting Threshold for sixty (60) consecutive days (at which time the foregoing certificates and reports shall thereafter be delivered by the Administrative Borrower to the Administrative Agent monthly within fifteen (15) days after the end of each fiscal month), or (B) until such time as Availability has exceeded the Quarterly Reporting Threshold for sixty (60) consecutive days (at which time the foregoing certificates and reports shall thereafter be delivered by the Administrative Borrower to the Administrative Agent quarterly within thirty (30) days after the end of each fiscal quarter).
(42)~~Promptly upon receipt thereof, the Credit Parties shall deliver to the Lender Group copies of all required communications with its Audit Committee submitted to any Credit Party or any Subsidiary of a Credit Party by the Credit Parties’ and their Subsidiaries’ independent public accountants in connection with any annual or interim audit of the Credit Parties and their Subsidiaries.~~[Intentionally Omitted].
(43)~~Within fifteen (15) days after the end of each fiscal month, or more frequently as reasonably required by the Administrative Agent, the Administrative Borrower shall deliver to the Administrative Agent and the Lenders, an Inventory report as of the last day of the preceding fiscal month or such other date reasonably required by the Administrative Agent, which shall be in such form as shall be satisfactory to the Administrative Agent, setting forth a categorical breakdown of all Inventory of the Borrowers, including, without limitation, Inventory that secures other trade or vendor debt, and Inventory that is free and clear of any Lien (other than Permitted Liens)~~[Intentionally Omitted].
(44)Within fifty (50) days after the end of each fiscal year, the Credit Parties shall deliver to the Lender Group projections and assumptions in the form that will be delivered to the board of directors of the Administrative Borrower which shall include a 12 month income statement, balance sheet and Availability forecast on a quarter-by-quarter basis.
(45)To the extent not covered elsewhere in this Article 7, promptly after the sending thereof, the Credit Parties shall, and shall cause their Subsidiaries to, deliver to the Administrative Agent and the Lenders copies of all financial statements, reports and other information which any Credit Party or any such Subsidiary files with the Securities and Exchange Commission or any national securities exchange; provided that to the extent that the Lenders may register on the Administrative Borrower’s website(s) to receive email alerts when the foregoing are available, the Borrowers have satisfied the obligation to deliver such reports, proxy statements and other materials.
(46)If there is a material change in GAAP after December 31, ~~2010~~2021 that affects the presentation of the financial statements referred to in Section 7.1 and 7.2, then, in addition to delivery of such financial statements, and on the date such financial statements are required to be delivered, the Credit Parties shall furnish the adjustments and reconciliations necessary to enable the Borrowers and each Lender to determine compliance with the Financial Covenant, if at such time the Financial Covenant is applicable, all of which shall be determined in accordance with GAAP consistently applied; provided that the foregoing shall not be required if the parties have agreed to modify the Financial Covenant in light of such material change in GAAP.
(47)From time to time and promptly upon each request the Credit Parties shall, and shall cause their Subsidiaries to, deliver to the Administrative Agent on behalf of the Lender Group documentary and other evidence of the identity of the Credit Parties or such other document or information as may be requested by Lenders or the Administrative Agent at any time to enable Lenders or the Administrative Agent to verify the identity of the Credit Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act at 31 U.S.C. Section 5318.
(48)From time to time and promptly upon each request the Credit Parties shall, and shall cause their Subsidiaries to, deliver to the Administrative Agent on behalf of the Lender Group such data, certificates, reports, statements, opinions of counsel, documents, or further information regarding the business, assets, liabilities, financial position, projections, results of operations, or business prospects of the Credit Parties, such Subsidiaries, or any of them, as the Administrative Agent may reasonably request.
Section 1.gNotice of Litigation and Other Matters.
i.Promptly upon (and in any event within three (3) Business Days of) any Credit Party’s obtaining knowledge of the institution of, or a written threat of, any action, suit, governmental investigation or arbitration proceeding against any Credit Party, any Subsidiary of a Credit Party or any Property, which action, suit, governmental investigation or arbitration proceeding, would expose, in such Credit Party’s reasonable judgment, any Credit Party or any Subsidiary of a Credit Party to liability in an aggregate amount in excess of $~~1,000,000~~3,000,000, such Credit Party shall notify the Lender Group of the occurrence thereof, and the Credit Parties shall provide such additional information with respect to such matters as the Lender Group, or any of them, may reasonably request.
ii.~~Immediately~~Promptly (and in any event within three (3) Business Days of) following the occurrence of any default (whether or not any Credit Party has received notice thereof from any other Person) on Funded Debt of any Credit Party or any Subsidiary of a Credit Party which singly, or in the aggregate, exceeds $~~1,000,000~~3,000,000, such Credit Party shall notify the Lender Group of the occurrence thereof;
iii.Promptly upon (and in any event within three (3) Business Days of) any Credit Party’s receipt of notice of the pendency of any proceeding for the condemnation or other taking of any Property of any Credit Party or any Subsidiary of a Credit Party which represents Inventory or a material portion of the Credit Parties’ assets, such Credit Party shall notify the Lender Group of the occurrence thereof;
iv.Promptly upon (and in any event within three (3) Business Days of) any Credit Party’s receipt of notice of any event that could reasonably be likely to result in a Materially Adverse Effect, such Credit Party shall notify the Lender Group of the occurrence thereof;
v.~~Immediately~~Promptly (and in any event within three (3) Business Days of) following any (i) Default under any Loan Document, or (ii) default under any other agreement (other than those referenced in clause (i) of this Section 7.6(e) or in Section 7.6(b)) to which any Credit Party or any Subsidiary of a Credit Party is a party or by which any Credit Party’s or any such Subsidiary’s properties is bound which could reasonably be expected to have a Materially Adverse Effect, then the Credit Parties shall notify the Lender Group of the occurrence thereof giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;
vi.Promptly (but in any event within five (5) Business Days) following the occurrence of any ERISA Event or a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of any Credit Party or any of its ERISA Affiliates or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan (other than claims for benefits in the ordinary course of business), the Credit Parties shall notify the Administrative Agent and the Lenders of the occurrence thereof.
~~(g)    At the Administrative Agent’s request, within sixty (60) days after November 30, 2011 and November 30 of each year thereafter in which the Revolving Loan Commitments are outstanding, the Credit Parties shall deliver updates or supplements to the schedules to the Loan Documents from time to time to the extent required to render correct the representations and warranties~~

~~contained in the applicable sections to which such schedules relate as of the applicable November 30 without giving effect to any references therein to the “Agreement Date” or the “Second Amendment Date” in each case, appropriately marked to show the changes made therein; provided that such supplements to such Schedules are provided for informational purposes only and shall not be deemed to amend or modify this Agreement, or result in any waiver of any Default hereunder.~~
Article 8.

NEGATIVE COVENANTS
Until the later of the date the Obligations are repaid in full (other than unasserted contingent indemnification and other contingent liabilities not then due and payable that survive repayment of the Loans) or the date the Borrowers no longer have a right to borrow, or have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders shall otherwise give their prior consent in writing:
Section 1.6Funded Debt. No Credit Party will, or will permit any of its Subsidiaries to, create, assume, incur, or otherwise become or remain obligated in respect of, or permit to be outstanding, any Funded Debt except:
(1)Funded Debt under this Agreement (including any Funded Debt resulting from a Commitment Increase), the other Loan Documents and the Bank Products Documents;
(2)The Funded Debt existing on the ~~Agreement~~Fourth Amendment Date and described on Schedule 8.1, together with any refinancing, renewal or replacement thereof that does not increase the outstanding principal amount thereof (immediately prior to giving effect to such refinancing, renewal or replacement) or shorten the maturity or the weighted average life thereof;
(3)~~Trade~~To the extent constituting Funded Debt, trade or accounts payable and/or similar obligations, and accrued expenses, other than for borrowed money;
(4)Funded Debt of a Credit Party or any Subsidiary of a Credit Party that is unsecured or secured by Permitted Liens described in clause (f) of the definition of Permitted Liens (including, without limitation, Capitalized Lease Obligations) not to exceed an aggregate outstanding principal amount of $100,000,000 under this clause (d) at any time; provided that no more than $25,000,000 of such Funded Debt may be incurred on a secured basis in any Fiscal Year after the ~~Second~~Fourth Amendment Date;
(5)Guaranties permitted by Section 8.2;
(6)Permitted Real Estate Financing and ~~Indebtedness~~Funded Debt arising under Sale-Leaseback Transactions permitted under Section 8.10; provided that the sum of (1) the aggregate purchase price of all properties sold and leased back after the ~~Second~~Fourth Amendment Date in Sale-Leaseback Transactions permitted under Section 8.10 ~~(excluding the 2020 Sale-Leaseback Transaction)~~, plus (2) the aggregate outstanding principal amount of Permitted Real Estate Financing incurred after the ~~Second~~Fourth Amendment Date, plus (3) the Net Real Estate Exchange Value incurred after the ~~Second~~Fourth Amendment Date does not exceed $100,000,000 in the aggregate;
(7)Unsecured Funded Debt of any Credit Party owed to another Credit Party; provided that such Funded Debt shall be evidenced by intercompany notes pledged to the Administrative

Agent pursuant to the Pledge Agreement or such other pledge agreement in form and substance reasonably satisfactory to the Administrative Agent;
(8)Obligations under Bank Products not entered into for speculative purposes;
(9)Funded Debt owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrowers or any of their Subsidiaries, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business;
(10)Funded Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that such Funded Debt is extinguished within ten (10) Business Days of its incurrence;
(11)Funded Debt consisting of the financing of insurance premiums; and
(12)Funded Debt consisting of charge back obligations of the type described in Section 8 of the Retailer Purchase Agreement as in effect on the date hereof.
    No Borrower will, nor will any Borrower permit any of its Subsidiaries to, issue any preferred stock or other preferred equity interest that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by such Borrower or such Subsidiary at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable at the option of the holder thereof for ~~Indebtedness or~~Funded Debt, indebtedness, preferred stock or any other preferred equity interest described in this paragraph.
Section 1.aGuaranties. No Credit Party will, or will permit any Subsidiary of a Credit Party to, at any time guarantee or enter into or assume any Guaranty, or be obligated with respect to, or permit to be outstanding, any Guaranty, other than (a) guaranties of the Obligations, (b) guaranties by any Credit Party of obligations of any other Credit Party, (c) endorsements of instruments in the ordinary course of business, (d) guaranties constituting an Investment permitted under Section 8.5, and (~~d~~e) guaranties by any Credit Party of obligations under agreements of any other Credit Party entered into in connection with transactions permitted under Section 8.1(e).
Section 1.bLiens. No Credit Party will, or will permit any Subsidiary of a Credit Party to, create, assume, incur, or permit to exist or to be created, assumed, or permitted to exist, directly or indirectly, any Lien on any of its property, real or personal, now owned or hereafter acquired, except for (i) Permitted Liens and (ii) Liens on real estate financed in Permitted Real Estate Financings and Sale-Leaseback Transactions so long as such Lien does not extend to the Collateral, as permitted by Sections 8.1(f) and 8.10.
Section 1.cRestricted Payments. No Credit Party shall, or shall permit any Subsidiary of a Credit Party to, directly or indirectly declare or make any Restricted Payment, or set aside any funds for any such purpose, other than Dividends on common stock which accrue (but are not paid in cash) or are paid in kind or which entitle the holder to obtain additional common stock or preferred stock convertible into common stock or Dividends on preferred stock which accrue (but are not paid in cash) or are paid in kind; provided that (a) the Administrative Borrower’s Subsidiaries may make Restricted Payments to any Credit Party and (b) the Administrative Borrower may make Restricted Payments so long as it is in compliance with the Exception Conditions both before and after giving effect to the payment of such Restricted Payments.
Section 1.dInvestments. No Credit Party will, or will permit any Subsidiary of a Credit Party to, make Investments, except that (a) any Borrower may purchase or otherwise acquire and own and may permit any of its Subsidiaries to purchase or otherwise acquire and own Cash Equivalents, subject to control agreements in favor of the Administrative Agent for the benefit of the Lender Group or otherwise subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Lender Group, subject to Permitted Liens; (b) the Borrowers may hold the Investments in existence on the ~~Agreement~~Fourth Amendment Date and described on Schedule 5.1(c)-2; (c) so long as no Default exists, the Borrowers may convert any of their Accounts that are past due into notes or Equity Interests from the applicable Account Debtor so long as the Administrative Agent, for the benefit of the Lender Group, has a first priority security interest in such Equity Interests or notes which Lien is perfected contemporaneously with the conversion of such Account to Equity Interests or notes; (d) the Credit Parties and their Subsidiaries may hold the Equity Interests of their respective Subsidiaries in existence as of the ~~Agreement~~Fourth Amendment Date and their Subsidiaries created after the ~~Agreement~~Fourth Amendment Date in accordance with Section 6.20 and Section 8.7(i); (e) without limiting Section 8.2, any Credit Party and any other Subsidiary may make Investments in any ~~other~~ Credit Party; provided that any Investment by a Subsidiary that is not a Credit Party in a Credit Party in the form of Funded Debt must be subordinated to the prior payment in full of the Obligations on terms and conditions satisfactory to the Administrative Agent; (f) the Credit Parties may hold Investments arising out of Hedge Agreements not entered into for speculative purposes and approved by the Administrative Agent; (g) the Credit Parties may make acquisitions permitted under Section 8.7(d); (h) the Credit Parties may hold debt instruments given as partial consideration for any sale of assets permitted under Section 8.7(b); and (i) Investments in Persons created as part of joint ventures in an amount not to exceed $~~250,000~~500,000 in the aggregate.
Section 1.eAffiliate Transactions. No Credit Party shall, or shall permit any Subsidiary of a Credit Party to, enter into or be a party to any agreement or transaction with any Affiliate except (a) as described on Schedule 8.6, (b) pursuant to the reasonable requirements of the applicable Credit Party’s or Subsidiary’s business and upon fair and reasonable terms that are no less favorable to such Credit Party or such Subsidiary than it would obtain in a comparable arms length transaction with a Person not an Affiliate of such Credit Party or such Subsidiary, or (c) as permitted by Sections 8.1, 8.2, 8.4 or 8.5.
Section 1.fLiquidation; Change in Ownership, Name, or Year; Disposition or Acquisition of Assets. No Credit Party shall, or shall permit any Subsidiary to, at any time:
(13)Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business, except that any Subsidiary of the Administrative Borrower may liquidate or dissolve itself in accordance with Applicable Law; provided that if such Subsidiary is also a Borrower, all Collateral of such Subsidiary is distributed to another Borrower in connection with such liquidation or dissolution;
(14)Sell, lease, abandon, transfer or otherwise dispose of, in a single transaction or a series of related transactions, any assets, property or business, except for (i) the sale of Inventory in the ordinary course of business at the fair market value thereof, (ii) physical assets used or consumed in the ordinary course of business, (iii) the sale or other disposal of obsolete equipment, (iv) the sale, transfer or disposition of assets, provided that with respect to this clause (iv) (A) the total consideration paid in connection with such sales, transfers and dispositions from and after the ~~Second~~Fourth Amendment Date shall not exceed $50,000,000, (B) at least twenty-five percent (25%) of such consideration must be paid in cash (the remaining portion of consideration to be provided as seller notes) ~~and~~, (C) ~~one hundred percent~~no Default or Event of Default shall have occurred and be continuing or result therefrom, and (~~100%~~D) ~~of the Net Cash Proceeds received by any Borrower or any of its Subsidiaries from such sale, transfer or disposition~~no Overadvance shall occur or be ~~used to prepay the Loans to the extent required under Section 2.6~~outstanding, after giving effect thereto, (v) the Sale-Leaseback Transactions permitted by Section 8.10, (vi) dispositions of property or assets resulting from the casualty or condemnation thereof, (vii) the disposition of property or assets by any Credit Party or any Subsidiary to a Credit Party and (~~vii~~viii) the substitution or exchange of owned real property of a Borrower for real property leased by such Borrower pursuant to any Permitted Sale-Leaseback Transaction, so long as (A) no Default or Event of Default shall have occurred and be continuing or result therefrom, (B) no Overadvance shall occur or be outstanding, after giving effect thereto, and (C) the sum of (1) the aggregate purchase price of all properties sold and leased back after the ~~Second~~Fourth Amendment Date in Sale-Leaseback Transactions permitted under Section 8.10, plus (2) the aggregate outstanding principal amount of Permitted Real Estate Financing incurred after the ~~Second~~Fourth Amendment Date, plus (3) the Net Real Estate Exchange Value incurred after the ~~Second~~Fourth Amendment Date does not exceed $100,000,000 in the aggregate;
(15)Become a partner or joint venturer with any third party after the ~~First~~Fourth Amendment Date that involves making any Investment in any third party (except to the extent permitted in Section 8.1) or entering into a written partnership or joint venture agreement for any material joint venture;
(16)Acquire (i) any Person, (ii) all or any substantial part of the assets, property or business of a Person, (iii) any real estate or (iv) any assets that constitute a division or operating unit of the business of any Person, other than (x) the acquisition of or assumption of real estate leases so long as such leased sites are operated as Haverty stores or warehouses, (y) the acquisition of other assets, stock or line of business, but for purposes of this clause (y) subject to compliance with the Exception Conditions before and after giving effect to such acquisition or assumption and (z) in connection with any Permitted Sale-Leaseback Transaction, (1) the repurchase of any leased real property pursuant to the terms of any Permitted Sale-Leaseback Transaction as a result of the casualty or condemnation of such property or (2) the substitution or exchange of owned real property of a Borrower for real property leased by such Borrower thereunder ~~if~~so long as (a) no Default or Event of Default shall have occurred and be continuing or result therefrom, (b) no Overadvance shall occur or be outstanding, after giving effect thereto, and (c) the sum (without duplication) of (A) the aggregate purchase price of all properties sold and leased back after the ~~First~~Fourth Amendment Date in Sale-Leaseback Transactions permitted under Section 8.10, plus (B) the aggregate outstanding principal amount of Permitted Real Estate Financing incurred after the ~~First~~Fourth Amendment Date, plus (C) the Net Real Estate Exchange Value incurred after the ~~First~~Fourth Amendment Date does not exceed $100,000,000 in the aggregate;
(17)Merge or consolidate with any other Person; provided that (i) any Borrower may merge into any other Borrower so long as the Administrative Borrower is the surviving entity of any merger in which it participates, (ii) any Guarantor may merge into any Borrower so long as such Borrower is the surviving entity after such merger, ~~and~~ (iii) any Guarantor may merge into any other Guarantor so long as a Guarantor is the surviving entity after such merger, (iv) any Subsidiary that is not a Borrower or Guarantor may merge into any Borrower or Guarantor so long as such Borrower or Guarantor, as the case may be, is the surviving entity after such merger, and (v) any Subsidiary that is not a Borrower or Guarantor may merge into any other Subsidiary that is not a Borrower or Guarantor;

(18)Change its legal name, state of incorporation or formation or structure without giving the Administrative Agent at least ~~thirty~~ten (~~30~~10) days prior written notice of its intention to do so and complying with all reasonable requirements of the Lenders in regard thereto to the extent such requirements relating to maintaining the priority and perfection of the Liens in the Collateral;
(19)Change its year-end for accounting purposes from the fiscal year ending December 31;
(20)Make any material change in accounting treatment or reporting practices, except as required or allowed by GAAP;
(21)Create any Subsidiary; provided that any Borrower or any Subsidiary of any Borrower may create wholly owned Domestic Subsidiaries so long as such Borrower and such Subsidiaries comply with Sections 6.10 and 6.20; or
(22)Close any stores if the aggregate number of store closings in any fiscal year of the Borrowers, net of any new store openings in such fiscal year, exceeds ten percent (10%) of the total number of stores as of the last day of the immediately preceding fiscal year; provided that any store temporarily closed by the Borrowers for up to one hundred twenty (120) days during the period from March 15, 2020 through December 31, 2020 shall be deemed to have been open for purposes of the foregoing covenant.
Section 1.7Fixed Charge Coverage Ratio. Solely to the extent that Availability is less than the greater of (a) $~~5,000,000~~7,000,000 or (b) ten percent (10.0%) of the Aggregate Revolving Loan Commitments, the Credit Parties and their Subsidiaries shall maintain, on a consolidated basis, a Fixed Charge Coverage Ratio, as of the end of the fiscal month most recently ended for which the Administrative Agent has received financial statements, for the period of the immediately preceding twelve (12) months, of not less than 1.00:1.00.
Section 1.8Conduct of Business. The Credit Parties shall not engage substantially in any line of business substantially different from the lines of business conducted by the Credit Parties and their Subsidiaries on the ~~Agreement~~Fourth Amendment Date or from any lines of business reasonably related, complementary, ancillary or incidental thereto.
Section 1.9Sales and Leasebacks. No Credit Party shall, or shall permit any Subsidiary of a Credit Party to, enter into any arrangement, directly or indirectly, with any third party whereby such Credit Party or such Subsidiary, as applicable, shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby such Credit Party or such Subsidiary, as applicable, shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Credit Party or such Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred (each such transaction, a “Sale-Leaseback Transaction”); provided that the Borrowers may engage in ~~(x)~~ Sale-Leaseback Transactions so long as (A) no Default or Event of Default shall have occurred and be continuing or result therefrom, (B) no Overadvance shall occur or be outstanding, after giving effect thereto, and (C) the sum of (1) the aggregate purchase price of all properties sold and leased back after the ~~Second~~Fourth Amendment Date in such Sale-Leaseback Transactions ~~(excluding the 2020 Sale-Leaseback Transaction)~~, plus (2) the aggregate outstanding principal amount of Permitted Real Estate Financing incurred after the ~~Second~~Fourth Amendment Date, plus (3) the Net Real Estate Exchange Value incurred after the ~~Second~~Fourth Amendment Date does not exceed $100,000,000 in the aggregate ~~and (y) the 2020 Sale-Leaseback Transaction~~.

Section 1.10Amendment and Waiver. No Credit Party shall, or shall permit any Subsidiary of a Credit Party to (a) enter into any amendment of, or agree to or accept any waiver, which would adversely affect the rights of such Credit Party or such Subsidiary, as applicable, or any member of the Lender Group, its articles or certificate of incorporation or formation and by-laws, partnership agreement or other governing documents, (b) permit any Material Contract to be cancelled or terminated prior to its stated maturity if such cancellation or termination could reasonably be likely to result in a Materially Adverse Effect or (c) enter into any amendment of, or agree to accept any waiver of any Material Contract or any real estate lease; provided that without the consent of the Administrative Agent, the Borrowers may (a) amend real estate leases with respect to which a Collateral Access Agreement has been delivered and the Value of the Inventory at such location is at least $~~650,000~~750,000, so long as any such amendment or modification does not affect (i) the Administrative Agent’s access rights to the Collateral, (ii) the subordination and waiver of landlord’s Liens or (iii) the Administrative Agent’s right to receive notice and cure defaults and (b) amend ~~all other~~any real estate ~~leases~~lease with respect to which the Value of the Inventory at such location is less than $750,000.
Section 1.11ERISA Liability. No Credit Party shall fail to meet the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of their Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans, the Credit Parties shall make the contributions necessary to meet the minimum funding standards under the Code (based on the Borrowers’ current actuarial assumptions). No Credit Party shall, or shall cause or permit any ERISA Affiliate to, (a) cause or permit to occur any event that could reasonably be expected to result in the imposition of a Lien under Section 412 or 430 of the Code or Section 302, 303 or 4068 of ERISA, or (b) cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Materially Adverse Effect.
Section 1.12Prepayments. No Credit Party shall, or shall permit any Subsidiary of a Credit Party to, prepay, redeem, defease or purchase in any manner, or deposit or set aside funds for the purpose of any of the foregoing, make any payment in respect of principal of, or make any payment in respect of interest on, any ~~Funded~~Junior Debt, except the Borrowers may (i) make regularly scheduled payments of principal or interest required in accordance with the terms of the instruments governing any ~~Funded~~Junior Debt permitted hereunder, (ii) make payments, including prepayments permitted or required hereunder, with respect to the Obligations, (iii) repay ~~Funded~~Junior Debt refinanced with other ~~Funded~~Junior Debt (other than Loans funded under this Agreement) so long as the refinancing (A) does not shorten the weighted average life or maturity of the principal amount of such ~~Funded~~Junior Debt and (B) otherwise is on terms at least as favorable as the terms to the Borrowers and Lenders, taken as a whole, as the ~~Funded~~Junior Debt being refinanced, (iv) repay lease obligations arising from Sale-Leaseback Transactions permitted under Section 8.10 and Permitted Real Estate Financing upon the sale of the assets so leased or pledged in a disposition permitted under Section 8.7 and (v) repay any intercompany ~~Funded~~Junior Debt owed to any Credit Party.
Section 1.13Negative Pledge. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Credit Party or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired~~, or~~ (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests, to make or repay loans or advances to a Borrower or any other Subsidiary~~,~~ or to guarantee the Funded Debt of the Borrowers or any other Subsidiary or (c) the ability of any Subsidiary to transfer any of its property or assets to any Borrower or any Subsidiary of such Borrower; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan

Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) ~~clause~~clauses (a) and (c) shall not apply to restrictions or conditions imposed by any agreement relating to secured Funded Debt or to any Sale-Leaseback Transaction permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Funded Debt and not the Collateral and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.

Article 9.

DEFAULT
Section 1.iEvents of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:
(1)Any representation or warranty made under this Agreement, any other Loan Document or any Bank Products Document with respect to a Lender Group Hedge Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made;
(2)Any payment of any principal hereunder, or any reimbursement obligations with respect to any Letter of Credit on the date such payment is due, or any payment of interest, fees or other amounts payable hereunder or under the other Loan Documents shall not be received by the Administrative Agent within three (3) Business Days the date such payment is due;
(3)Any Credit Party shall default in the performance or observance of any agreement or covenant contained in Sections 2.12, 6.1, ~~6.5, 6.6 (to the extent related to federal, state or other material taxes),~~ 6.7, 6.10, 6.12, 6.15, ~~6.19,~~ 6.20 or 6.23, or in Article 7 or Article 8 ~~or in any Security Document~~;
(4)Any Credit Party shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 9.1, and such default, if curable, shall not be cured to the Required Lenders’ satisfaction within the earlier of (i) a period of thirty (30) days from the date that such Credit Party knew or should have known of the occurrence of such default, or (ii) a period of thirty (30) days after written notice of such default is given to such Credit Party;
(5)There shall occur any default in the performance or observance of any agreement or covenant contained in any of the other Loan Documents (other than this Agreement or the Security Documents or as otherwise provided in this Section 9.1) which shall not be cured to the Required Lenders’ satisfaction within the applicable cure period, if any, provided for in such Loan Document;
(6)There shall occur any Change in Control;
(7)(i) There shall be entered a decree or order for relief in respect of any Credit Party or any Subsidiary of a Credit Party under the Bankruptcy Code, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of any Credit Party or any Subsidiary of a Credit Party or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of any Credit Party or any Subsidiary of a Credit Party, or (ii) an involuntary petition shall be filed against any Credit Party or any Subsidiary of a Credit Party and a temporary stay entered and (A) such petition and stay shall not be diligently contested, or (B) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;
(8)Any Credit Party or any Subsidiary of a Credit Party shall commence an Insolvency Proceeding or any Credit Party or any Subsidiary of a Credit Party shall consent to the institution of an Insolvency Proceeding or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of such Credit Party or any Subsidiary of a Credit Party or of any substantial part of its properties, or any Credit Party or any Subsidiary of a Credit Party shall fail generally to pay its debts as they become due;
(9)A final judgment shall be entered by any court against any Credit Party or any Subsidiary of any Credit Party for the payment of money which exceeds (net of the amount of any insurance coverage so long as the insurance provider has not denied coverage), together with all such other outstanding judgments (net of the amount of any insurance coverage so long as the insurance provider has not denied coverage) of the Credit Parties and their Subsidiaries, $~~5,000,000~~7,500,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of any Credit Party or any Subsidiary of a Credit Party pursuant to a final judgment which, together with all other such property of the Credit Parties and their Subsidiaries subject to other such process, exceeds in value $~~5,000,000~~7,500,000 in the aggregate, and if, within ~~thirty~~sixty (~~30~~60) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged; or any non-monetary judgment or order shall be rendered against any Borrower or any Subsidiary that could reasonably be expected to have a Materially Adverse Effect, and there shall be a period of ~~30~~60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
(10)(i) There shall be at any time any failure to meet all of the applicable minimum funding requirements of ERISA and the Code, with respect to any Plan maintained by any Credit Party which could reasonably be expected to result in a Materially Adverse Effect, or any ERISA Affiliate of a Credit Party, or to which any Credit Party or any of its ERISA Affiliates has any liabilities which could reasonably be expected to result in a Materially Adverse Effect, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any Plan; (ii) the PBGC shall institute proceedings to terminate any such Plan; or any Credit Party or any ERISA Affiliate of any Credit Party shall incur any liability to the PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of any Credit Party or any ERISA Affiliate of any Credit Party shall engage in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to any material tax or penalty on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code; (iii) there shall be at any time a Lien imposed against the assets of a Credit Party or ERISA Affiliate under Code Section 430 or 436, or ERISA Sections 302, 303 or 4068; (iv) any Credit Party or any ERISA Affiliate of any Credit Party shall enter into or become obligated to contribute to a Multiemployer Plan; or (v) there shall occur at any time an ERISA Event; provided in the case of clauses (i) through (iv) such occurrence or event could reasonably be expected result in an aggregate liability greater than $5,000,000 or otherwise have a Materially Adverse Effect;
(11)(i) There shall occur any default (after the expiration of any applicable cure period) under any indenture, agreement, or instrument evidencing Funded Debt or Hedge Agreement of any Credit Party or any Subsidiary of a Credit Party in an aggregate principal amount (with respect to any Funded Debt) or Net Mark to Market Exposure (with respect to any Hedge Agreement) exceeding $~~5,000,000~~7,500,000 (determined singly or in the aggregate with other Funded Debt and Hedge Agreements), the effect of which default is to cause, or to permit the holder or holders of such Funded Debt or Hedge Agreement to cause, with the giving of notice if required, such Funded Debt or Hedge Agreement to become due prior to its stated maturity, any applicable grace period having expired;
(12)All or any portion of any Loan Document or any Bank Products Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by any Credit Party, any Subsidiary of a Credit Party or any Affiliate thereof, or by any Governmental Authority having jurisdiction over any Credit Party, any Subsidiary of a Credit Party or any Affiliate thereof, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Credit Party, any Subsidiary of a Credit Party or any Affiliate thereof shall deny that it has any liability or obligation for the payment of any Obligation purported to be created under any Loan Document or any Bank Products Document, or any Lender Group Hedge Agreement shall be terminated as a result of a default or event of default thereunder by any Credit Party or revoked; or
(13)If a notice of termination for default or the actual termination for default of any Material Contract shall have been issued to or received by any Borrower or any Subsidiary of any Borrower if such termination could reasonably be expected to have a Materially Adverse Effect.
Section 1.14Remedies. If an Event of Default shall have occurred and shall be continuing, in addition to the rights and remedies set forth elsewhere in this Agreement, the other Loan Documents and any Bank Products Documents:
(14)With the exception of an Event of Default specified in Sections 9.1(g) or (h), the Administrative Agent may in its discretion (unless otherwise instructed by the Required Lenders) or shall at the direction of the Required Lenders, (i) terminate the Revolving Loan Commitments and the Letter of Credit Commitment, or (ii) declare the principal of and interest on the Loans and all other Obligations (other than any Obligations existing from time to time of any Credit Party to the Administrative Agent (or an Affiliate of the Administrative Agent) arising in connection with any Bank Products Documents) to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding, or both.
(15)Upon the occurrence and continuance of an Event of Default specified in Sections 9.1(g) or (h), such principal, interest, and other Obligations (other than any Obligations existing from time to time of any Credit Party to the Administrative Agent (or an Affiliate of the Administrative Agent) arising in connection with any Bank Products Documents) shall thereupon and concurrently therewith become due and payable, and the Revolving Loan Commitments and the Letter of Credit Commitment, shall forthwith terminate, all without any action by the Lender Group, or any of them and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(16)The Administrative Agent may in its discretion (unless otherwise instructed by the Required Lenders) or shall at the direction of the Required Lenders exercise all of the post-default rights granted to the Lender Group, or any of them, under the Loan Documents or under Applicable Law. The Administrative Agent, for the benefit of the Lender Group, shall have the right to the appointment of a receiver for the Property of the Credit Parties, and the Credit Parties hereby consent to such rights and such appointment and hereby waive any objection the Credit Parties may have thereto or the right to have a bond or other security posted by the Lender Group, or any of them, in connection therewith.
(17)In regard to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to the provisions of this Section 9.2 or, upon the request of the Administrative Agent, after the occurrence of an Event of Default and prior to acceleration, the Borrowers shall promptly upon demand by the Administrative Agent deposit in a Letter of Credit Reserve Account opened by the Administrative Agent for the benefit of the Lender Group an amount equal to one hundred and five percent (105%) of the aggregate then undrawn and unexpired amount of such Letter of Credit Obligations. Amounts held in such Letter of Credit Reserve Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations in the manner set forth in Section 2.11. Pending the application of such deposit to the payment of the Reimbursement Obligations, the Administrative Agent shall, to the extent reasonably practicable, invest such deposit in an interest bearing open account or similar available savings deposit account and all interest accrued thereon shall be held with such deposit as additional security for the Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, and all other Obligations shall have been paid in full, the balance, if any, in such Letter of Credit Reserve Account shall be returned to the Borrowers. Except as expressly provided herein, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.
(18)The rights and remedies of the Lender Group hereunder shall be cumulative, and not exclusive.
Article j.

THE ADMINISTRATIVE AGENT
Section 1.aAppointment and Authorization. Each member of the Lender Group hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in this Agreement and the other Loan Documents, its Revolving Loan Commitment and its Revolving Credit Exposure irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limiting the foregoing, each member of the Lender Group hereby authorizes the Administrative Agent to execute and deliver each Loan Document to which the Administrative Agent is, or is required to be, a party. Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.
Section 1.bInterest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 10.2, as the holder of all of the interests of such Lender in this Agreement and the other Loan Documents, its Revolving Credit Exposure and its Revolving Loan Commitment until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.
Section 1.cConsultation with Counsel. The Administrative Agent may consult with legal counsel selected by it and shall not be liable to any Lender or the Issuing Bank for any action taken or suffered by it in good faith in reliance on the advice of such counsel.
Section 1.dDocuments. The Administrative Agent shall not be under any duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any other Loan Document, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.
Section 1.eAdministrative Agent and Affiliates. With respect to the Revolving Loan Commitments and Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent and its Affiliates, as the case may be, may accept deposits from, lend money to, and generally engage in any kind of business with the Credit Parties or any Affiliates of, or Persons doing business with, the Credit Parties, as if it were not the Administrative Agent or affiliated with the Administrative Agent and without any obligation to account therefor. The Lenders and the Issuing Bank acknowledge that the Administrative Agent and its Affiliates have other lending and investment relationships with the Credit Parties and their Affiliates and in the future may enter into additional such relationships.
Section 1.fResponsibility of the Administrative Agent. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any other member of the Lender Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall be entitled to assume that no Default exists unless it has actual knowledge, or has been notified by the any Credit Party, of such fact, or has been notified by a Lender that such Lender considers that a Default exists, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall provide each Lender with copies of such documents received from any Credit Party as such Lender may reasonably request.
Section 1.gAction by Administrative Agent.
(49)The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances.
(50)The Administrative Agent shall not be liable to the Lenders and the Issuing Bank, or any of them, in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders (or all Lenders if expressly required by Section 11.12), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders and the Issuing Bank.
Section 1.hNotice of Default. In the event that any member of the Lender Group shall acquire actual knowledge, or shall have been notified in writing, of any Default, such member of the Lender Group shall promptly notify the other members of the Lender Group, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Required Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default after their receipt of the notice of any Default from a member of the Lender Group, or shall request inconsistent action with respect to such Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 9) as it deems in its discretion to be advisable for the protection of the Lender Group, except that, if the Required Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.
Section 1.iResponsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:
(1)To any Credit Party or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any member of the Lender Group of any of its obligations under this Agreement;
(2)To any Lender Group, or any of them, as a consequence of any failure or delay in performance by, or any breach by, any Credit Party or any other obligor of any of its obligations under this Agreement or any other Loan Document; or
(3)To any Lender Group, or any of them, for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, any other Loan Document, or any other document contemplated by this Agreement.
Section 1.jIndemnification. The Lenders agree to indemnify (to the extent not reimbursed by the Borrowers) and hold harmless the Administrative Agent and each of its Affiliates, employees, representatives, officers and directors (each an “Administrative Agent Indemnified Person”) pro rata in accordance with their Aggregate Commitment Ratios from and against any and all claims, liabilities, investigations, losses, damages, actions, demands, penalties, judgments, suits, investigations, costs, expenses (including fees and expenses of experts, agents, consultants and counsel) and disbursements, in each case, of any kind or nature (whether or not an Administrative Agent Indemnified Person is a party to any such action, suit or investigation) whatsoever which may be imposed on, incurred by, or asserted against an Administrative Agent Indemnified Person resulting from any breach or alleged breach by the Credit Parties of any representation or warranty made hereunder, or otherwise in any way relating to or arising out of the Revolving Loan Commitments, this Agreement, the other Loan Documents or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement (other than Bank Products Documents), the making, administration or enforcement of the Loan Documents and the Loans or any transaction contemplated hereby or any related matters unless, with respect to any of the above, such Administrative Agent Indemnified Person is determined by a final non-appealable judgment of a court of competent jurisdiction to have acted or failed to act with gross negligence or willful misconduct. This Section 10.10 is for the benefit of each Administrative Agent Indemnified Person and shall not in any way limit the obligations of the Credit Parties under Section 6.18. The provisions of this Section 10.10 shall survive the termination of this Agreement.
Section 1.kCredit Decision. Each member of the Lender Group represents and warrants to each other member of the Lender Group that:
(51)In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Credit Parties and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent or any of its Affiliates;
(52)So long as any portion of the Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Credit Parties; and
(53)Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of any of the Administrative Agent or any Affiliates of the Administrative Agent.
Section 1.lSuccessor Administrative Agent.
        (a)    Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Administrative Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent (with the consent of the Administrative Borrower if no Event of Default then exists). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a Person organized under the laws of the US, a State or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.
        (b)    In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrowers to comply with Section 2.19(a), then the Issuing Bank and the Swing Bank may, upon prior written notice to the Administrative Borrower and the Administrative Agent, resign as Issuing Bank or as Swing Bank, as the case may be, effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).
Section 1.mWithholding Tax
.
        (a)    To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
        (b)    Without duplication of any indemnity provided under Section 10.13(a), each Lender shall also indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.5(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 10.13(b).
Section 1.nAdministrative Agent May File Proofs of Claim. The Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel), the Lenders and the Issuing Bank allowed in any judicial proceedings relative to any Credit Party, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due to the Administrative Agent for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel, and any other amounts due the Administrative Agent under Section 11.2. Nothing contained in the Loan Agreement or the Loan Documents shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting this Agreement, any Notes, the Letters of Credit or the rights of any holder thereof, or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank in any such proceeding.
Section 1.oCollateral. The Administrative Agent is hereby authorized to hold all Collateral pledged pursuant to any Loan Document and to act on behalf of the Lender Group, in its own capacity and through other agents appointed by it, under the Security Documents; provided that the Administrative Agent shall not agree to the release of any Collateral except in accordance with the terms of this Agreement. The Lender Group acknowledges that the Loans, all Obligations with respect to Bank Products Documents and all interest, fees and expenses hereunder constitute one Funded Debt, secured by all of the Collateral. The Administrative Agent hereby appoints each Lender and the Issuing Bank as its agent (and each Lender and the Issuing Bank hereby accepts such appointment) for the purpose of perfecting the Administrative Agent’s Liens in assets which, in accordance with the UCC, can be perfected by possession. Should any Lender or the Issuing Bank obtain possession of any such Collateral, subject to the limitations set forth in the Control Account Agreements, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.
Section 1.pRelease of Collateral.
vii.Each Lender and the Issuing Bank hereby directs, in accordance with the terms of this Agreement, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Lender Group:
(1)against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of the Commitments; or
(2)against any part of the Collateral sold or disposed of by the Credit Parties if such sale or disposition is permitted by Section 8.7 or is otherwise consented to by the requisite Lenders for such release as set forth in Section 11.12, as certified to the Administrative Agent by the Administrative Borrower in a certificate of an Authorized Signatory.
(54)Each Lender and the Issuing Bank hereby directs the Administrative Agent to execute and deliver or file or authorize the filing of such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.16 promptly upon the effectiveness of any such release. Upon request by the Administrative Agent at any time, the Lenders and the Issuing Bank will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.16.

Article 11.

MISCELLANEOUS
Section 1.15Notices.
(1)All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when delivered to the telegraph office or sent out (with receipt confirmed) by telex or telecopy, (or to the extent specifically permitted under Section 11.1(c) only, when sent out by electronic means) addressed to the party to which such notice is directed at its address determined as in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:
(1)If to any Credit Party, to such Credit Party in care of the Administrative Borrower at:
Haverty Furniture Companies, Inc.
780 Johnson Ferry Road, Suite 800
Atlanta, Georgia 30340
Attention: ~~Dennis L. Fink~~Richard Hare
Telecopy No.: (404) 443-4198
Email: ~~dfink~~rhare@havertys.com
with a copy to:
Haverty Furniture Companies, Inc.
780 Johnson Ferry Road, Suite 800
Atlanta, Georgia 30340
Attention: ~~Jenny Parker~~Randy Davis
Telecopy No.: (404) 443-4198
Email: ~~jparker~~rdavis@havertys.com
Haverty Furniture Companies, Inc.
780 Johnson Ferry Road, Suite 800
Atlanta, Georgia 30340
Attention: Janet Taylor, Esq.
Telecopy No.: (404) 443-2902
Email: jtaylor@havertys.com
Jones Day
1420 Peachtree Street, NE, Suite 800
Atlanta, Georgia 30309
Attention: ~~Aldo L. LaFiandra~~Todd Roach, Esq.
Telecopy No.: (404) ~~581-8330~~581-8274
Email: ~~alafiandra~~troach@jonesday.com
(2)If to the Administrative Agent, to it at:

~~SunTrust~~Truist Bank
Mail Code GA-ATL-1981
3333 Peachtree Road, ~~4~~7th Floor-~~East~~South Tower
Atlanta, Georgia 30326
Attn: Asset Manager-Haverty Furniture Companies
Telecopy No.: 404-439-9717
Email: ~~angela.leake@SunTrust~~steve.metts@truist.com

with a copy to:

King & Spalding
1180 Peachtree Street, NW
Atlanta, Georgia 30309
Attention: Carolyn Z. Alford, Esq.
Telecopy No.: (404) 572-5100
Email: czalford@kslaw.com

(3)If to the Issuing Bank, to it at:
~~SunTrust Bank~~
~~25 Park Place, N.E. / Mail Code 3706 / 16th Floor~~
~~Atlanta, Georgia 30303~~
~~Attention: Standby Letter of Credit Dept.~~
~~Telecopy No.: (404) 588-8129~~
Letter of Credit and Trade Services
7701 Airport Center Drive, Suite 2600
Greensboro, NC 27409
Tel: 866-228-4685 Opt 1
Fax: 336-605-5830
SWIFT: BRBTUS33GBO
(4)If to any Lender, to it at the addresses set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender.
(2)Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days’ written notice of such change to the other parties.

(3)The Borrowers may make delivery of the items required by Sections 7.1, 7.2 and 7.3 via Electronic Transmission to the Lender Group.
Section 1.aExpenses. The Borrowers agree to promptly pay or promptly reimburse:
(4)All reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement, the other Loan Documents and the Bank Products Documents, the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent and its Affiliates;
(5)All reasonable, out-of-pocket costs and expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement, the other Loan Documents and the Bank Products Documents, and the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by the Lenders relating to this Agreement, the other Loan Documents or the Bank Products Documents, including, but not limited to, all reasonable, out-of-pocket costs and expenses of the Administrative Agent in connection with their periodic field audits, appraisals and examinations, a fee of $1,000 per day (as may be increased from time to time by the Administrative Agent), per auditor, plus reasonable, out-of-pocket costs and expenses for each field audit or examination of a Credit Party performed by personnel employed by the Administrative Agent, the reasonable fees and disbursements of counsel for the Administrative Agent;
(6)All reasonable out-of-pocket costs and expenses of the Administrative Agent, the Issuing Bank and any Lender in connection with any restructuring~~, refinancing,~~ or “work out” of the transactions contemplated by this Agreement, and of obtaining performance under this Agreement, the other Loan Documents and the Bank Products Documents, and all out-of-pocket costs and expenses of collection if default is made in the payment of the Obligations, which in each case shall include fees and out-of-pocket expenses of counsel for the Administrative Agent, the Issuing Bank and any Lender, and the fees and out-of-pocket expenses of any experts of the Administrative Agent, or consultants of the Administrative Agent;
(7)All taxes, assessments, general or special, and other charges levied on, or assessed, placed or made against any of the Collateral, any Notes or the Obligations; and
(8)All reasonable, out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder.
Section 1.16Waivers. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents and the Bank Products Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Lender Group, or any of them, or the Required Lenders in exercising any right shall operate as a waiver of such right. The Lender Group expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrowers are not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders or by the Required Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders’ intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Lenders are party, relating to the Borrowers.
Section 1.17Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, except to the extent limited by Applicable Law, at any time that an Event of Default exists, each member of the Lender Group and each subsequent holder of the Obligations is hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Funded Debt evidenced by certificates of deposit, in each case whether matured or unmatured, but not including any amounts held by any member of the Lender Group or any of its Affiliates in any escrow account) and any other Funded Debt at any time held or owing by any member of the Lender Group or any such holder to or for the credit or the account of any Credit Party, against and on account of the obligations and liabilities of the Credit Parties, to any member of the Lender Group or any such holder under this Agreement, any Notes, any other Loan Document and any Bank Products Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, any Notes, any other Loan Document or any Bank Products Document, irrespective of whether or not (a) the Lender Group shall have made any demand hereunder or (b) the Lender Group shall have declared the principal of and interest on the Loans and any Notes and other amounts due hereunder to be due and payable as permitted by Section 9.2 and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any member of the Lender Group or by any subsequent holder of the Obligations shall be subject to the application of payments provisions of Article 2.
Section 1.18Assignments; Participations.
(9)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of the Administrative Agent) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(10)Any Lender (and any Lender that is an Issuing Bank) may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and Revolving Credit Exposure and the Loans at the time owing to it and, if applicable, all or a portion of its portion of the Letter of Credit Commitment and excluding rights and obligations with respect to Bank Products Documents); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Loan Commitment and Revolving Credit Exposure or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Loan Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent), shall not be less than $4,000,000, unless each of the Administrative Agent and, so long as no Event of Default exists, the Administrative Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), and (ii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.5(c), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.8(b), 2.9, 6.18, 12.3 and 12.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.5(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with this Section.
(11)The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Loan Commitments and Revolving Credit Exposure of each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(12)Any Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and Revolving Credit Exposure); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers and the Lender Group shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.12(a)(i) that affects such Participant. Subject to Section 11.5(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.8(b) (provided that such Participant agrees to be subject to Section 2.8(b) as though it were a Lender), 2.9, 6.18, 6.19(c) and 12.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.5(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender (provided that such Participant agrees to be subject to Section 2.8(b) as though it were a Lender).
    Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register in the United States on which it enters the name and address of each

Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) except (i) to the Administrative Borrower and (ii) to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(13)A Participant shall not be entitled to receive any greater payment under Sections 2.8(b), 2.9, 6.18, 6.19(c) and Section 12.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Administrative Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.8(b) unless the Administrative Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.8(b) as though it were a Lender.
(14)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is a Fund, any pledge or assignment of all or any portion of such Lender’s rights under this Agreement to any holders of obligations owed, or securities issued, by such Lender as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 1.jCounterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.
Section 1.kUnder Seal; Governing Law. This Agreement and the other Loan Documents are intended to take effect as sealed instruments and shall be construed in accordance with and governed by the laws of the State of Georgia, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Loan Documents.
Section 1.lSeverability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 1.mHeadings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

Section 1.nSource of Funds. Notwithstanding the use by the Lenders of the Base Rate and the ~~Eurodollar Rate~~Adjusted Term SOFR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates tied to such reference rates.
Section 1.oEntire Agreement. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO. Each Credit Party represents and warrants to the Lender Group that it has read the provisions of this Section 11.11 and discussed the provisions of this Section 11.11 and the rest of this Agreement and the other Loan Documents with counsel for such Credit Party, and such Credit Party acknowledges and agrees that the Lender Group is expressly relying upon such representations and warranties of such Credit Party (as well as the other representations and warranties of such Credit Party set forth in this Agreement and the other Loan Documents) in entering into this Agreement. For the avoidance of doubt, any indemnification provisions in any engagement letter or fee letter executed by the Administrative Borrower with any Lender or any of its Affiliates prior to the Agreement Date shall be superseded hereby with respect to any claims, losses or damages arising from and after the date hereof.
Section 1.pAmendments and Waivers.
(15)Neither this Agreement, any other Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Required Lenders, or in the case of Loan Documents executed by the Administrative Agent (and not the other members of the Lender Group), signed by the Administrative Agent and approved by the Required Lenders and, in the case of an amendment, also by the Borrowers, except that: (i) the consent of each of the Lenders and, in the case of an amendment, the Borrowers, shall be required for (A) any sale or release of, or the subordination of the Administrative Agent’s security interest in, any material portion of the Collateral except in conjunction with sales, transfers or other dispositions of Collateral permitted hereunder, (B) except in conjunction with transactions permitted hereunder, any release of any guarantor of the Obligations, (C) any extensions, postponements or delays of the Maturity Date or the scheduled date of payment of interest or principal or fees, or any reduction of principal (without a corresponding payment with respect thereto), or reduction in the rate of interest or fees due to the Lenders hereunder or under any other Loan Documents, (D) any amendment of this Section 11.12, the definition of “Eligible Assignee” or the definition of “Required Lenders” or any other provision of the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; (E) any amendment increasing the Revolving Loan Commitments (it being understood and agreed that a waiver of any Default or Event of Default or modification of any of the defined terms contained herein (other than those defined terms specifically addressed in this Section 11.12) shall not constitute a change in the terms of the Commitments of any Lender); (F) any amendment increasing the amounts or percentages set forth in the definition of “Borrowing Base” and the defined terms used therein; (G) any amendment to the definition of “Availability” and the defined terms used therein; and (H) any amendment to Section 2.11; (ii) the consent of the Administrative Agent, the Required Lenders and the Borrowers shall be required for any amendment to Section 2.1(e) or Article 10; (iii) the consent of the Issuing Bank, the Required Lenders and the Borrowers shall be required for any amendment to Section 2.1(b) or 2.15 or the definition of “Letter of Credit Commitment”; (iv) the consent of the Guarantors and the Required Lenders shall be required for any amendment to Article 3; (v) the consent of the Swing Bank, the

Required Lenders and the Borrowers shall be required for any amendment to Section 2.1(c) or Section 2.2(g); (vi) the consent of the Administrative Agent only shall be required to amend Schedule I to reflect assignments of the Revolving Loan Commitments and Loans in accordance with this Agreement. In addition to the required consents set forth above, if ~~SunTrust~~Truist Bank or any Affiliate thereof has entered into a Lender Group Hedge Agreement with any Credit Party and ~~SunTrust~~Truist Bank is no longer the Administrative Agent or a Lender, the consent of ~~SunTrust~~Truist Bank or such Affiliate shall be required for any amendment to Section 2.11 or the sale or release of, or the subordination of the Administrative Agent’s security interest in, all or substantially all of the Collateral except in conjunction with sales or transfers of Collateral permitted hereunder. Any amendment, modification, waiver, consent, termination or release of any Bank Products Documents may be effected by the parties thereto without the consent of the Lender Group. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Defaulting Lender may not be increased or extended, and amounts payable to such Defaulting Lender hereunder may not be permanently reduced, without the consent of such Defaulting Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Defaulting Lender). Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 6.18, 11.2, 12.2, 12.3 and 12.5), and such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
(16)Each Lender grants to the Administrative Agent the right to purchase all (but not less than all) of such Lender’s Revolving Loan Commitment, its Revolving Credit Exposure and any Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees and letter of credit fees owing to such Lender, which right may be exercised by the Administrative Agent if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all of the Lenders and to which the Required Lenders, the Administrative Agent and the Borrowers have agreed. Each Lender agrees that if the Administrative Agent exercises its option hereunder, it shall promptly execute and deliver an Assignment and Acceptance and other agreements and documentation necessary to effectuate such assignment. The Administrative Agent may assign its purchase rights hereunder to any assignee if such assignment complies with the requirements of Section 11.5(b).
(17)If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Administrative Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.
Section 1.19Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of any member of the Lender Group to enter into or maintain business relationships with the Borrowers, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.
Section 1.20Pronouns. The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

Section 1.21Disclosure. The Credit Parties agree that the Administrative Agent, and the Administrative Agent agrees that the Credit Parties, shall each have the right, with the consent of the other (such consent not to be unreasonably withheld), to issue press releases regarding the making of the Loans and the issuance of the Revolving Loan Commitments to the Borrowers pursuant to the terms of this Agreement.
Section 1.22Replacement of Lender. In the event that a Replacement Event occurs and is continuing with respect to any Lender, the Administrative Borrower may designate another financial institution (such financial institution being herein called a “Replacement Lender”) reasonably acceptable to the Administrative Agent, and which is not a Borrower or an Affiliate of any Borrower, to assume such Lender’s Revolving Loan Commitment hereunder, to purchase the Loans and participations of such Lender and such Lender’s rights hereunder and (if such Lender is the Issuing Bank) to issue Letters of Credit in substitution for all outstanding Letters of Credit issued by such Lender, without recourse to or representation or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees and letter of credit fees owing to such Lender plus amounts necessary to cash collateralize any Letters of Credit issued by such Lender, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation satisfactory to the Administrative Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder and such Lender shall no longer be a party hereto or have any rights hereunder, provided that the obligations of the Borrowers to indemnify such Lender with respect to any event occurring or obligations arising before such replacement shall survive such replacement. “Replacement Event” shall mean, with respect to any Lender, (a) that such Lender has become a Defaulting Lender, (b) the making of any claim by any Lender under Section 2.8(b), 12.3 or 12.5, unless the changing of the lending office by such Lender would obviate the need of such Lender to make future claims under such Sections or (c) the refusal of such Lender to consent to an amendment or wavier otherwise approved by the Required Lenders.
Section 1.23Confidentiality. No member of the Lender Group shall disclose any non-public confidential information regarding the Credit Parties (“Confidential Information”) to any other Person without the consent of the Administrative Borrower, other than (i) to such member of the Lender Group’s Affiliates and their officers, directors, employees, agents and advisors, to other members of the Lender Group and, as contemplated by Section 11.5, to actual or prospective assignees and participants, and then only on a confidential basis, (ii) as required by any law, rule or regulation or judicial process, (iii) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Credit Parties received by it from such member of the Lender Group, (iv) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking and (v) in connection with the exercise of any remedy hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder.
Section 1.24Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or any Guarantor, or the transfer to the Lender Group of any property, should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group, or any of them, is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group, or any of them, is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys fees of the Lender Group related thereto, the liability of the Borrowers or such Guarantor, as applicable, automatically shall be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made.
Section 1.25Electronic Transmissions.
        (a)     Authorization. Subject to the provisions of this Section 11.19(a), each of the Administrative Agent, the Borrowers, the Lenders, the Issuing Bank and each of their Affiliates is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each of the Borrowers and the other Credit Parties hereby acknowledges and agrees, and each of the Borrowers and the other Credit Parties shall cause each of their Subsidiaries to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
(18)Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to the terms and conditions of this Agreement, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by Credit Parties or the members of the Lender Group in connection with the use of such E-System.
(19)Limitation of Liability. All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of Administrative Agent or any of its Affiliates warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Administrative Agent or any of its Affiliates in connection with any E-Systems or Electronic Communication, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of the Borrowers and the other Credit Parties agrees that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.
Section 1.bMitigation of Losses; Sunset Provisions.
(20)Designation of a Different Lending Office. If any Lender request compensation under Section 12.5, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 12.3, or if any Lender gives notice pursuant to Section 12.2, then such Lender shall (after having provided the applicable Borrower with prior written notice thereof) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 12.3 or 12.5, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 12.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(21)Sunset Provisions. Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to Sections 12.5, such Lender or Issuing Bank shall notify the Administrative Borrower and the Administrative Agent thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Administrative Borrower and the Administrative Agent of the change giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the change giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 1.26Reaffirmation of Liens and Perfection of Security Interest. Each of the Credit Parties hereby acknowledges and reaffirms that, as of the Agreement Date, the Liens granted pursuant to the Security Documents to the Administrative Agent, for the benefit of the Lender Group, are in full force and effect and shall continue in full force and effect during the term of this Agreement and any renewals or extensions hereof and shall continue to secure the Obligations, and that such Liens are properly perfected and are enforceable in accordance with the terms of this Agreement and the other Loan Documents.
Article 12.

YIELD PROTECTION
a.~~Eurodollar Base Rate Determination. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Advance for any Eurodollar Advance Period, the Administrative Agent determines that deposits in Dollars (in the applicable amount) are not being offered to leading banks in the London interbank market for such Eurodollar Advance Period, the Administrative Agent shall forthwith give notice thereof to the Administrative Borrower and the Lenders, whereupon until the Administrative Agent notifies the Administrative Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make Eurodollar Advances shall be suspended.~~Inability to Determine Interest Rates; Benchmark Replacement Setting.
(a)    Inability to Determine SOFR. Subject to paragraphs (b) through (f) below, if, prior to the commencement of any Interest Period for any SOFR Advance:
(i)    the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or
(ii)    the Administrative Agent shall have received notice from the Required Lenders that Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their SOFR Advances for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Administrative Borrower and to the Lenders as soon as practicable thereafter. Upon notice thereof by the Administrative Agent to the Administrative Borrower, any obligation of the Lenders to make SOFR Advances, and any right of the Borrowers to continue SOFR Advances or to convert Base Rate Advances to SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances (to the extent of the affected SOFR Advances or affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a Base Rate Advance in the amount specified therein and (ii) any outstanding affected SOFR Advances will be deemed to have been converted into Base Rate Advances at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.9. Subject to paragraphs (b) through (f) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Advances shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
(b)    Benchmark Replacement.
(i)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Atlanta, Georgia time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(ii)    No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 12.1.
(c)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Administrative Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 12.1(e) or (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 12.1, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 12.1.
(e)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will be not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Benchmark Unavailability Period. Upon the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a SOFR Advance or a conversion to or continuation of a SOFR Advance to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Base Rate Advance. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
b.Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain, or fund its ~~Eurodollar~~SOFR Advances or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Administrative Borrower. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2, (x) the obligation of such Lender to make SOFR Advances, or to continue or convert outstanding Loans as or into SOFR Advances, shall be suspended and (y) the Borrowers shall repay in full the then outstanding principal amount of each affected ~~Eurodollar~~SOFR Advance of such Lender, together with accrued interest thereon, either (i) on the last day of the then current ~~Eurodollar Advance~~Interest Period applicable to such ~~Eurodollar~~SOFR Advance if such Lender may lawfully continue to maintain and fund such ~~Eurodollar~~SOFR Advance to such day or (ii) immediately if such Lender may not lawfully continue to fund and maintain such ~~Eurodollar~~SOFR Advance to such day. Concurrently with repaying each affected ~~Eurodollar~~SOFR Advance of such Lender, notwithstanding anything contained in Article 2, the Borrowers shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Revolving Loans held by such Lender shall equal the outstanding principal amount of such Revolving Loans immediately prior to such repayment.
c.Increased Costs.
(1)If any Change in Law after the Agreement Date shall:
(5)Subject any Lender to any tax, duty, or other charge with respect to its ~~Eurodollar~~SOFR Advances or its obligation to make ~~Eurodollar~~SOFR Advances, or change the basis of taxation of payments to any Lender of the principal of or interest on its ~~Eurodollar~~SOFR Advances or in respect of any other amounts due under this Agreement in respect of its ~~Eurodollar~~SOFR Advances or its obligation to make ~~Eurodollar~~SOFR Advances (except for changes in the rate of tax on the overall net income of such Lender);
(6)Impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System~~, but excluding any included in an applicable Eurodollar Reserve Percentage~~), special deposit, assessment, or other requirement or condition against assets of, deposits (other than as described in Section 12.5) with or for the account of, or commitments or credit extended by any Lender, or impose on any Lender ~~or the eurodollar interbank borrowing market~~ any other condition affecting its ~~Eurodollar~~SOFR Advances or its obligation to make such ~~Eurodollar~~SOFR Advances, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such ~~Eurodollar~~SOFR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under any Revolving Loan Notes with respect thereto, and such increase is not given effect in the determination of the ~~Eurodollar~~SOFR Rate;
(7)Subject the Issuing Bank or any Lender to any tax, duty or other charge with respect to the obligation to issue Letters of Credit, maintain Letters of Credit or participate in Letters of Credit, or change the basis of taxation of payments to the Issuing Bank or any Lender in respect of amounts drawn under Letters of Credit or in respect of any other amounts due under this Agreement in respect of Letters of Credit or the obligation of the Issuing Bank to issue Letters of Credit or maintain Letters of Credit or the obligation of the Lenders to participate in Letters of Credit (except for changes in the rate of tax on the overall net income of the Issuing Bank or such Lender); or
(8)Impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, assessment, or other requirement or condition against assets of, deposits (other than as described in Section 12.5) with or for the account of, or commitments or credit extended by the Issuing Bank, or impose on the Issuing Bank or any Lender any other condition affecting the obligation to issue Letters of Credit, maintain Letters of Credit or participate in Letters of Credit, and the result of any of the foregoing is to increase the cost to the Issuing Bank or such Lender of issuing, maintaining or participating in any such Letters of Credit or to reduce the amount of any sum received or receivable by the Issuing Bank or such Lender under this Agreement with respect thereto;
then promptly upon demand by such Lender or the Issuing Bank, the Borrowers agree to pay, without duplication of amounts due under Section 2.8(b), to such Lender or the Issuing Bank such additional amount or amounts as will compensate such Lender or the Issuing Bank for such increased costs. Each Lender or the Issuing Bank will promptly notify the Administrative Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender or the Issuing Bank to compensation pursuant to this Section 12.3 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender or the Issuing Bank, be otherwise disadvantageous to such Lender or the Issuing Bank.
(2)A certificate of any Lender or the Issuing Bank claiming compensation under this Section 12.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender or the Issuing Bank may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section, the Borrowers may at any time, upon at least five (5) Business Days’ prior notice to such Lender, prepay in full the then outstanding affected ~~Eurodollar~~SOFR Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9. Concurrently with prepaying such ~~Eurodollar~~SOFR Advances, the Borrowers shall borrow a Base Rate Advance, or a ~~Eurodollar~~SOFR Advance not so affected, from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Revolving Loans held by such Lender shall equal the outstanding principal amount of such Revolving Loans immediately prior to such prepayment.
Section 1.27Effect On Other Advances. If notice has been given pursuant to Sections 12.1, 12.2 or 12.3 suspending the obligation of any Lender to make any, or requiring ~~Eurodollar~~SOFR Advances of any Lender to be repaid or prepaid, then, unless and until such Lender (or, in the case of Section 12.1, the Administrative Agent) notifies the Administrative Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as to the ~~Eurodollar~~SOFR Advances affected shall, at the option of the Administrative Borrower, be made instead as Base Rate Advances.
Section 1.28Capital Adequacy. If, after the Agreement Date, any Lender or Issuing Bank (or any Affiliate of the foregoing) shall have reasonably determined that the adoption of any Applicable Law, governmental rule, regulation or order regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or Issuing Bank (or any Affiliate of the foregoing) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency (but only if such adoption, change, request or directive occurs after the Agreement Date), has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s (or any Affiliate of the foregoing) capital as a consequence of such Lender’s or Issuing Bank’s Revolving Loan Commitment or obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or Issuing Bank’s (or any Affiliate of the foregoing) policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender’s or Issuing Bank’s (or any Affiliate of the foregoing) capital was fully utilized prior to such adoption, change or compliance), then, promptly upon demand by such Lender or Issuing Bank, the Borrowers shall immediately pay to such Lender or Issuing Bank such additional amounts as shall be sufficient to compensate such Lender or Issuing Bank for any such reduction actually suffered; provided that there shall be no duplication of amounts paid to a Lender pursuant to this sentence and Section 12.3. A certificate of such Lender or Issuing Bank setting forth the amount to be paid to such Lender or Issuing Bank by the Borrowers as a result of any event referred to in this Section shall, absent manifest error, be conclusive.
Article 13.

JURISDICTION, VENUE AND WAIVER OF JURY TRIAL
Section 1.cJurisdiction and Service of Process. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY ANY MEMBER OF THE LENDER GROUP WITH RESPECT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY BANK PRODUCTS DOCUMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF GEORGIA AND HEREBY IRREVOCABLY DESIGNATES AND APPOINTS, AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS IN THE STATE OF GEORGIA, THE ADMINISTRATIVE BORROWER, OR SUCH OTHER PERSON AS SUCH CREDIT PARTY SHALL DESIGNATE HEREAFTER BY WRITTEN NOTICE GIVEN TO THE ADMINISTRATIVE AGENT. THE CONSENT TO JURISDICTION HEREIN SHALL NOT BE EXCLUSIVE. THE LENDER GROUP SHALL FOR ALL PURPOSES AUTOMATICALLY, AND WITHOUT ANY ACT ON THEIR PART, BE ENTITLED TO TREAT SUCH DESIGNEE OF EACH CREDIT PARTY AS THE AUTHORIZED AGENT TO RECEIVE FOR AND ON BEHALF OF SUCH CREDIT PARTY SERVICE OF WRITS, OR SUMMONS OR OTHER LEGAL PROCESS IN THE STATE OF GEORGIA, WHICH SERVICE SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON SUCH CREDIT PARTY SERVED WHEN DELIVERED, WHETHER OR NOT SUCH AGENT GIVES NOTICE TO SUCH CREDIT PARTY; AND DELIVERY OF SUCH SERVICE TO ITS AUTHORIZED AGENT SHALL BE DEEMED TO BE MADE WHEN PERSONALLY DELIVERED OR THREE (3) BUSINESS DAYS AFTER MAILING BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH AUTHORIZED AGENT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING. IN THE EVENT THAT, FOR ANY REASON, SUCH AGENT OR ITS SUCCESSORS SHALL NO LONGER SERVE AS AGENT OF EACH CREDIT PARTY TO RECEIVE SERVICE OF PROCESS IN THE STATE OF GEORGIA, EACH CREDIT PARTY SHALL SERVE AND ADVISE THE ADMINISTRATIVE AGENT THEREOF SO THAT AT ALL TIMES EACH CREDIT PARTY WILL MAINTAIN AN AGENT TO RECEIVE SERVICE OF PROCESS IN THE STATE OF GEORGIA ON BEHALF OF SUCH CREDIT PARTY WITH RESPECT TO THIS AGREEMENT, ALL OTHER LOAN DOCUMENTS AND THE BANK PRODUCTS DOCUMENTS. IN THE EVENT THAT, FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.
Section 1.dConsent to Venue. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY BANK PRODUCTS DOCUMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES SITTING IN FULTON COUNTY, GEORGIA, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 1.eWaiver of Jury Trial. EACH CREDIT PARTY AND EACH MEMBER OF THE LENDER GROUP TO THE EXTENT PERMITTED BY APPLICABLE LAW WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH ANY CREDIT PARTY, ANY MEMBER OF THE LENDER GROUP OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE BANK PRODUCTS DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS ARTICLE 13.
Section 1.fThe Administrative Borrower. Each Borrower hereby irrevocably appoints Haverty Furniture Companies, Inc. as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”). Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide the Administrative Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.
Section 1.gAll Obligations to Constitute Joint and Several Obligations.
(1)All Obligations shall constitute joint and several obligations of the Borrowers and shall be secured by the Administrative Agent’s Lien upon all of the Collateral, and by all other Liens heretofore, now or at any time hereafter granted by each Borrower to the Administrative Agent, for the benefit of the Lender Group, to the extent provided in the Loan Documents or Bank Product Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrower and that any financial accommodations by the Administrative Agent, and the other members of the Lender Group to any other Borrower hereunder and under the other Loan Documents and the Bank Product Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any Request for Advance, Notice of Conversion/Continuation, Request for Issuance of Letter of Credit or other notice or request given by any Borrower (including the Administrative Borrower) to the Administrative Agent shall bind all Borrowers, and that any notice given by the Administrative Agent or any other member of the Lender Group to any Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any of the Loans or other extensions of credit or have had Letters of Credit issued hereunder or the amount of such Loans received, Letters of Credit issued or the manner in which the Administrative Agent or any other member of the Lender Group accounts among the Borrowers for such Loans, Letters of Credit or other extensions of credit on its books and records, and further acknowledges and agrees that Loans and other extensions of credit to any Borrower inure to the mutual benefit of all of the Borrowers and that the Administrative Agent and the other members of the Lender Group are relying on the joint and several liability of the Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower shall be entitled to subrogation and contribution rights from and against the other Borrower to the extent any

Borrower is required to pay to any member of the Lender Group any amount in excess of the Loans advanced directly to, or other Obligations incurred directly by, such Borrower or as otherwise available under Applicable Law; provided that such subrogation and contribution rights are and shall be subject to the terms and conditions of this Section 13.5.
(2)In the event any Credit Party (a “Funding Credit Party”) shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, such Funding Credit Party shall have the right to seek contribution payments from each other Credit Party (each, a “Contributing Credit Party”) to the extent permitted by Applicable Law. Nothing in this Section 13.5(b) shall affect any Credit Party’s joint and several liability to the Lender Group for the entire amount of its Obligations. Each Credit Party covenants and agrees that (i) its right to receive any contribution hereunder from a Contributing Credit Party shall be subordinate and junior in right of payment to all obligations of the Credit Parties to the Lender Group hereunder and (ii) it shall not exercise any such contribution rights unless and until the Obligations shall have been paid in full in cash (or, with respect to Letters of Credit, cash collateralized or supported by a letter of credit) and the Revolving Loan Commitments terminated.
(3)Nothing in this Section 13.5 shall affect any Borrower’s joint and several liability to the Lender Group for the entire amount of its Obligations. Each Credit Party covenants and agrees that its right to receive any contribution hereunder from a Contributing Credit Party shall be subordinate and junior in right of payment to all Obligations of the Borrowers to the Lender Group hereunder. No Credit Party will exercise any rights that it may acquire by way of subrogation hereunder or under any other Loan Document or any Bank Product Document or at law by any payment made hereunder or otherwise, nor shall any Credit Party seek or be entitled to seek any contribution or reimbursement from any other Credit Party in respect of payments made by such Credit Party hereunder or under any other Loan Document or under any Bank Product Document, until all amounts owing to the Lender Group on account of the Obligations are paid in full in cash (or, with respect to Letters of Credit, are either cash collateralized or supported by a letter of credit) and the Revolving Loan Commitments are terminated. If any amounts shall be paid to any Credit Party on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Credit Party in trust for the Lender Group segregated from other funds of such Credit Party, and shall, forthwith upon receipt by such Credit Party, be turned over to the Administrative Agent in the exact form received by such Credit Party (duly endorsed by such Credit Party to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

SCHEDULE I
COMMITMENTS

Lender	Revolving Loan Commitment	Revolving Commitment Ratio
Truist Bank	$80,000,000	100%
Total	$80,000,000	100%